U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 1-A

REGULATION A OFFERING CIRCULAR UNDER THE SECURITIES ACT OF 1933

Evolution Development Group, Inc.

(Exact name of issuer as specified in its charter)

Florida

(State of other jurisdiction of incorporation or organization)

10949 Esteban Drive

Ft. Myers, FL 33912

239-313-3693

(Address, including zip code, and telephone number,

including area code of issuer’s principal executive office)

Kendall A. Almerico

Almerico Law – Kendall A. Almerico, P.A.

1440 G Street NW

Washington DC 20005

(202) 370-1333

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

8742	61-1904200
(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

This Preliminary Offering Circular shall only be qualified upon order of the Commission, unless a subsequent amendment is filed indicating the intention to become qualified by operation of the terms of Regulation A.

This Preliminary Offering Circular is following the offering circular format described in Part II of Form 1-A.

PART II – PRELIMINARY OFFERING CIRCULAR - FORM 1-A: TIER 2

Dated: May 27, 2020

PURSUANT TO REGULATION A OF THE SECURITIES ACT OF 1933

Evolution Development Group, Inc. (A Florida Corporation)

10949 Esteban Drive

Ft. Myers, FL 33912

239-313-3693

www.evolutiondg.com

3,200,000 Shares of Non-Voting Class B Common Stock at $0.75 per Share

Minimum Investment: 200 Shares of Non-Voting Class B Common Stock ($150.00)

Maximum Offering: $2,400,000.00

See The Offering – Pages 14 and Securities Being Offered – Pages 70 For Further Details

None of the Securities Offered Are Being Sold By Present Security Holders.

This Offering Will Commence Upon Qualification of this Offering by the Securities and Exchange Commission and Will Terminate 360 days from the date of qualification by the Securities And Exchange Commission,

Unless Extended For Up To Another 180 days or Terminated Earlier By The Issuer.

The Shares of Class B Common Stock Offered Herein Do Not Have Voting Rights. See Page 71 below for further details.

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE FINAL OFFERING CIRCULAR OR THE OFFERING STATEMENT IN WHICH SUCH FINAL OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

PLEASE REVIEW ALL RISK FACTORS ON PAGES PAGE 17 THROUGH PAGE 40 BEFORE MAKING AN INVESTMENT IN THIS COMPANY. AN INVESTMENT IN THIS

COMPANY SHOULD ONLY BE MADE IF YOU ARE CAPABLE OF EVALUATING THE RISKS AND MERITS OF THIS INVESTMENT AND IF YOU HAVE SUFFICIENT RESOURCES TO BEAR THE ENTIRE LOSS OF YOUR INVESTMENT, SHOULD THAT OCCUR.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED HEREUNDER ARE EXEMPT FROM REGISTRATION.

Because these securities are being offered on a “best efforts” basis, the following disclosures are hereby made:

For sales of securities through Dalmore Group, LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Unit	$0.75	$0.0375	$0.7125	None
Minimum Investment	$150.00	$7.50	$142.50	None
Maximum Offering	$2,400,000.00	$120,000.00	$2,280,000.00	None

For sales of securities originated by StartEngine Primary LLC:

	Price to Public	Commissions (1)	Proceeds to Company (2)	Proceeds to Other Persons (3)
Per Unit	$0.75	$0.0525	$0.6975	None
Minimum Investment	$150.00	$10.50	$139.50	None
Maximum Offering	$2,400,000.00	$168,000.00	$2,232,000.00	None

(1) The Company shall pay Dalmore Group, LLC (“Dalmore”) a cash success fee equivalent to 5% of the gross proceeds raised in the Offering. In addition to the fees above, the Company shall grant to Dalmore (or their designees and assignees) cashless warrants equivalent to 3% of the gross proceeds raised in the Offering, at 105% of the offering price. Fees in the charts above only reflect the cash fees and do not reflect the warrants, which are also not represented in the table of beneficial ownership herein. The warrants may be exercised by Dalmore or their assigns for 105% of the offering price and will, when exercised, provide Dalmore or their assigns with Class B Units. A prior broker-dealer was paid a $15,000 due diligence fee by the Company.

It is anticipated that an additional broker-dealer, StartEngine Primary LLC (“StartEngine”) will entered into a commission sharing agreement with Dalmore and will act as a part of a selling group for this Offering. For sales of securities to investors originated by StartEngine, in lieu of the fee structure set out in the paragraph above, the Company shall pay a cash success fee equivalent to 7% of the gross proceeds raised in the Offering, with 5% of the gross proceeds from said investors being paid to StartEngine, and 2% of the gross proceeds from said investors being paid to the managing broker-dealer, Dalmore. In lieu of the warrant structure set out in the paragraph above, for sales of securities to investors originated by StartEngine, the Company shall grant cashless warrants equivalent to 5% of the gross proceeds raised in the Offering, at 105% of the offering price, with 3% of the warrants from said investors being paid to StartEngine, and 2% of the warrants from said investors being paid to the managing broker-dealer, Dalmore. The warrants granted to StartEngine may be exercised by StartEngine or their assigns for 105% of the offering price and will, when exercised, provide StartEngine or their assigns with Class B Units.

Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees. Dalmore is not an underwriter and will not be paid underwriting fees, but will be paid service fees. See “Plan of Distribution.”

(2)  Does not reflect payment of expenses of this Offering, which are estimated to not exceed $200,000.00 and which include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Units, but which do not include service fees paid to Dalmore or any type of commissions to be paid to any broker-dealer. If the Company engages the services of additional broker-dealers in connection with the Offering, their commissions will be an additional expense of the Offering. See the “Plan of Distribution” for details regarding the compensation payable in connection with this Offering. This amount represents the proceeds of the Offering to the Company, which will be used as set out in “Use of Proceeds.”

(3)  There are no finder’s fees or other fees being paid to third parties from the proceeds, other than those disclosed above. See "Plan of Distribution."

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

This offering consists of Shares of Class B Common Stock (the “Shares” or individually, each a “Share”) that are being offered on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. The term “Offering” refers to the offer of Shares pursuant to this Offering Circular. The Shares are being offered and sold by Evolution Development Group, Inc., a Florida Corporation (“EVO”, “we”, “our” or the “Company”). There are 3,200,000 Shares being offered at a price of $0.75 per Share with a minimum purchase of Two Hundred (200) Shares per investor. The Shares are being offered on a best efforts basis to an unlimited number of accredited investors and an unlimited number of non-accredited investors only by the Company and through Dalmore Group, LLC (“Dalmore”), a broker/dealer registered with the Securities and Exchange Commission (the “SEC”) and members of the Financial Industry Regulatory Authority (“FINRA”). The maximum aggregate amount of the Shares offered is $2,400,000.00 (the “Maximum Offering”). There is no minimum number of Shares that needs to be sold in order for funds to be released to the Company and for this Offering to hold its first closing.

EVO Inc. ("EVO" or the "Company") was formed on October 4, 2018 when the Company filed Articles of Incorporation with the state of Florida and Amended and Restated Articles of Incorporation were filed on December 16, 2019 with the state of Florida (Exhibit 1A-2A). On October 4, 2018, the Company’s Bylaws were signed. (Exhibit 1A-2B). The Company was formed as a Florida Corporation for the general purpose of transacting any or all lawful business for which a corporation may be formed in the State of Florida.

The Shares are being offered pursuant to Regulation A of Section 3(b) of the Securities Act of 1933, as amended, for Tier 2 offerings. The Shares will only be issued to purchasers who satisfy the requirements set forth in Regulation A. This Offering will commence after qualification by the Commission and is expected to expire on the first of: (i) all of the Shares offered are sold; or (ii) the close of business 360 days from the date of qualification by the Commission, unless sooner terminated or extended by the Company’s CEO for up to another 180 days, or (iii) the date upon which a determination is made by the Company to terminate the Offering in the Company’s sole and absolute discretion. Pending each closing, payments for the Shares will be deposited in a bank account to be held for the Company. Funds will be promptly refunded without interest, for sales that are not consummated. All funds received shall be held only in a non-interest-bearing bank account. Upon closing under the terms as set out in this Offering Circular, funds will be immediately transferred to the Company where they will be available for use in the operations of the Company’s business in a manner consistent with the “Use Of Proceeds” in this Offering Circular.

The Company’s website and marketing materials are not incorporated into this Offering Circular. The photographs, drawings and graphics on the website and in any marketing materials are for illustrative purposes only.

THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

_____________________________________

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

_____________________________________

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND CONSULT YOUR OWN COUNSEL, ACCOUNTANT AND OTHER PROFESSIONAL ADVISORS AS TO LEGAL, TAX AND OTHER RELATED MATTERS CONCERNING THIS INVESTMENT.

_____________________________________

THERE IS NO PUBLIC MARKET FOR THE CLASS B COMMON STOCK OR ANY OTHER SECURITIES OF THIS COMPANY, NOR WILL ANY SUCH MARKET DEVELOP AS A RESULT OF THIS OFFERING. A LEGALLY COMPLIANT TRADING MARKET FOR THE SHARES MAY NEVER BE DEVELOPED. TRADING OF CLASS B SHARES WILL NOT BE PERMITTED UNLESS AND SHAREHOLDERS ARE NOTIFIED OTHERWISE BY THE COMPANY, WHICH MAY REQUIRE SHAREHOLDERS TO HOLD THEIR SHARES INDEFINITELY. AN INVESTMENT IN THIS OFFERING IS HIGHLY SPECULATIVE, AND YOU SHOULD ONLY INVEST IF YOU ARE PREPARED TO LOSE YOUR ENTIRE INVESTMENT.

_____________________________________

THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO THE COMPANY’S RIGHT TO REJECT ANY TENDERED SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS ABSOLUTE DISCRETION, AT ANY TIME PRIOR TO THE ISSUANCE OF THE SHARES. THE COMPANY MAY REJECT ANY OFFER IN WHOLE OR IN PART AND NEED NOT ACCEPT OFFERS IN THE ORDER RECEIVED.

_____________________________________

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT AND THAT THEY (OR THEIR PURCHASER REPRESENTATIVES) ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT. ALL FINAL DECISIONS IN RESPECT TO SALES OF SECURITIES WILL BE MADE BY THE COMPANY, WHICH RESERVES THE RIGHT TO REVOKE THE OFFER AND TO REFUSE TO SELL TO ANY PROSPECTIVE INVESTOR.

_____________________________________

NO OFFERING LITERATURE OR ADVERTISING IN ANY FORM SHOULD BE RELIED ON IN CONNECTION WITH THE OFFERING EXCEPT FOR THIS OFFERING CIRCULAR, ANY EXHIBITS ATTACHED AND THE STATEMENTS CONTAINED IN BOTH. NO PERSONS, EXCEPT THE COMPANY OR ITS AGENTS AND SUCH REGISTERED BROKER-DEALERS AS THE COMPANY MAY ELECT TO UTILIZE, HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS OFFERING CIRCULAR AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE THE IMPLICATION THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

_____________________________________

THE INVESTMENT DESCRIBED IN THIS OFFERING CIRCULAR INVOLVES RISK AND IS OFFERED ONLY TO INDIVIDUALS WHO CAN AFFORD TO ASSUME SUCH RISKS FOR AN INDEFINITE PERIOD OF TIME AND WHO AGREE TO PURCHASE THE SECURITIES THAT ARE BEING OFFERED HEREUNDER ONLY FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TOWARDS A TRANSFER, RESALE, EXCHANGE OR FURTHER DISTRIBUTION OF SUCH. FEDERAL LAW AND STATE SECURITIES LAWS LIMIT THE RESALE OF SUCH SECURITIES AND IT IS THEREFORE URGED THAT EACH POTENTIAL INVESTOR SEEK COUNSEL CONCERNING SUCH LIMITATIONS.

_____________________________________

THE COMPANY AS DESCRIBED IN THIS OFFERING CIRCULAR HAS ARBITRARILY DETERMINED THE PRICE OF SECURITIES, AND EACH PROSPECTIVE INVESTOR SHOULD MAKE AN INDEPENDENT EVALUATION OF THE FAIRNESS OF SUCH PRICE UNDER ALL THE CIRCUMSTANCES AS DESCRIBED IN THIS OFFERING CIRCULAR.

_____________________________________

THIS OFFERING CIRCULAR DOES NOT KNOWINGLY CONTAIN ANY UNTRUE STATEMENT OF A MATERIAL FACT OR OMIT A MATERIAL FACT, AND ANY SUCH MISSTATEMENT OR OMISSION IS DONE WITHOUT THE KNOWLEDGE OF THE PREPARERS OF THIS DOCUMENT OR THE COMPANY. AS SUCH, THE COMPANY BELIEVES THAT THIS OFFERING CIRCULAR CONTAINS A FAIR SUMMARY OF THE TERMS OF ALL MATTERS, DOCUMENTS AND CIRCUMSTANCES MATERIAL TO THIS OFFERING.

_____________________________________

PROSPECTIVE INVESTORS WHO HAVE QUESTIONS CONCERNING THE TERMS AND CONDITIONS OF THE OFFERING OR WHO DESIRE ADDITIONAL INFORMATION OR DOCUMENTATION TO VERIFY THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR SHOULD CONTACT THE CHIEF EXECUTIVE OFFICER OF THE COMPANY. ANY PROJECTIONS CONTAINED HEREIN OR OTHERWISE PROVIDED TO A POTENTIAL INVESTOR MUST BE VIEWED ONLY AS ESTIMATES. ALTHOUGH ANY PROJECTIONS ARE BASED UPON ASSUMPTIONS, WHICH THE COMPANY BELIEVES TO BE REASONABLE, THE ACTUAL PERFORMANCE OF THE COMPANY WILL DEPEND UPON FACTORS BEYOND THE CONTROL OF THE COMPANY. NO ASSURANCE CAN BE GIVEN THAT THE COMPANY’S ACTUAL PERFORMANCE WILL MATCH THE PROJECTIONS.

_____________________________________

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

_____________________________________

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN PROFESSIONAL TAX, LEGAL AND INVESTMENT ADVISORS TO ASCERTAIN THE MERITS AND RISKS OF INVESTING IN THE SHARES DESCRIBED IN THIS OFFERING CIRCULAR PRIOR TO SUBSCRIBING TO SECURITIES OF THE COMPANY.

NASAA UNIFORM LEGEND

FOR RESIDENTS OF ALL STATES: THE PRESENCE OF A LEGEND FOR ANY GIVEN STATE REFLECTS ONLY THAT A LEGEND MAY BE REQUIRED BY THAT STATE AND SHOULD NOT BE CONSTRUED TO MEAN AN OFFER OR SALE MAY BE MADE IN A PARTICULAR STATE. IF YOU ARE UNCERTAIN AS TO WHETHER OR NOT OFFERS OR SALES MAY BE LAWFULLY MADE IN ANY GIVEN STATE, YOU ARE HEREBY ADVISED TO CONTACT THE COMPANY. THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR HAVE NOT BEEN REGISTERED UNDER ANY STATE SECURITIES LAWS (COMMONLY CALLED "BLUE SKY" LAWS).

IN MAKING AN INVESTMENT DECISION INVESTORS MUST RELY ON THEIR OWN EXAMINATION OF THE PERSON OR ENTITY CREATING THE SECURITIES AND THE TERMS OF THE OFFERING, INCLUDING THE MERITS AND RISKS INVOLVED. THESE SECURITIES HAVE NOT BEEN RECOMMENDED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY. FURTHERMORE, THE FOREGOING AUTHORITIES HAVE NOT CONFIRMED THE ACCURACY OR DETERMINED THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT, AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

_____________________________________

NOTICE TO FOREIGN INVESTORS

IF THE PURCHASER LIVES OUTSIDE THE UNITED STATES, IT IS THE PURCHASER'S RESPONSIBILITY TO FULLY OBSERVE THE LAWS OF ANY RELEVANT TERRITORY OR JURISDICTION OUTSIDE THE UNITED STATES IN CONNECTION WITH ANY PURCHASE OF THE SECURITIES, INCLUDING OBTAINING REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER REQUIRED LEGAL OR OTHER FORMALITIES. THE COMPANY RESERVES THE RIGHT TO DENY THE PURCHASE OF THE SECURITIES BY ANY FOREIGN PURCHASER.

_____________________________________

CAUTION REGARDING FORWARD-LOOKING STATEMENTS

This Form 1-A, Offering Circular and any documents incorporated by reference herein or therein contain forward-looking statements. The forward-looking statements appear in a number of places in this Offering Circular and any documents incorporated by reference and include statements regarding the intent, belief or current expectations of the Company with respect to, among others things: (i) the development of the Company and its products; (ii) the targeting of markets; (iii) trends affecting the Company’s financial condition or results of operation; (iv) the Company’s business plan and growth strategies; (v) the industries in which the Company participates; and (vi) the ability of the Company to generate sufficient cash from operations to meet its operating needs and pay off its existing indebtedness, all of which are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this Offering Circular, and any documents incorporated by reference are forward-looking statements. Forward-looking statements give the Company's current reasonable expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “could,” “will,” “should,” “can have,” “likely,” “assume,” “expect,” “anticipate,” “plan,” “intend,” “believe,” “predict,” “project,” “estimate,” “forecast,” “outlook,” “potential,” or “continue,” or the negative of these terms, and other comparable terminology and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected, expressed or implied, in the forward-looking statements as a result of various factors. They involve risks, uncertainties (many of which are beyond the Company's control) and assumptions. are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

The Company discloses important factors that could cause its actual results to differ materially from its expectations under the caption “Risk Factors” below. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf. The Company has based its forward-looking statements on its current expectations about future events. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, levels of activity, performance or achievements. Although the Company believes its forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual operating and financial performance and cause its performance to differ materially from the performance anticipated in the forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect or change, the Company's actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements

Any forward-looking statement made by the Company in this Offering Circular or any documents incorporated by reference herein speak only as of the date of this Offering Circular or any documents incorporated by reference herein. Factors or events that could cause the Company’s actual operating and financial performance to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company disclaims any obligation, and undertakes no obligation, to update or alter any forward-looking statement, whether as a result of new information, future events/developments or otherwise or to conform these statements to actual results. whether as a result of new information, future events or otherwise. You should not place undue reliance on forward-looking statements. The Company urges you to carefully consider these matters, and the risk factors described in this Offering Circular, prior to making an investment in its Shares.

_____________________________________

About This Form 1-A and Offering Circular

In making an investment decision, you should rely only on the information contained in this Form 1-A and Offering Circular. The Company has not authorized anyone to provide you with information different from that contained in this Form 1-A and Offering Circular. We are offering to sell, and seeking offers to buy, the Shares only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this Form 1-A and Offering Circular is accurate only as of the date of this Form 1-A and Offering Circular, regardless of the time of delivery of this Form 1-A and Offering Circular. Our business, financial condition, results of operations, and prospects may have changed since that date. Statements contained herein as to the content of any agreements or other documents are summaries and, therefore, are necessarily selective and incomplete and are qualified in their entirety by the actual agreements or other documents. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any prospective investor prior to the consummation of the sale of the Shares. This Form 1-A and Offering Circular do not purport to contain all of the information that may be required to evaluate the Offering and any recipient hereof should conduct its own independent analysis. The statements of the Company contained herein are based on information believed to be reliable. No warranty can be made that circumstances have not changed since the date of this Form 1-A and Offering Circular. The Company does not expect to update or otherwise revise this Form 1-A, Offering Circular or other materials supplied herewith except as required by law in which case the Company  will file post-qualification amendments or offering circular supplements as facts and circumstances warrant. The delivery of this Form 1-A and Offering Circular at any time does not imply that the information contained herein is correct as of any time subsequent to the date of this Form 1-A and Offering Circular. This Form 1-A and Offering Circular are submitted in connection with the Offering described herein and may not be reproduced or used for any other purpose.

______________________________________________________________________________

OFFERING SUMMARY AND SUMMARY OF RISK FACTORS	13
OFFERING SUMMARY	13
The Offering	14
Summary of Risk Factors	15
Investment Analysis	16
RISK FACTORS	17
DILUTION	40
PLAN OF DISTRIBUTION	43
USE OF PROCEEDS	47
USE OF PROCEEDS TABLE	48
DESCRIPTION OF THE BUSINESS	49
DESCRIPTION OF PROPERTY	56
LITIGATION	56
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION	56
BUSINESS	56
Overview	56
Results of Operations	57
Liquidity and Capital Resources	57
Plan of Operations	58
Trend Information	58
Off-Balance Sheet Arrangements	58
Critical Accounting Policies	58
Revenue Recognition	62
Additional Company Matters	62
DIRECTORS AND EXECUTIVE OFFICERS	62
COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS	65
Employment Agreements	66
Equity Incentive Plan	67
Board of Directors	67
Committees of the Board of Directors	67
Director Compensation	67
Limitation of Liability and Indemnification of Officers and Directors	68
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS	68
TABLE OF BENEFICIAL OWNERSHIP	69
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS	69
SECURITIES BEING OFFERED	70
Subscription Price	71
Voting Rights	71
Dividends	71
Revenue Share	72
Liquidation Rights	72
Restrictions on Transfer	73

Drag Along Rights	73
Preemptive Prior Option To Purchase	76
Additional Matters	77
DISQUALIFYING EVENTS DISCLOSURE	77
ERISA CONSIDERATIONS	77
INVESTOR ELIGIBILITY STANDARDS	79
TAXATION ISSUES	81
SIGNATURES	83
ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES	84
SECTION F/S: FINANCIAL STATEMENTS	85

OFFERING SUMMARY AND SUMMARY OF RISK FACTORS

OFFERING SUMMARY

The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Offering Circular and/or incorporated by reference in this Offering Circular. For full offering details, please (1) thoroughly review this Form 1-A filed with the Securities and Exchange Commission (2) thoroughly review this Offering Circular and (3) thoroughly review any attached documents to or documents referenced in, this Form 1-A and Offering Circular.

Issuer:	Evolution Development Group, Inc.
Type of Offering:	Shares of Class B Common Stock
Price Per Share:	$0.75 per Share (3,200,000 Shares)
Minimum Investment:	$150.00 per investor
Maximum Offering:	$2,400,000.00 The Company will not accept investments greater than the Maximum Offering amount.
Maximum Shares Offered:	3,200,000 Shares of Class B Common Stock
Purchasers:

Purchasers may be accredited investors or non-accredited investors. Non-accredited investors are limited in the number of Shares they may purchase to an aggregate purchase price paid by such person that is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his or her primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended.

Use of Proceeds:	See the description in section entitled “Use of Proceeds” on pages 47 herein.
Voting Rights:	The Shares have no voting rights. See “Voting Rights” section of “Securities Being Offered” below for details.
Dilution:	If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 7% of the total outstanding shares of the Company.

Revenue Share

The Company will distribute an amount equal to 5% of the aggregate amount of revenue actually received by the Company to the Class B Common Stock Shareholders on an annual basis, based on how many shares each holds, further enhancing the fan experience and giving Shareholder fans an actual stake in the success of each EVO athlete, beginning on or after January 1, 2021 or any earlier date determined by the corporation’s Board of Directors, in its sole discretion. For more details, see “Revenue Share” herein. While the Company plans to distribute these revenue share payments, it is possible the Company may never reach a financial position where such payments are possible, and therefore such payments may never occur.  All Class B Common Stock sold in this Offering will participate in the revenue share pool. Consistent with Article III(f)(v) of the Amended and Restated Articles of Incorporation, Class B Common Stock issued before January 1, 2019 does not participate in the revenue share pool.

Length of Offering:

Shares will be offered until either (a) the date upon which the Company confirms that it has received in the bank account gross proceeds of $2,400,000.00 in deposited funds; (b) the expiration of 360 days from the date of this Offering Circular unless extended for up to another 180 days in its sole discretion by the Company; or (c) the date upon which a determination is made by the Company to terminate the Offering in its sole discretion.

The Offering

Shares of Class A Common Stock Outstanding	1,000 Shares
Shares of Class B Common Stock Outstanding	42,690,046 Shares
Shares of Class A Common Stock in this Offering (1)	0 Shares
Shares of Class B Common Stock in this Offering (1)	3,200,000 Shares
Total shares to be outstanding after the Offering (2)	45,891,046 Shares

(1) There are three classes of Shares issued by the Company. For a full description of the rights of the Shares, please see the section of this Offering Circular entitled “Securities Being Offered” below. The total number of Shares of Class B Common Stock (3,200,000) in the chart assumes that the maximum number of Shares are sold in this Offering.

(2) The number of Shares to be outstanding after the Offering assumes that the Offering is fully subscribed, and this number will be less if the Offering is not fully subscribed. Shares outstanding after the Offering does not include a number of Shares equivalent to up to 5% of the gross proceeds raised in the Offering, which will be exercisable by the broker-dealers or their assigns via warrants in the future based on the terms of said warrants. For further explanation and details, see the “Table of Beneficial Ownership” herein.

The Company may not be able to sell the Maximum Offering amount. The Company will conduct one or more closings on a rolling basis as funds are received from investors. Funds tendered by investors will be kept in a bank account until the next closing after they are received by the bank. At each closing, with respect to subscriptions accepted by the Company, funds held in the bank account will be distributed to the Company, entitling the investor to receive the Shares when they are later issued as set out herein. Investors may not withdraw their funds tendered from the bank account unless the Offering is terminated without a closing having occurred. Investors are not entitled to any refund of funds transmitted by any means to the Company, or to the bank account, for any reason, unless the Investor does not clear compliance by the broker-dealers involved.

Summary of Risk Factors

This Offering involves significant risks and you should consider the Shares highly speculative. The following important factors, and those important factors described elsewhere in this Offering Circular, including the matters set forth under the section entitled “Risk Factors,” could affect (and in some cases have affected) the Company’s actual results and could cause such results to differ materially from estimates or expectations reflected in this Offering Circular and in any forward-looking statements made herein or by the Company. These important risk factors include, but are not limited to:

•The Company is a relatively new entity with limited tangible assets and its continued operation may require substantial additional funding.

•The Company has a very short operating history and no assurance that the business plan can be executed, or that the Company will generate revenues or profits.

•Investors in this offering risk the loss of their entire investment.  The industry in which the Company participates is highly speculative and extremely risky.

•There is no minimum number of Shares of Class B Common Stock that need to be sold in order for funds to be released to the Company and for this Offering to close; therefore, there is no assurance the Company will receive funds sufficient to further its business.

•The Company has entered a highly competitive industry and within this highly competitive industry are companies, entities and other drivers with established track records and substantial capital backing. The Company may face competition from new companies and drivers as well as existing companies and drivers entering their business space.

•If you invest and purchase the Shares of Class B Common Stock, you will be acquiring a minority interest in the Company and will have little to no effective control over, or input into, the management or decisions of the Company, primarily because the Shares have no voting rights.

•There is no market for the Company's Class B Stock and it is highly unlikely that any such market will develop subsequent to this offering unless the Company becomes successful and then only under certain circumstances. The Shares of Class B Common Stock are illiquid and should be considered a long-term investment.

•There are substantial restrictions on the transferability of the Shares of Class B Common Stock, and, in all likelihood, you will not be able to liquidate some or all of your investment.

•The Company has broad discretion in its use of proceeds and, as an investor, you are relying on management’s judgment.

•The price of the Shares of Class B Common Stock is arbitrary and may not be indicative of the value of the Shares of Class B Common Stock or the Company.

•The Company does not expect there to be any market makers to develop a trading market in the Shares.

•The economic interest in the Company of a subscriber to this offering may be less than the percentage of overall Shares of Class B Common Stock to total equity or ownership of the Company.

•The Company has been affected by the coronavirus pandemic.

•The sports industry as a whole, and the U.S. and global economies, have been substantially affected by the coronavirus pandemic.

•For a more detailed discussion of these and other significant risks, see “RISK FACTORS” in the main body of the Offering Circular. Investors will be given an opportunity to review the current status of all material contracts and financials and ask appropriate questions of management prior to subscribing to this offering.

Investment Analysis

The Company believes that it has strong economic prospects by virtue of the following dynamics of the industry, the success of its founders in their related business endeavors, and other reasons:

1.Management believes that after the coronavirus pandemic subsides, trends for growth in the racing, combat sports and entertainment industries in the United States will be favorable.

2. Management believes that after the coronavirus pandemic subsides, the demand for racing, combat sports and entertainment in the United States will grow, creating an opportunity for the Company as it is already ahead of many competitors because of its founders’ proven track record in these industries.

3. Management believes that its experience will position Evolution Development Group, Inc. for profitable operations and will create new market opportunities in the United States.

Despite management’s beliefs, there is no assurance that Evolution Development Group, Inc. will be profitable, or that management’s opinion of the industry’s favorable dynamics will not be outweighed in the future by unanticipated losses, adverse regulatory developments and other risks. Investors should carefully consider the various risk factors below before investing in the Shares. In particular, while the Company and its management are hopeful that the long-term effects will eventually be minimized from the coronavirus pandemic and the related economic issues that have affected both the U.S. and the global economy and the Company, neither management nor the Company can offer any assurance that what they believe to be the long term favorable conditions will not be outweighed by the occurrence, the past problems and future unknown problems and issues caused by the coronavirus pandemic.

RISK FACTORS

The purchase of the Company’s Shares involves substantial risks. You should carefully consider the following risk factors in addition to any other risks associated with this investment. The Shares offered by the Company constitute a highly speculative investment and you should be in an economic position to lose your entire investment. The risks listed do not necessarily comprise all those associated with an investment in the Shares and are not set out in any particular order of priority. Additional risks and uncertainties may also have an adverse effect on the Company’s business and your investment in the Shares.  An investment in the Company may not be suitable for all recipients of this Offering Circular. You are advised to consult an independent professional adviser or attorney who specializes in investments of this kind before making any decision to invest. You should consider carefully whether an investment in the Company is suitable in the light of your personal circumstances and the financial resources available to you.

The Company is, in addition to the risks set out below, subject to all the same risks that all companies in its business, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as hacking and the ability to prevent hacking). Additionally, early-stage companies inherently involve greater risk than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Before investing, you should carefully read and carefully consider the following:

Risks Relating to The Company

The Company, The Sports Industry And The U.S. And Global Economies Have Been Substantially Affected By The Coronavirus Pandemic

In late 2019, a novel coronavirus (COVID-19) surfaced, reportedly, in Wuhan, China. The World Health Organization declared a global emergency on January 30, 2020, with respect to the outbreak and many states and countries, including the United States, have initiated significant restrictions on business operations. The Company faces uncertainty as the ongoing pandemic causes significant disruption to U.S and global markets and business, and the sports industry in general. The overall and long term impacts of the outbreak are unknown and evolving.

This pandemic has already adversely affected our business and most individual professional sports, at the time of this filing, are completely shut down, and this or another pandemic, epidemic or outbreak of an infectious disease in the United States or in another country may adversely affect our business. The spread of a disease could lead to unfavorable economic conditions, which would adversely impact our operations. The extent to which the coronavirus impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of the coronavirus and the actions to contain the coronavirus or treat its impact, among others.

The effects of such a widespread infectious disease and epidemic has already caused, and may continue to cause or may cause in the future an overall decline in the U.S. and world economy as a whole. The actual effects of the spread of coronavirus or of another pandemic are difficult to assess as the actual effects will depend on many factors beyond the control and knowledge of the Company. However, the spread of the coronavirus, if it continues, and any future similar occurrence may cause an overall decline in the economy as a whole and therefore may materially harm our Company long term.

At the time of this filing, most individual professional sports are shut down. As this filing is being made, there is uncertainty as to if, or when, professional sports will.  There is also uncertainly as to what long-term restrictions or other effects will occur in the professional sports industry. There is also uncertainty as to what will happen to in this regard should another health-related outbreak occur in the future.

All of these risks, and many others known or unknown, related to this outbreak, and future outbreaks, pandemics or epidemics, could materially affect the long-term business of the Company and your investment.

The Company Has Limited Operating History

The Company has a limited operating history and there can be no assurance that the Company's proposed plan of business can be realized in the manner contemplated and, if it cannot be, Shareholders may lose all or a substantial part of their investment. There is no guarantee that it will ever realize any significant operating revenues or that its operations will ever be profitable.  As the Company has limited operational history, it is extremely difficult to make accurate predictions and forecasts on our finances.

The Company Is Dependent Upon Its Management, Founders, Key Personnel and Consultants to Execute the Business Plan, And Some Of Them Will Have Concurrent Responsibilities At Other Companies

The Company's success is heavily dependent upon the continued active participation of the Company's current executive officers, particularly John Norman, as well as other key personnel and contractors. Some of them may have concurrent responsibilities at other entities. Some of the advisors, consultants and others to whom the Company’s ultimate success may be reliant upon have not signed contracts with the Company and may not ever do so. Loss of the services of one or more of these individuals could have a material adverse effect upon the Company's business, financial condition or results of operations. Further, the Company's success and achievement of the Company's growth plans depend on the Company's ability to recruit, hire, train and retain other highly qualified technical and managerial personnel. Competition for qualified employees and consultants among companies in the applicable industries is intense, and the loss of any of such persons, or an inability to attract, retain and motivate any additional highly skilled employees and consultants required for the initiation and expansion of the Company's activities, could have a materially adverse effect on it. The inability to attract and retain the necessary personnel, consultants and advisors could have a material adverse effect on the Company's business, financial condition or results of operations.

Although Dependent Upon Certain Key Personnel, The Company Does Not Have Any Key Man Life Insurance Policies On Any Such People At The Time Of This Offering

The Company is dependent upon management and on others in order to conduct its operations and execute its business plan, however, the Company has purchased only limited insurance policies (including a disability policy) with respect to those individuals in the event of their death or disability. Therefore, should any of these key personnel, management or founders die or become disabled, the Company may not receive sufficient, or any, compensation that would assist with such person's absence. The loss of such person could negatively affect the Company and its operations.

The Company Is Or Will Be Subject To Income Taxes As Well As Non-Income Based Taxes, Such As Payroll, Sales, Use, Value-Added, Net Worth, Property And Goods And Services Taxes

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although the Company believes that our tax estimates will be reasonable: (i) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income based taxes and accruals and (ii) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

The Company Is Not Subject To Sarbanes-Oxley Regulations And Lack The Financial Controls And Safeguards Required Of Public Companies

The Company does not have the internal infrastructure necessary, and is not required, to complete an attestation about our financial controls that would be required under Section 404 of the Sarbanes-Oxley Act of 2002. There can be no assurances that there are no significant deficiencies or material weaknesses in the quality of our financial controls. The Company expects to incur additional expenses and diversion of management's time if and when it becomes necessary to perform the system and process evaluation, testing and remediation required in order to comply with the management certification and auditor attestation requirements.

Changes In Laws Or Regulations Could Harm The Company’s Performance.

Various federal and state laws, including labor laws, govern the Company’s relationship with our employees and affect operating costs. These laws may include minimum wage requirements, overtime pay, healthcare reform and the implementation of various federal and state healthcare laws, unemployment tax rates, workers' compensation rates, citizenship requirements, union membership and sales taxes. A number of factors could adversely affect our operating results, including additional government-imposed increases in minimum wages, overtime pay, paid leaves of absence and mandated health benefits, mandated training for employees, changing regulations from the National Labor Relations Board and increased employee litigation including claims relating to the Fair Labor Standards Act.

The Company’s Bank Accounts Will Not Be Fully Insured

The Company’s regular bank accounts and the escrow account for this Offering each have federal insurance that is limited to a certain amount of coverage.  It is anticipated that the account balances in each account may exceed those limits at times.  In the event that any of Company’s banks should fail, the Company may not be able to recover all amounts deposited in these bank accounts.

The Company’s Business Plan Is Speculative

The Company’s present business and planned business are speculative and subject to numerous risks and uncertainties. There is no assurance that the Company will generate significant revenues or profits. An investment in the Company’s Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Company Faces Significant Competition in the United States, Canada and Elsewhere

The Company will face significant competition in the United States, Canada and elsewhere which could adversely affect your investment.

The Company Has Incurred Debt And Will Likely Incur Additional Debt

The Company has already incurred debt and will likely incur additional debt (including secured debt) in the future and in the continuing operations of its business. Complying with obligations under such indebtedness may have a material adverse effect on the Company and on your investment.

Our Revenue Could Fluctuate From Period To Period, Which Could Have An Adverse Material Impact On Our Business

Our revenue may fluctuate from period-to-period in the future due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these fluctuations include the following events, as well as other factors described elsewhere in this document:

•Unanticipated changes to economic terms in contracts with clients, vendors, partners and those with whom the Company does business, including renegotiations;

•Downward pressure on fees the Company charges for our services, which would therefore reduce our revenue;

•Failure to obtain new clients and customers for our services;

•Cancellation or non-renewal of existing contracts with clients and customers;

•Changes in state and federal government regulations, international government laws and regulations or the enforcement of those laws and regulations;

•General economic and political conditions, both domestically and internationally, as well as economic conditions specifically affecting industries in which the Company operates.

As a result of these and other factors, the results of operations for any quarterly or annual period may differ materially from the results of operations for any prior or future quarterly or annual period and should not be relied upon as indications of our future performance.

The Company’s Expenses Could Increase Without a Corresponding Increase in Revenues

The Company’s operating and other expenses could increase without a corresponding increase in revenues, which could have a material adverse effect on the Company’s financial results and on your investment.  Factors which could increase operating and other expenses include, but are not limited to (1) increases in the rate of inflation, (2) increases in taxes and other statutory charges, (3) changes in laws, regulations or government policies which increase the costs of compliance with such laws, regulations or policies, (4) significant increases in insurance premiums, (5) increases in borrowing costs, and (5) unexpected increases in costs of supplies, goods, materials, construction, equipment or distribution.

An Inability to Maintain and Enhance Image Could Affect Your Investment

It is important that the Company maintains and enhances it image, the image of any athletes the Company associates with in the future. The image and reputation of the Company and any athletes the Company associates with in the future may be impacted for various reasons including, but not limited to, lack of success racing or in other fields of athletics, bad publicity, issues unrelated to racing or other athletics, and others. Such problems, even when unsubstantiated, could be harmful to the Company’s image and the reputation of the Company and other athletes the Company associates with in the future. Any negative publicity and/or litigation could be costly for the Company, divert management attention, and could result in increased costs of doing business, or otherwise have a material adverse effect on the Company’s business, results of operations, and financial condition. Any negative publicity generated could damage the Company’s reputation and diminish the value of the Company’s brand and the brand of the athletes the Company associates with in the future which could have a material adverse effect on the Company’s business, results of operations, and financial condition, as well as your investment. Deterioration in the brand equity (brand image, reputation and product quality) of the Company or athletes the Company associates with in the future may have a material adverse effect on its financial results as well as your investment.

Changes In The Economy Could Have a Detrimental Impact On The Company

Changes in the general economic climate, both in the United States and internationally, could have a detrimental impact on consumer expenditure and therefore on the Company’s revenue.  It is possible that recessionary pressures and other economic factors (such as declining incomes, future potential rising interest rates, higher unemployment and tax increases) may decrease the disposable income that customers have available to spend on products and services like those of the Company and may adversely affect customers’ confidence and willingness to spend.  Any of such events or occurrences could have a material adverse effect on the Company’s financial results and on your investment.

The Amount Of Capital The Company Is Attempting To Raise In This Offering May Not Be Enough To Sustain The Company's Current Business Plan

In order to achieve the Company's near and long-term goals, the Company may need to procure funds in addition to the amount raised in this offering. There is no guarantee the Company will be able to raise such funds on acceptable terms or at all. If the Company is not able to raise sufficient capital in the future, it will not be able to execute our business plan, our continued operations will be in jeopardy and the Company may be forced to cease operations and sell or otherwise transfer all or substantially all of our remaining assets, which could cause you to lose all or a portion of your investment.

The Company May Not Be Able To Obtain Adequate Financing To Continue Our Operations

The Company may require additional debt and/or equity financing to pursue our growth and business strategies. These include, but are not limited to, enhancing our operating infrastructure and otherwise respond to competitive pressures. Given our limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to us. Lack of additional funding could force us to curtail substantially our growth plans. Furthermore, the issuance by us of any additional securities pursuant to any future fundraising activities undertaken by us would dilute the ownership of existing Shareholders and may reduce the price of the Shares.

Terms Of Subsequent Financing, If Any, May Adversely Impact Your Investment

The Company may have to engage in common equity, debt, or preferred stock financings in the future.  Your rights and the value of your investment in the Shares of Class B Common Stock could be reduced by the dilution caused by future equity issuances.  Interest on debt securities could increase costs and negatively impact operating results.  The Company is permitted to issue preferred stock pursuant to the terms of our Company documents, preferred stock could be issued in series from time to time with such designation, rights, preferences, and limitations as needed to raise capital.  The terms of preferred stock could be more advantageous to those investors than to the holders of Shares of Class B Common Stock.  In addition, if the Company needs to raise more equity capital from the sale of additional stock or notes, institutional or other investors may negotiate terms at least as, and possibly more favorable than the terms of your investment.  Shares of stock or notes which the Company sells could be sold into any market that develops, which could adversely affect the market price.

Our Employees, Executive Officers, Directors And Insider Shareholders Beneficially Own Or Control A Substantial Portion Of Our Outstanding Shares

Our employees, executive officers, directors and insider shareholders beneficially own or control a substantial portion of our outstanding stock, which may limit your ability and the ability of our other Shareholders, whether acting alone or together, to propose or direct the management or overall direction of our company. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for its Shares. The majority of our currently outstanding stock is beneficially owned and controlled by a group of insiders, including our employees, directors, executive officers and inside shareholders. Accordingly, our employees, directors, executive officers and insider shareholders may have the power to control the election of our directors or managers and the approval of actions for which the approval of our shareholders is required. If you acquire the Shares, you will have no effective voice in the management of the Company. Such concentrated control of the Company may adversely affect the price of the Shares. The Company’s principal shareholders may be able to control matters requiring approval by its shareholders, including mergers or other business combinations. Such concentrated control may also make it difficult for the Company’s Shareholders to receive a premium for their Shares in the event that the Company merges with a third party or enters into different transactions which require Shareholder approval. These provisions could also limit the price that investors might be willing to pay in the future for the Shares.

The Company’s Operating Plan Relies In Large Part Upon Assumptions And Analyses Developed By The Company. If These Assumptions Or Analyses Prove To Be Incorrect, The Company’s Actual Operating Results May Be Materially Different From Its Forecasted Results

Whether actual operating results and business developments will be consistent with the Company’s expectations and assumptions as reflected in its forecast depends on a number of factors, many of which are outside the Company’s control, including, but not limited to:

•whether the Company can obtain sufficient capital to sustain and grow its business

•the Company’s ability to manage its growth

•whether the Company can manage relationships with athletes and any key vendors and advertisers

•the timing and costs of new and existing marketing and promotional efforts

•competition

•the Company’s ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel

•the overall strength and stability of domestic and international economies

Unfavorable changes in any of these or other factors, most of which are beyond the Company’s control, could materially and adversely affect its business, results of operations and financial condition.

To Date, The Company Has Had Operating Losses And Does Not Expect To Be Initially Profitable For At Least The Foreseeable Future, And Cannot Accurately Predict When It Might Become Profitable

The Company has been operating at a loss since the Company's inception, and the Company expects to continue to incur losses for the foreseeable future. Further, the Company may not be able to generate significant revenues in the future. In addition, the Company expects to incur substantial operating expenses in order to fund the expansion of the Company's business. As a result, The Company expects to continue to experience substantial negative cash flow for at least the foreseeable future and cannot predict when, or even if, the Company might become profitable. The Company’s ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below its revenue levels in order to achieve positive cash flows, none of which can be assured.

The Company May Be Unable To Manage Its Growth Or Implement Its Expansion Strategy

The Company may not be able to expand the Company's markets or implement the other features of the Company's business strategy at the rate or to the extent presently planned. The Company's projected growth will place a significant strain on the Company's administrative, operational and financial resources. If the Company is unable to successfully manage the Company's future growth, establish and continue to upgrade the Company's operating and financial control systems, recruit and hire necessary personnel or effectively manage unexpected expansion difficulties, the Company's financial condition and results of operations could be materially and adversely affected.

Successful implementation of the Company’s business strategy requires the Company to manage its growth.  Growth could place an increasing strain on its management and financial resources.  To manage growth effectively, the Company will need to:

•Establish definitive business strategies, goals and objectives;

•Maintain a system of management controls; and

•Attract and retain qualified personnel, as well as, develop, train and manage management-level and other employees.

If the Company fails to manage its growth effectively, its business, financial condition or operating results could be materially harmed.

The Company's Business Model Is Evolving

The Company's business model is unproven and is likely to continue to evolve. Accordingly, the Company's initial business model may not be successful and may need to be changed. The Company's ability to generate significant revenues will depend, in large part, on the Company's ability to successfully market the Company's products and athletes to potential customers and  who may not be convinced of the need for the Company's products and services or who may be reluctant to rely upon third parties to develop and provide these products. The Company intends to continue to develop the Company's business model as the Company's market continues to evolve.

If The Company Fails To Maintain And Enhance Awareness Of The Company's Brand, The Company's Business And Financial Results Could Be Adversely Affected

The Company believes that maintaining and enhancing awareness of the Company's brand and the brands of any athletes the Company associates with is critical to achieving widespread acceptance and success of the Company's business. The Company also believes that the importance of brand recognition will increase due to the relatively low barriers to entry in the Company's market. Maintaining and enhancing the Company's and the brand awareness of any athletes the Company associates with may require the Company to spend increasing amounts of money on, and devote greater resources to, advertising, marketing and other brand-building efforts, and these investments may not be successful. Further, even if these efforts are successful, they may not be cost-effective. If the Company is unable to continuously maintain and enhance the Company's and its athletes’ media presence, the Company's market may decrease which could in turn result in lost revenues and adversely affect the Company's business and financial results.

The Company Needs to Increase Brand Awareness

Due to a variety of factors, the Company's opportunity to achieve and maintain a significant market may be limited. Developing and maintaining awareness of the Company's brand name and their athletes’’ brand names, among other factors, is critical. Further, the importance of brand recognition will increase as competition in the market increases. Successfully promoting and positioning the Company's and other athletes’ brands, products and services will depend largely on the effectiveness of the Company's marketing efforts. Therefore, the Company may need to increase the Company's financial commitment to creating and maintaining brand awareness. If the Company fails to successfully promote the Company's or other athletes’ brand names or if the Company incurs significant expenses promoting and maintaining the Company's or other athletes’ brand names, it would have a material adverse effect on the Company's results of operations.

The Company Faces Competition In The Company's Markets From Various Large And Small Companies, Some Of Which Have Greater Financial, Research And Development, Production And Other Resources Than Does The Company

In many cases, the Company’s competitors have longer operating histories, established ties to the market and consumers, greater brand awareness, and greater financial, technical and marketing resources. The Company's ability to compete depends, in part, upon a number of factors outside the Company's control, including the ability of the Company's competitors to develop alternatives that are superior. If the Company fails to successfully compete in its markets, or if the Company incurs significant expenses in order to compete, it could have a material adverse effect on the Company's results of operations.

The Company Currently Has Limited Marketing In Place

The Company currently has limited marketing organization for any athletes and the Company. If the Company is unable to establish sufficient marketing and sales capabilities or enter into agreements with third parties, the Company may not be able to effectively market and generate revenues.

Limitation on Director, Officer and Other’s Liability

The Company may provide for the indemnification of directors, officers and others to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors, officers and others to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or others controlling or working with the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Despite this, should the Company provide such indemnification, it could have a material adverse effect on the Company.

The Company May Face Significant Competition From Other Similar Companies, And Its Operating Results Will Suffer If It Fails To Compete Effectively

The Company may face significant competition from other companies, and its operating results could suffer if the Company fails to compete effectively. The industries in which the Company participates are intensely competitive and subject to rapid and significant change. The Company has competitors both in the United States and internationally. Many of its competitors have substantially greater financial, technical and other resources, such as larger research and development staff and experienced marketing organizations. Additional mergers and acquisitions in its industry may result in even more resources being concentrated in its competitors. As a result, these companies may obtain market acceptance more rapidly than the Company is able and may be more effective themselves as well. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large, established companies. Competition may increase further as a result of advances in the commercial applicability of technologies and greater availability of capital for investment in these industries.

The Company’s Future Financial Performance And Its Ability To Compete Effectively Will Depend, In Part, On The Company’s Ability To Manage Any Future Growth Effectively

As the Company’s operations expand, it expects that it will need to manage additional relationships with various strategic partners, suppliers and other third parties. The Company’s future financial performance and its ability to commercialize its business and to compete effectively will depend, in part, on its ability to manage any future growth effectively. To that end, the Company must be able to manage its development efforts effectively and hire, train and integrate additional management, administrative and sales and marketing personnel. The Company may not be able to accomplish these tasks, and its failure to accomplish any of them could prevent us from successfully growing the Company.

The Company’s Insurance Strategy May Not Be Adequate To Protect Us From All Business Risks.

The Company may be subject, in the ordinary course of business, to losses resulting from accidents, acts of God and other claims against us, for which the Company may have no insurance coverage. The Company currently maintains no general liability, automobile, life, health, property, or directors' and officers' insurance policies. The Company has limited disability and workers compensation insurance. A loss that is uninsured, or underinsured, or which otherwise exceeds policy limits may require us to pay substantial amounts, which could adversely affect the Company’s financial condition and operating results.

If The Company Is Unable to Effectively Protect Its Intellectual Property and Trade Secrets, It May Impair The Company’s Ability to Compete

The Company’s success will depend on its ability to obtain and maintain meaningful intellectual property protection for any Company intellectual property. The names and/or logos of Company brands may be challenged by holders of trademarks who file opposition notices, or otherwise contest, trademark applications by the Company for its brands. Similarly, domains owned and used by the Company may be challenged by others who contest the ability of the Company to use the domain name or URL. Patents, trademarks and copyrights that have been or may be obtained by the Company may be challenged by others, or enforcement of the patents, trademarks and copyrights may be required. The Company also relies upon, and will rely upon in the future, trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business.

Any infringement of the Company's patent, trademark, copyright or trade secret rights could result in significant litigation costs, and any failure to adequately protect the Company's trade secret rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenues. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's existing patent, copyright, trademark and trade secret rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's Existing patent, copyright, trademark and trade secret rights could be expensive and time consuming, and the outcome of such a claim is unpredictable. This litigation could result in diversion of resources and could materially adversely affect the Company's operating results.

The Company Relies Upon Trade Secret Protection To Protect Its Intellectual Property; It May Be Difficult And Costly To Protect The Company's Proprietary Rights And The Company May Not Be Able To Ensure Their Protection

The Company currently relies on trade secrets. While the Company uses reasonable efforts to protect these trade secrets, the Company cannot assure that its employees, consultants, contractors or advisors will not, unintentionally or willfully, disclose the Company's trade secrets to competitors or other third parties. In addition, courts outside the United States are sometimes less willing to protect trade secrets. Moreover, the Company's competitors may independently develop equivalent knowledge, methods and know-how. If the Company is unable to defend the Company's trade secrets from others use, or if the Company's competitors develop equivalent knowledge, it could have a material adverse effect on the Company's business. Any infringement of the Company's proprietary rights could result in significant litigation costs, and any failure to adequately protect the Company's proprietary rights could result in the Company's competitors offering similar products, potentially resulting in loss of a competitive advantage and decreased revenue. Existing patent, copyright, trademark and trade secret laws afford only limited protection. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. Therefore, the Company may not be able to protect the Company's proprietary rights against unauthorized third-party use. Enforcing a claim that a third party illegally obtained and is using the Company's trade secrets could be expensive and time consuming, and the outcome of such a claim is unpredictable. Litigation may be necessary in the future to enforce the Company's intellectual property rights, to protect the Company's trade secrets or to determine the validity and scope of the proprietary rights of others. This litigation could result in substantial costs and diversion of resources and could materially adversely affect the Company's future operating results.

Computer, Website or Information System Breakdown Could Affect The Company’s Business

Computer, website and/or information system breakdowns as well as cyber security attacks could impair the Company’s ability to service its customers leading to reduced revenue from sales and/or reputational damage, which could have a material adverse effect on the Company’s financial results as well as your investment.

A Data Security Breach Could Expose The Company To Liability And Protracted And Costly Litigation, And Could Adversely Affect The Company's Reputation And Operating Revenues

To the extent that the Company's activities involve the storage and transmission of confidential information, the Company and/or third-party processors will receive, transmit and store confidential customer and other information. Encryption software and the other technologies used to provide security for storage, processing and transmission of confidential customer and other information may not be effective to protect against data security breaches by third parties. The risk of unauthorized circumvention of such security measures has been heightened by advances in computer capabilities and the increasing sophistication of hackers. Improper access to the Company's or these third parties' systems or databases could result in the theft, publication, deletion or modification of confidential customer and other information. A data security breach of the systems on which sensitive account information are stored could lead to fraudulent activity involving the Company's products and services, reputational damage, and claims or regulatory actions against us.  If the Company is sued in connection with any data security breach, the Company could be involved in protracted and costly litigation. If unsuccessful in defending that litigation, the Company might be forced to pay damages and/or change the Company's business practices or pricing structure, any of which could have a material adverse effect on the Company's operating revenues and profitability. The Company would also likely have to pay fines, penalties and/or other assessments imposed as a result of any data security breach.

The Company Will Depend On Third-Party Providers For A Reliable Internet Infrastructure As Well As Other Aspects Of The Company’s Technology and Applications And The Failure Of These Third Parties, Or The Internet In General, For Any Reason Would Significantly Impair The Company's Ability To Conduct Its Business

The Company will outsource some or all of its online presence, server needs, technology development and data management to third parties who host the actual servers and provide power and security in multiple data centers in each geographic location. These third-party facilities require uninterrupted access to the Internet. If the operation of the servers is interrupted for any reason, including natural disaster, financial insolvency of a third-party provider, or malicious electronic intrusion into the data center, its business would be significantly damaged. As has occurred with many Internet-based businesses, the Company may be subject to "denial-of-service" attacks in which unknown individuals bombard its computer servers with requests for data, thereby degrading the servers' performance. The Company cannot be certain it will be successful in quickly identifying and neutralizing these attacks. If either a third-party facility failed, or the Company's ability to access the Internet was interfered with because of the failure of Internet equipment in general or if the Company becomes subject to malicious attacks of computer intruders, its business and operating results will be materially adversely affected.

The Company’s Actual Or Perceived Failure To Adequately Protect Personal Data Could Harm Its Business.

A variety of state, national, foreign, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer and other processing of personal data. These privacy and data protection-related laws and regulations are evolving, with new or modified laws and regulations proposed and implemented frequently and existing laws and regulations subject to new or different interpretations. Compliance with these laws and regulations can be costly and can delay or impede the development of new products. The Company’s actual, perceived or alleged failure to comply with applicable laws and regulations or to protect personal data, could result in enforcement actions and significant penalties against the Company, which could result in negative publicity, increase the Company’s operating costs, subject the Company to claims or other remedies and may harm its business which would negatively impact the Company’s financial well-being and your investment.

The Company's Employees May Engage In Misconduct Or Improper Activities

The Company, like any business, is exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with laws or regulations, provide accurate information to regulators, comply with applicable standards, report financial information or data accurately or disclose unauthorized activities to the Company. In particular, sales, marketing and business arrangements are subject to extensive laws and regulations intended to prevent fraud, misconduct, kickbacks, self-dealing and other abusive practices. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, marketing and promotion, sales commission, customer incentive programs and other business arrangements. Employee misconduct could also involve improper or illegal activities which could result in regulatory sanctions and serious harm to the Company's reputation.

Limitation on Director, Officer and Other’s Liability

The Company may provide for the indemnification of directors, officers and others to the fullest extent permitted by law and, to the extent permitted by such law, eliminate or limit the personal liability of directors, officers and others to the Company and its Shareholders for monetary damages for certain breaches of fiduciary duty. Such indemnification may be available for liabilities arising in connection with this Offering. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to managers, officers or others controlling or working with the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Despite this, should the Company provide such indemnification, it could have a material adverse effect on the Company.

There Are Doubts About the Company’s Ability to Continue as a Going Concern.

The Company’s independent auditors have raised doubts about the Company’s ability to continue as a going concern. There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional financing. The Company anticipates raising additional funds through public or private financing, securities financing and/or strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and Share price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s Shares, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights. Any additional financing could have a negative effect on Shareholders.

Risks Relating to This Offering and Investment

The Company May Undertake Additional Equity or Debt Financing That May Dilute The Shares In This Offering

The Company plans to undertake further equity financing which may be dilutive to existing Shareholders, including you, or result in an issuance of securities whose rights, preferences and privileges are senior to those of existing Shareholders, including you, and also reducing the value of Shares subscribed for under this Offering.

An Investment In The Shares Is Speculative And There Can Be No Assurance Of Any Return On Any Such Investment

An investment in the Company’s Shares is speculative and there is no assurance that investors will obtain any return on their investment. Investors will be subject to substantial risks involved in an investment in the Company, including the risk of losing their entire investment.

The Shares Are Offered on A “Best Efforts” Basis and The Company May Not Raise the Maximum Amount Being Offered

Since the Company is offering the Shares on a “best efforts” basis, there is no assurance that the Company will sell enough Shares to meet its capital needs. If you purchase Shares in this Offering, you will do so without any assurance that the Company will raise enough money to satisfy the full Use of Proceeds which the Company has outlined in this Offering Circular or to meet the Company’s working capital needs.

If The Maximum Offering Is Not Raised, It May Increase The Amount Of Long-Term Debt Or The Amount Of Additional Equity It Needs To Raise

There is no assurance that the maximum number of Shares in this offering will be sold. If the maximum Offering amount is not sold, the Company may need to incur additional debt or raise additional equity in order to finance the Company’s operations. Increasing the amount of debt will increase the Company’s debt service obligations and make less cash available for distribution to the Company’s Shareholders. Increasing the amount of additional equity that the Company will have to seek in the future will further dilute those investors participating in this Offering.

Investor Funds Will Not Accrue Interest While in the Bank Account Prior To Closing

All funds delivered in connection with subscriptions for the Shares will be held in a non-interest-bearing bank account through Prime Trust LLC until a closing of the Offering, if any. Investors in the securities offered hereby may not have the use of such funds or receive interest thereon pending the completion of the Offering or a closing. If the Company fails to hold a closing prior to the termination date, investor subscriptions will be returned without interest or deduction.

The Company Has Not Paid Dividends or Revenue Share Payments In The Past And Is Uncertain If It Will Be Able To Pay Dividends or Revenue Share Payments In The Foreseeable Future, So Any Return On Investment May Be Limited To The Value Of The Shares.

Please note that the Company has never paid dividends or revenue share payments on its Shares and is uncertain if it will be able to pay dividends or revenue share payments in the foreseeable future. The payment of dividends or revenue share payments on the Company’s Shares will depend on earnings, financial condition and other business and economic factors affecting it at such time that management may consider relevant. If the Company does not pay dividends or revenue share payments, its Shares may be less valuable because a return on your investment will only occur if its stock price appreciates. Consequently, investors must rely on sales of their Shares after price appreciation, which may never occur, as the only way to realize any gains on their investment. Investors seeking cash dividends should not purchase the Company’s Shares. It is possible that the Company may never reach a financial position where it can or will issue dividends or revenue share payments.

Class B Common Stock Issued Before January 1, 2019 Does Not Participate In The Revenue Share Pool.

All Class B Common Stock sold in this Offering will participate in the revenue share pool. Consistent with Article III(f)(v) of the Amended and Restated Articles of Incorporation, Class B Common Stock issued before January 1, 2019 does not participate in the revenue share pool.

Additional Financing May Be Necessary for The Implementation of The Company's Growth Strategy

Whether the Company is successful in selling the maximum number of Shares in this Offering or not, the Company may require additional debt, equity or other financing to pursue the Company’s growth and business strategies. These growth and business strategies include, but are not limited to enhancing the Company’s operating infrastructure and otherwise responding to competitive pressures. Given the Company’s limited operating history and existing losses, there can be no assurance that additional financing will be available, or, if available, that the terms will be acceptable to the Company. Lack of additional funding could force the Company to curtail substantially the Company’s growth plans. Furthermore, the issuance by the Company of any additional securities pursuant to any future fundraising activities undertaken by the Company or could result in an issuance of securities whose rights, preferences and privileges are senior to those of existing Shareholders including you, and could dilute the ownership or benefits of ownership of existing Shareholders including, but not limited to reducing the value of the Shares of Class B Common Stock subscribed for under this Offering.

An Investment in the Company's Shares Could Result In A Loss of Your Entire Investment

An investment in the Company's Shares offered in this Offering involves a high degree of risk and you should not purchase the Shares if you cannot afford the loss of your entire investment.  You may not be able to liquidate your investment for any reason in the near future.

There is No Public Trading Market for the Company's Shares or the Underling Shares

At present, there is no active trading market for the Company’s securities and the Company does not have plans at this time to file the documents and seek approval required to establish a trading market for the Shares being sold in this Offering. The Company cannot assure that even with the proper filings that a trading market will ever develop. In order to obtain a trading symbol and authorization to have the Company’s securities trade publicly, the Company must file an application on Form 211 with, and receive the approval by, the Financial Industry Regulatory Authority (“FINRA”) of which there is no assurance, before active trading of the Company’s securities could commence. If the Company’s securities ever publicly trade, they may be relegated to the OTC Pink Sheets. The OTC Pink Sheets provide significantly less liquidity than the NASD’s automated quotation system, or NASDAQ Stock Market. Prices for securities traded solely on the Pink Sheets may be difficult to obtain and holders of the Shares and the Company’s securities may be unable to resell their securities at or near their original price or at any price. In any event, except to the extent that investors’ Shares may be registered on a Form S-1 Registration Statement with the Securities and Exchange Commission in the future, there is absolutely no assurance that the Shares could be sold under Rule 144 or otherwise until the Company becomes a current public reporting company with the Securities and Exchange Commission and otherwise is current in the Company’s business, financial and management information reporting, and applicable holding periods have been satisfied.

Sales Of The Company’s Shares By Insiders Under Rule 144 Or Otherwise Could Reduce The Price Of The Shares, If A Trading Market Should Develop

Certain officers, directors and/or other insiders may hold Shares in the Company and may be able to sell their Stock in a trading market if one should develop. The availability for sale of substantial amounts of Stock by officers, directors and/or other insiders could reduce prevailing market prices for the Company’s securities in any trading market that may develop.

Should The Company’s Securities Become Quoted On A Public Market, Sales Of A Substantial Number Of Shares Of The Type Of Shares Being Sold In This Offering May Cause The Price Of The Company’s Shares To Decline

Should a market develop, and the Company’s Shareholders sell, substantial amounts of the Company’s Shares in the public market, Shares sold may cause the price to decrease below the current value of the Shares. These sales may also make it more difficult for us to sell equity or equity-related securities at a time and price that the Company deems reasonable or appropriate.

Because The Company Does Not Have An Audit Or Compensation Committee, Shareholders Will Have To Rely On Management To Perform These Functions

The Company does not have an audit or compensation committee comprised of independent directors or any audit or compensation committee. Management performs these functions as a whole. Thus, there is a potential conflict in that management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

The Company Has Made Assumptions In Its Projections and In Forward-Looking Statements That May Not Be Accurate

The discussions and information in this Offering Circular may contain both historical and “forward-looking statements” which can be identified by the use of forward-looking terminology including the terms “believes,” “anticipates,” “continues,” “expects,” “intends,” “may,” “will,” “would,” “should,” or, in each case, their negative or other variations or comparable terminology. You should not place undue reliance on forward-looking statements. These forward-looking statements include matters that are not historical facts. Forward-looking statements involve risk and uncertainty because they relate to future events and circumstances.  Forward-looking statements contained in this Offering Circular, based on past trends or activities, should not be taken as a representation that such trends or activities will continue in the future. To the extent that the Offering Circular contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of the Company’s business, please be advised that the Company’s actual financial condition, operating results, and business performance may differ materially from that projected or estimated by the Company. The Company has attempted to identify, in context, certain of the factors it currently believes may cause actual future experience and results to differ from its current expectations. The differences may be caused by a variety of factors, including but not limited to adverse economic conditions, lack of market acceptance, reduction of consumer demand, unexpected costs and operating deficits, lower sales and revenues than forecast, default on leases or other indebtedness, loss of suppliers, loss of supply, loss of distribution and service contracts, price increases for capital, supplies and materials, inadequate capital, inability to raise capital or financing, failure to obtain customers, loss of customers and failure to obtain new customers, the risk of litigation and administrative proceedings involving the Company or its employees, loss of government licenses and permits or failure to obtain them, higher than anticipated labor costs, the possible acquisition of new businesses or products that result in operating losses or that do not perform as anticipated, resulting in unanticipated losses, the possible fluctuation and volatility of the Company’s operating results and financial condition, adverse publicity and news coverage, inability to carry out marketing and sales plans, loss of key executives, changes in interest rates, inflationary factors, and other specific risks that may be referred to in this Offering Circular or in other reports issued by us or by third-party publishers.

The Company Has Significant Discretion Over The Net Proceeds Of This Offering

The Company has significant discretion over the net proceeds of this Offering. As is the case with any business, particularly one without a proven business model, it should be expected that certain expenses unforeseeable to management at this juncture will arise in the future. There can be no assurance that management's use of proceeds generated through this offering will prove optimal or translate into revenue or profitability for the Company. Investors are urged to consult with their attorneys, accountants and personal investment advisors prior to making any decision to invest in the Company.

The Offering Price For The Shares of Class B Common Stock Being Sold In This Offering Has Been Determined By The Company

The price at which the Shares are being offered has been arbitrarily determined by the Company. There is no relationship between the offering price and the Company’s assets, book value, net worth, or any other economic or recognized criteria of value. Rather, the price of the Shares was derived as a result of internal decisions based upon various factors including prevailing market conditions, its future prospects and its capital structure. These prices do not necessarily accurately reflect the actual value of the Shares or the price that may be realized upon disposition of the Shares.

You Should Be Aware Of The Long-Term Nature Of This Investment

There is not now, and likely will not be in the near future, a public market for the Shares. Because the Shares have not been registered under the Securities Act or under the securities laws of any state or non-United States jurisdiction, the Shares may have certain transfer restrictions. It is not currently contemplated that registration under the Securities Act or other securities laws will be affected. Limitations on the transfer of the Shares may also adversely affect the price that you might be able to obtain for the Shares in a private sale. You should be aware of the long-term nature of your investment in the Company. You will be required to represent that you are purchasing the securities for your own account, for investment purposes and not with a view to resale or distribution thereof.

You Will Have Limited Influence On The Management Of The Company

Substantially all decisions with respect to the management of the Company will be made exclusively by the officers, directors, managers or employees of the Company. You will have a little ability to take part in the management of the Company as a minority Shareholder and will not be represented on any management board of the Company. Accordingly, no person should purchase the Shares unless he or she is willing to entrust all aspects of management to the Company.

The Shares in This Offering Have No Protective Provisions.

The Shares in this Offering have no protective provisions. As such, you will not be afforded protection, by any provision of the Shares or as a Shareholder, in the event of a transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving the Company. If there is a "liquidation event" or "change of control" for the Company, the Shares being offered do not provide you with any protection. In addition, there are no provisions attached to the Shares in the Offering that would permit you to require the Company to repurchase the Shares in the event of a takeover, recapitalization or similar transaction involving the Company.

No Guarantee of Return on Investment

There is no assurance that you will realize a return on your investment or that you will not lose your entire investment. For this reason, you should read this Offering Circular and all exhibits and referenced materials carefully and should consult with your own attorney and business advisor prior to making any investment decision.

Changes In Tax Laws, Or Their Interpretation, And Unfavorable Resolution Of Tax Contingencies Could Adversely Affect The Company’s Tax Expense

The Company’s future effective tax rates could be adversely affected by changes in tax laws or their interpretation, both domestically and internationally. For example, in December 2017, the Tax Act was enacted into United States law. This legislation is broad and complex, and given its recent enactment, regulations or other interpretive guidance are currently limited. Any change in the interpretation of the Tax Act or other legislative proposals or amendments could have an adverse effect on the Company’s financial condition, results of operations, and cash flows. Furthermore, the effect of certain aspects of the Tax Act on state income tax frameworks is currently unclear, and potential changes to state income tax laws or their interpretation could further increase the Company’s income tax expense. The Company’s tax returns and positions (including positions regarding jurisdictional authority of foreign governments to impose tax) are subject to review and audit by federal, state, local and international taxing authorities. An unfavorable outcome to a tax audit could result in higher tax expense, thereby negatively impacting the Company’s results of operations.

The Exclusive Forum Provision In The Subscription Agreement May Have The Effect Of Limiting An Investor’s Ability To Bring Legal Action Against The Company And Could Limit An Investor’s Ability To Obtain A Favorable Judicial Forum For Disputes.

The subscription agreement for this Offering includes a forum selection provision that requires any claims against the Company based on the subscription agreement to be brought in a court of competent jurisdiction in the State of Florida other than claims brought to enforce any duty or liability created by the Securities Act of 1933 or the Securities Exchange Act of 1934, or the rules and regulations thereunder. This provision may have the effect of limiting the ability of investors to bring a legal claim against the Company due to geographic limitations. There is also the possibility that the exclusive forum provision may discourage shareholder lawsuits, or limit shareholders’ ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company and its officers and directors. Alternatively, if a court were to find this exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, the Company may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect the Company’s business and financial condition.

You Will Need To Keep Records Of Your Investment For Tax Purposes.

As with all investments in securities, if you sell the Shares, you will probably need to pay tax on the long-term or short-term capital gains that you realize if sold at a profit or set any loss against other income. If you do not have a regular brokerage account, or your regular broker will not hold the Shares for you (and many brokers refuse to hold Regulation A securities for their customers and are not set up to hold securities in Share form) there will be nobody keeping records for you for tax purposes and you will have to keep your own records, and calculate the gain on any sales of any securities you sell.

The Shares Being Offered Have No Voting Rights

The Shares being offered in this Offering Circular have no voting rights. Control of the Company and nearly all management decisions affecting the Company will be exercised only by those holding shares of Class A Common Stock, which are not being offered herein. As a result, all matters submitted to Shareholders will be decided by the vote of holders of Class A Common Stock. As of the date of this Offering Circular, John Norman, CEO and Director, has voting control over 61.96% of the Company and Anthony Tann, COO and Director, has voting control over 35.87% of the Company. Together, John Norman and Anthony Tann will have control of approximately 97.83% of the Company’s voting power and have the ability to control the outcome of all matters submitted to Shareholders for approval. This concentrated control eliminates other Shareholders’ ability to influence corporate matters and, as a result, the Company may take actions that its Shareholders do not view as beneficial. Because the securities being sold in this Offering, Shares of Class B Common Stock, have no voting rights, if you invest, you should not expect to be able to influence any decisions by management of the Company through voting on Company matters.

The Shares Of Class B Common Stock Being Offered Are Subject To Drag-Along Rights

The Shares of Class B Common Stock being offered in this Offering Circular are subject to drag-along rights. As stated in the Company’s Bylaws, the holder or holders of at least a majority of the outstanding Class A Common Stock and at least a majority of the outstanding Class B Common Stock (together, the “Drag-Along Seller”) have the right to seek and approve a drag-along sale of the corporation. If at any time, the Drag-Along Seller receives a bona fide offer from an independent purchaser for a drag-along sale, the Drag-Along Seller shall have the right to require that each other shareholder participate in the sale in the manner provided in the Bylaws; provided, however, that no shareholder is required to transfer or sell any of its shares if the consideration for the Drag-Along Sale is other than cash or registered securities listed on an established U.S. securities exchange or traded on the NASDAQ National Market. If you invest in the Shares, you will be subject to this provision and may be required to participate in such a sale as set out in the Bylaws. You should be aware that there is uncertainty as to whether a court would enforce this provision of the Bylaws and/or these drag along rights, and take that into account before making a decision to invest in the Company. Please review Article 3, Section 14 of the Company’s Bylaws (Exhibit 1A-2B) and the section below entitled “Drag-Along Rights” for additional details.

Additional Risks Related to The Company’s Involvement In The Sports Industry

The Sports Industry In General and Auto Racing and Contact Sports, Face Intense Competition For Attendance, Television Viewership And Sponsorship.

The sports industry in general, and the motorsports industry and combat sports industry in particular, are highly competitive. The Company cannot assure that any driver it contracts with, or auto racing league as a whole, or any involvement in the contact sports industry, will be competitive in the marketplace in light of such competition. For example, IndyCar racing events compete with other racing events for television viewership, attendance and sponsorship funding, including: Formula One, National, NASCAR, National Hot Rod Association, Sports Car Club of America, and others. Combat sports events compete with other combat sports events for television viewership, attendance and sponsorship funding, including boxing, UFC, mixed martial arts, professional wrestling and others. Additionally, motorsports and combat sports compete for spectator interest with all forms of professional and amateur sports, many of which have resources that exceed those of motorsports, and with a wide range of other available entertainment and recreational activities, including football, baseball, basketball, hockey and golf.

If the Race Car Drivers The Company Contracts With Are Unable To Keep Up With Advances In High Performance Car Technology, Their Competitive Position May Suffer.

Race cars used in motorsports, and by drivers the Company may contract with, and in racing events specifically, are characterized by leading-edge technology which is constantly evolving. If the cars our drivers are racing in fail to integrate the latest technology or fail to be maintained competently and using latest technology, his racing career may suffer, and the Company's performance would suffer as a result.

Bad Weather Could Adversely Affect The Company.

Because our drivers may participate in motorsports events which are held outdoors, weather conditions could affect their participation at such events and could have a negative effect on the Company.

Postponement and/or Cancellation Of Major Motorsports or Combat Sports Events Could Adversely Affect The Company.

If an event any of the Company’s race car drivers are scheduled to race in, or otherwise participate in, is postponed because of weather or other reasons, the Company could incur increased expenses associated with participating in the rescheduled event. If such an event is cancelled, the Company would incur the expenses associated with preparing to attend the event, as well as losing any revenues the event may have produced for the Company. Similarly, if a combat sports event the Company planned to participate in is postponed because of any reason, the Company could incur increased expenses associated with participating in the rescheduled event. If such an event is cancelled, the Company would incur the expenses associated with preparing to attend the event, as well as losing any revenues the event may have produced for the Company.

Past and Future Pandemics Or Other Similar Occurrences Could Dramatically Affect Sporting Events Which Will Have A Significant Effect On The Company.

The unprecedented outbreak of the COVID-19 virus had a dramatic effect on the world, and on sporting events in particular.  As a result of the spread of the virus, nearly all sporting events were cancelled or postponed, bars and restaurants were closed temporarily or permanently, gathering in public was prohibited or curtailed and widespread effects occurred to nearly every industry and every sector of every society worldwide.  Short term and long term changes to sports and sporting events, and society in general, may have a negative effect on the Company and your investment. Furthermore, future pandemics, recurrences of the COVID-19 virus or a similar malady in the future, and other unforeseen or unpredictable health crises could have a significant effect on the Company and your investment. These events in the past and in the future will also have a significant effect on the ability of consumers to attend sporting events, on sporting events ability to occur for financial reasons and others, and on athletes being able to train to reach a competitive level, amongst other things. As a result, it is possible that the Company may not be able to fulfill its business plan, or to sustain the business based upon past and future pandemics or other similar occurrences.

The Company’s Financial Results Depend Significantly On Consumer And Corporate Spending.

The Company’s financial success is based, in large part, on the popularity amongst consumers and corporations of motorsports (in particular, IndyCar racing) and combat sports. This means the success of the Company’s business depends significantly upon a number of factors relating to discretionary consumer and corporate spending, including economic conditions affecting disposable consumer income and corporate budgets such as employment, business conditions, interest rates and taxation rates amongst other things. These factors can impact both attendance at racing or combat sports events and advertising and marketing dollars available from the sports industry’s principal sponsors. There can be no assurance that consumer and corporate spending will not be affected adversely by economic and other lifestyle conditions, thereby impacting the Company’s growth, revenue and profitability. A weakened economic and business climate, as well as consumer uncertainty created by such a climate, could adversely affect the Company’s financial success.

Government Regulation May Adversely Affect The Availability Of Sponsorships And Advertising.

     The motorsports industry and the combat sports industry both generate significant recurring revenue from the promotion, sponsorship and advertising of various companies and their products. Actual or proposed government regulation can impact negatively the availability to the motorsports and combat sports industries of this promotion, sponsorship and advertising revenue. Advertising by the tobacco and alcoholic beverage industries is generally subject to greater governmental regulation than advertising by other sponsors of the Company’s events. In the past, there were several unsuccessful regulatory attempts to impose restrictions on the advertising and promotion of cigarettes and smokeless tobacco, including sponsorship of motorsports activities. If successfully implemented, these regulatory efforts would have prohibited the present practice of tobacco brand name sponsorship of, or identification with, motorsports events, entries and teams. At this point, the ultimate outcome of these or future government regulatory and legislative efforts to regulate the advertising and promotion of cigarettes and smokeless tobacco is uncertain and the impact, if any, on the motorsports industry, the combat sports industry or the Company is unclear. Implementation of restrictions on the advertising or promotion of tobacco or alcoholic beverage products could adversely affect the Company.

The Company May Be Held Liable For Personal Injuries.

Motorsports and combat sports can be dangerous to participants and spectators. The Company does not maintain insurance policies that provide coverage that would protect us from a large financial loss due to liability for personal injuries sustained by persons on the Company’s property, in the ordinary course of the Company’s business, or caused by the racing activities or combat sports activities the Company participates in. There can be no assurance that, even if the Company purchased said insurance, the insurance would be adequate or available at all times and in all circumstances. The Company’s financial condition and results of operations could be affected negatively to the extent claims and expenses in connection with these injuries are greater than insurance recoveries.

Most Of The Athletes We Contract With Will Not Be An Afﬁliate, Director or Ofﬁcer Of The Company And Will Owe No Fiduciary Duties To The Company Or Any Of Our Shareholders.

The athletes we contract with will have no obligation to enhance the value of the company or disclose information to our shareholders. Events in the athlete’s personal life, including relationships with spouse, family, friends, etc. could have a signiﬁcant impact on their athletic performance. The athletes’ obligations to disclose such personal events is extremely limited and they are under no obligation to disclose any personal matters to the Company’s shareholders. Furthermore, although the athletes may, in some circumstances, be contractually obligated to disclose certain material facts to us, we cannot guarantee that the athletes will comply with such disclosure requirements or that we can independently verify or uncover material events in the athletes' personal life. In addition, the athletes have no obligation to enhance the value of the Company’s brand or their own brand. Furthermore, since the athletes are, in most cases, neither a director nor an ofﬁcer of our company, such athletes owe no ﬁduciary obligations to our shareholders. As a result, our shareholders will have no recourse directly against the athletes, either under our contract or under the securities laws.

Proﬁtability Of Our Contracts May Also Depend Upon Athletes' Ability To Attract And Maintain Endorsements And Attract And Maintain Other Income Generating Activities

The Company expects that the athletes we contract with will need to be able to maintain existing contracts they may have in place when they sign with us, as well as attract and maintain additional contracts, endorsements and other income generating activities. Despite this, the athletes have no obligation to take any actions to generate income, or to take any actions to increase the amount of income that they generate. Even if the athletes desire to and attempt to attract and maintain additional contracts, endorsements or other income generating activities, there can be no assurances that the athletes will be able to do so.

Athletes’ Competition For Endorsements And Other Income Opportunities Is Intense

Endorsement and income opportunities for athletes depend on a variety of factors, including the primary occupation, and perceived value of such profession to marketing executives, and other factors in the primary occupation, such as quality of the athletes' performance, the sport and markets in which the athletes performs, skill of the athletes within their sport, and potential to perform in the future, as well as intangible traits while not engaged in athletics such as personality, personal drive and ambition, likability, authenticity and consistency. Thus, future endorsements and other income opportunities may be difﬁcult to attract and maintain, and they may not generate as much income as we expect or that they have historically. A downturn in the performance of an athlete could adversely affect such athletes' ability to attract and maintain endorsements. Even if the athlete enters into agreements that are capable of generating signiﬁcant income, such agreements may have termination clauses relating to performance, character or other reasons, or such agreements may become the subject of disputes. We will have no rights under our contracts to require the athletes to pursue any remedies or engage in any disputes with any third parties.

An Athlete’s Income May Decrease Due To Factors Outside The Control Of The Athlete, Such As An Injury, Illness, Medical Condition Or Death Of The Athlete, Or Due To Other Factors Such As Public Scandal Or Other Reputational Harm To The Athlete.

At present, we do not maintain any insurance against the loss of any athlete’s income as a result of injury, illness, medical condition or death of the athlete and we may choose to not do so in the future. Therefore, if an athlete becomes injured or sustains a serious illness or other adverse medical condition in the course of his professional career or otherwise, or dies, the athlete’s income would likely be dramatically less than we anticipate, and it is likely that such income could cease completely. We also expect to receive income from existing and future endorsement agreements entered into by the athletes, as well as other public activities related to the primary occupation of the athletes, such as television broadcasting. We believe that the athletes' ability to attract and maintain endorsement agreements as well as other sources of income will depend on the athletes' reputation and ability to be viewed favorably by the public. Prior to entering into a contract, we assess the character and reputation of each athlete through our independent assessments and other methods. However, there can be no assurance that our review process uncovers all facts and characteristics that could adversely affect the reputation of an athlete or the value of their future income. Even if our review process provides us with an accurate assessment of the character and integrity of an athlete as of the date of our review, there can be no assurance that circumstances in the future will not change, or that an athlete will continue to behave in a manner consistent with past behavior. Any harm to the public reputation of an athlete, or association of the athlete’s name with a public scandal, may reduce the athlete's ability to enter into and maintain future endorsements and other sources of income and as a result, income would likely decrease or may cease completely.

The Athletes Or Other Third Parties May Refuse Or Fail To Make Payments To Us Under Our contracts.

In some cases, the athletes we contract with may have to be billed for our services, requiring them to make payments top us from earnings, income or winnings to which we are entitled to a percentage. An athlete or other third party may dispute amounts to which we believe we are entitled, or may be unwilling or unable to make payments to which we are entitled, including for reasons discussed elsewhere in these risk factors. In either event, we may become involved in a dispute with the athlete or other third party regarding the payment of such amounts, including possible litigation. Disputes of this nature could harm the relationship between us and the athlete or other third party and could be costly and time-consuming for us to pursue. In addition, if the athlete or other third party who may be obligated to make payments to us were to become the subject of a proceeding under the United States Bankruptcy Code or a similar proceeding or arrangement under another state, federal or foreign law, our rights and interests under our contract or otherwise may be prejudiced or impaired, perhaps signiﬁcantly so. In such circumstances, we may be precluded, stayed or otherwise limited in enforcing some or all of our rights under our contract or otherwise and realizing the economic and other beneﬁts contemplated therein. To the extent we do not receive payments under our contract to which we would otherwise be entitled as a result of any such debtor relief laws, the value of our Company could decline.

Our Athlete Contract Will Not Be Secured By Any Collateral Or Guaranteed Or Insured By Any Third Party Other Than The Athletes, And You Must Rely On The Company To Pursue Remedies Against The Athletes In The Event Of Any Default

The payments under the contracts we will enter into with athletes will be unsecured obligations of the athletes and will not be secured by any collateral, nor guaranteed or insured by any third party or governmental authority. Therefore, we will be limited in our ability to collect any payments that may be owed to us under a contract if those amounts are not paid. Generally, we would have to pursue remedies against the athletes or other third parties to whom our contract was assigned by the athlete. If the athlete defaults under our contract, there can be no assurances that the athletes will have adequate resources, if any, to satisfy any obligations to us under our contract.  As a shareholder, you will have no recourse directly against the athletes.

Our Contract Does Not Restrict Athletes From Incurring Unsecured Or Secured Debt, Nor Does It Impose Any Other Financial Restrictions On The Athletes

If one the athletes with whom we contract incurs secured or unsecured debt after entering into a contract with us, or if the athlete incurs excessive expenses, the athlete may be impaired in its ability to make payments to us under our contract. In addition, additional debt or expenses may adversely affect the athlete’s creditworthiness generally, and could result in the ﬁnancial distress, insolvency, or bankruptcy of the athlete. To the extent that the athlete has or incurs indebtedness and expenses and cannot pay all of its indebtedness or expenses, the athlete may choose to make payments to other creditors rather than us. To the extent an athlete incurs indebtedness that is secured, such as mortgage, home equity, or auto loans, the ability of the secured creditors to exercise remedies against the assets of the athlete may impair the athlete's ability to make payments to us under our contract. The athlete may also choose to repay obligations under secured indebtedness before making required payments on our contract because the athlete has no collateral at risk in the case of our contract.

Failure Of An Athlete To Adequately Protect Their Intellectual Property Could Injure The Value Of The Athlete's Brand.

To a certain degree, the success of our contracts with athletes will be dependent on the athletes protecting their brands from intellectual property infringement (such as counterfeiting and other unauthorized uses of their intellectual property rights). Although the athletes we contract with may seek to protect the intellectual property rights associated with their brand by ensuring that they own and control certain intellectual property rights in and to those assets and, where appropriate, by enforcing those intellectual property rights, it may not be possible to detect all instances of brand infringement. Additionally, where instances of brand infringement are detected, we cannot guarantee that such instances will be prevented as there may be legal or factual circumstances that give rise to uncertainty as to the validity, scope and enforceability of an athlete's intellectual property rights. We will have no rights under our athlete contracts to enforce any intellectual property rights of the athletes or their brand. Infringement of their trademark, copyright and other intellectual property rights by others could have an adverse effect on the athlete’s income. If any athlete were to fail or be unable to secure, protect, maintain and/or enforce the intellectual property rights that vest in his or her brand, then we could lose a portion of our cash stream that would have been received from the athlete.

Our Business Strategy Depends In Part On Our Ability To Build A Robust Roster Of Athletes And We May Not Be Able To Recruit Or Enter Into The Number Of Additional Contracts That We Anticipate Would Be Necessary To Support Our Business Model

Our success depends in part on our ability to build a robust roster of athletes and beneﬁt from economies of scale. We do not know if future potential athletes will agree to enter into our contracts and we may not be able to attract sufﬁcient additional athletes. For example, future athletes may not view our contract as an attractive value proposition to them due to any number of factors. As a result, we may be forced to revise our business model to attract additional athletes.

There Is A Substantial Likelihood That Many Athletes We Enter Into Contracts With Will Never Earn Any Money, Or Enough Money To Be Worth The Investment We Make In The Athlete.

Our business model is based on us being able to identify and enter into contracts with athletes that are able to ultimately earn compensation of which we, and investors, will share on a case by case basis. However, identifying athletes who will be profitable for the Company is, and always will be, based in part upon speculation and inexact science, and there is a substantial likelihood that we will enter into contracts with many athletes we believe will generate future compensation, but who will fail to do so for various reasons including, but not limited to, the athlete’s inability to continue to develop in his or her sport, the athlete’s failure to reach a level where they can be compensated, injury or illness of the athlete, and numerous other reasons.  Only a very small percentage of individual sport athletes reach a level where the development money and other funds expended by the Company could reach a level that creates a revenue stream for the Company and a disbursement of funds to investors.  Your investment in our Company involves a high degree of risk that some or all of the athletes we choose to expend funds on will never provide a return on that investment in said athlete.

IN ADDITION TO THE RISKS LISTED ABOVE, BUSINESSES ARE OFTEN SUBJECT TO RISKS NOT FORESEEN OR FULLY APPRECIATED BY THE COMPANY’S MANAGEMENT. IT IS NOT POSSIBLE TO FORESEE ALL RISKS THAT MAY AFFECT THE COMPANY. MOREOVER, THE COMPANY CANNOT PREDICT WHETHER THE COMPANY WILL SUCCESSFULLY EFFECTUATE THE COMPANY'S CURRENT BUSINESS PLAN. EACH PROSPECTIVE INVESTOR IS ENCOURAGED TO CAREFULLY ANALYZE THE RISKS AND MERITS OF AN INVESTMENT IN THE SHARES AND SHOULD TAKE INTO CONSIDERATION WHEN MAKING SUCH ANALYSIS, AMONG OTHER FACTORS, THE RISK FACTORS DISCUSSED ABOVE, AS WELL AS OTHERS NOT DISCUSSED ABOVE.

DILUTION

The term "dilution" refers to the reduction (as a percentage of the aggregate Shares outstanding) that occurs for any given Share when additional Shares are issued. If all of the Shares in this Offering are fully subscribed and sold, the Shares offered herein will constitute approximately 7% of the total outstanding shares of the Company.

The Company anticipates that subsequent to this Offering, the Company may require additional capital. Such future fund raising will further dilute the percentage ownership of the Shares sold herein in the Company. Your stake in the Company could be diluted due to the Company issuing additional

Shares of Class B Common Stock or other securities such as stock, or securities or debt convertible into stock or additional classes of stock. When the Company issues more Shares or other securities, the percentage of the Company that you own will decrease, even though the value of the Company may increase. If this event occurs, you may own a smaller piece of a larger company. An increase in number of shares outstanding could also result from a share offering (such as an initial public offering, an equity crowdfunding round, a venture capital round, or an angel investment), employees or others exercising stock options, vesting of stock options or by conversion of certain instruments such as convertible bonds, other classes of stock or warrants into stock or other equity. If the Company decides to issue more Shares or other securities, an investor could experience value dilution, with each Share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per Share, although this typically occurs only if the Company offers dividends, and most early stage companies like the Company are unlikely to offer dividends, preferring to invest any earnings into the Company.

The type of dilution that negatively affects early-stage investors most occurs when the Company sells more Shares or securities in a “down round,” meaning at a lower valuation than in earlier offerings. This type of dilution might also happen upon conversion of convertible notes into stock. Typically, the terms of convertible notes issued by early-stage companies provide that in the event of another round of financing, the holders of the convertible notes get to convert their notes into equity at a “discount” to the price paid by the new investors, i.e., they get more shares than the new investors would for the same price. Additionally, convertible notes may have a “price cap” on the conversion price, which effectively acts as a share price ceiling. Either way, the holders of the convertible notes get more shares for their money than would new investors in that subsequent round. In the event that the financing is a “down round” the holders of the convertible notes will dilute existing equity holders, and even more than the new investors do, because they get more shares for their money. Investors should pay careful attention to the number of convertible notes that a company has issued and may issue in the future, and the terms of those notes. At present, the Company has not issued any convertible notes, but it is possible that such notes could be issued in the future.

If you are making an investment expecting to own a certain percentage of the Company or expecting each Share to hold a certain amount of value, it is important to realize how the value of those Shares can decrease by actions taken by the Company. Dilution can make drastic changes to the value of each Share, ownership percentage, control, share of revenues and earnings per Share.

If you invest in the Company’s Shares, your interest will be diluted immediately to the extent of the difference between the Offering price per Share and the pro forma net tangible book value per share after this Offering. As of December 31, 2018, the net tangible book value of the Company was $(41,561) since the Company has not generated any revenue to date but had cumulative expenses equal to $41,561 and $100 in paid-in-capital. As of December 31, 2019, the net tangible book value of the Company was $16,862 since the Company has not generated any revenue to date but had cumulative expenses equal to $233,138 and $250,100 in paid-in-capital.   Based on the number of Class A Shares (1000) and Shares of Class B Common Stock (42,690,046) issued and outstanding as of the date of this Offering Circular, that equates to a net tangible book value of approximately $(0.00039) per Share on a pro forma basis. Net tangible book value per Share consists of Share holders’ equity adjusted for the retained earnings (deficit), divided by the total number of Shares outstanding. The pro forma net tangible book value, assuming full subscription in this Offering, would be $0.056 per Share.

Thus, if the Offering is fully subscribed, the net tangible book value per Share owned by the Company’s current shareholders will have immediately increased by approximately $0.06 per share without any additional investment on their part and the net tangible book value per Share for new investors will be immediately diluted to $0.06 per Share. These calculations do not include the costs of the Offering, and such expenses will cause further dilution.

The following tables illustrate the per Share dilution which would occur under each of the “Use of Proceeds” section scenarios shown below (after deducting the appropriate offering expenses for each scenario) as of June 30, 2019 financial statements:

If the total capital raised is $600,000:
Offering price per Share*	$0.75
Net Tangible Book Value per Share before Offering (based on 42,691,046 Shares)	$0.00039
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 800,000 Shares)	$ 0.014
Net Tangible Book Value per Shares after Offering (based on 43,491,046 Shares)	$0.014
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.74
*Before deduction of offering expenses

If the total capital raised is $1,200,000:
Offering price per Share*	$0.75
Net Tangible Book Value per Share before Offering (based on 42,691,046 Shares)	$0.00039
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 1,600,000 Shares)	$0.027
Net Tangible Book Value per Shares after Offering (based on 44,291,046 Shares)	$0.027
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.72
*Before deduction of offering expenses

If the total capital raised is $1,800,000:
Offering price per Share*	$0.75
Net Tangible Book Value per Share before Offering (based on 42,691,046 Shares)	$0.00039
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 2,400,000 Shares)	$0.042
Net Tangible Book Value per Shares after Offering (based on 45,091,046 Shares)	$0.040

Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.71
*Before deduction of offering expenses

If the total capital raised is $2,400,000:
Offering price per Share*	$0.75
Net Tangible Book Value per Share before Offering (based on 42,691,046 Shares)	$0.00039
Increase in Net Tangible Book Value per Share Attributable to Shares Offered Hereby (based on 3,200,000 Shares)	$0.056
Net Tangible Book Value per Shares after Offering (based on 45,891,046 Shares)	$0.053
Dilution of Net Tangible Book Value per Share to Purchasers in this Offering	$0.69
*Before deduction of offering expenses

There is a material disparity between the price of the Shares in this Offering and the effective cash cost to existing shareholders for shares acquired by them in a transaction during the past year.  The Company’s operations to date have been funded by the founders and initial investors. Total funding provided by these sources from inception through December 31, 2019 amounted to $250,000 and has continued since then. The average effective cash contribution for Shares acquired by investors in transactions during the past year was approximately $0.0058 per Share, whereas the public contribution under this Offering will be $0.75 per Share.

PLAN OF DISTRIBUTION

The Company is offering a Maximum Offering of up to $2,400,000.00 of its Shares. The Offering is being conducted on a best-efforts basis without any minimum number of Shares or amount of proceeds required to be sold. There is no minimum subscription amount required (other than a per investor minimum purchase) to distribute funds to the Company. The Company will not initially sell the Class B Units through commissioned broker-dealers other than Dalmore, but may do so after the commencement of the offering. Any such arrangement will add to its expenses in connection with the offering. If the Company engages one or more additional commissioned sales agents or underwriters, the Company will supplement this Form 1-A and Offering Circular to describe the arrangement. The Company will undertake one or more closings on a rolling basis as funds are received from investors. The timing and amounts of such closings will be in the sole and absolute discretion of the Company, who will take into consideration as to when closings will take place such matters as the feedback received from market participants regarding their interest in participating in the Offering and the impact that a closing would have on the continuation of the Offering. Furthermore, the Company anticipates that closings will be held such that no cleared investor funds will remain in the bank account for more than approximately 30 business days, assuming said funds and the investors have cleared compliance with the broker-dealer. At each closing, funds held in the bank account will be distributed to the Company, and the associated Shares will be issued to all investors at the same time following the closing of the Offering. Funds tendered by investors will be kept in the bank account until the next closing after they are received by the bank.

All subscribers will be instructed by the Company or its agents to transfer funds by wire, credit or debit cards or ACH transfer directly to the bank account established for this Offering or deliver checks made payable to “Prime Trust, LLC as Escrow Agent for Investors in Evolution Development Group, Inc. Securities Offering” which shall be deposited into the bank account and released to the Company at each closing. Should the Company choose to accept credit or debit cards as payment of the subscription amount, processing fees and other charges may be added to the subscription amount to pay for the third-party costs of processing such payments.

Except as stated above, subscribers have no right to a return of their funds unless no closings have occurred by the termination date of the Offering, in which event investor funds held in the bank account will promptly be refunded to each investor without interest or deductions. The Company may terminate the Offering at any time for any reason at its sole discretion, and may extend the Offering past the planned termination date in the absolutely discretion of the Company.

None of the Shares being sold in this Offering are being sold by existing securities holders. All of the securities were authorized as of October 4, 2018.

After the Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”), the Company will accept tenders of funds to purchase the Shares. The Company has engaged Prime Trust LLC as the escrow agent to hold investor funds in a bank account to hold investor funds until compliance is complete. Because this is not a contingent offering, no escrow account will be established and no escrow agreement will be filed as Exhibit 1A-8 to this Form 1-A of which this Offering Circular is a part. If an escrow account is created despite the lack of legal requirement, the Company will file as Exhibit 1A-8 to this Form 1-A of which this Offering Circular is a part.

The Company initially will use its existing website, www.evolutiondg.com, to provide notification of the Offering. Persons who desire information will be directed to either www.evolutiondg.com, or a website owned and operated by an unaffiliated third party that provides technology support to issuers engaging in equity crowdfunding efforts. This Offering Circular will be furnished to prospective investors via download 24 hours per day, 7 days per week on the above-referenced websites.

You will be required to complete a subscription agreement in order to invest. The subscription agreement includes a representation that if you are not an “accredited investor” as defined under federal securities law, you are investing an amount that does not exceed the greater of 10% of your annual income or 10% of your net worth, as described in the subscription agreement.

The Company has engaged Dalmore Group, LLC (“Dalmore”), a broker-dealer registered with the SEC and members of the Financial Industry Regulatory Authority (“FINRA”), to perform the following functions in connection with this Offering, but not for underwriting or placement agent services:

1.Accept investor data from the Company, generally via a reputable software system from a technology provider, but also via other means as may be established by mutual agreement;

2.Process potential investors, including, but not limited to, running reasonable background checks for anti-money laundering and PATRIOT Act purposes (together, “AML”), as well as comply with Know Your Customer (“KYC”) rules;

3.Review and process information from potential investors, including but not limited to running reasonable background checks for AML, IRS tax fraud identification and purposes, and to gather and review responses to customer identification information;

4.Review subscription agreements received from prospective investors to confirm their participation in the Offering;

5.Contact the Company and/or the Company's agents, if needed, to gather additional information or clarification from prospective investors;

6.Provide the Company with prompt notice about inconsistent, incorrect or otherwise flagged (e.g. for underage or AML reasons) subscriptions;

7. Transmit data to the Company's transfer agent in the form of book-entry data for maintaining the Company's responsibilities for managing investors, investor relationship management, and record keeping;

8.Keep investor details and data confidential and not disclose to any third party except as required by regulators or by law (e.g. as needed for AML); and

9.Comply with any required FINRA filings including filings required under Rule 5110 for the offering.

The Company has agreed to pay Dalmore a broker-dealer services fee equivalent to 5% of all capital raised in the Offering and 3% cashless exercise warrants on all capital raised in the Offering, exercisable for up to 5 years. The warrants may be exercised by Dalmore or their assigns for 105% of the offering price and will, when exercised, provide Dalmore or their assigns with Class B Units. The warrants are (a) not exercisable or convertible more than five years from the qualification date of the offering circular pursuant to FINRA Rule 5110(f)(2)(G)(i); (b) comply with lock-up restrictions pursuant to FINRA Rule 5110(g)(1); and (c) comply with transfer restrictions pursuant to FINRA Rule 5110(g)(2)(A)(ii).  The Company has also paid a FINRA 5110 filing fee of $3,500.00 and a due diligence flat fee of $15,000.00 to a previously engaged broker-dealer, at least $12,500 of this due diligence flat fee was paid to a third-party due diligence provider and any portion of the flat fee not paid to a third party due diligence provider will be refunded to the Company. The Company is also liable to reimburse and Dalmore for any out-of-pocket expenses incurred in relation to the services provided. The total amount of out-of-pocket expenses that may be reimbursed to Dalmore is capped at $10,000.00, not including the $15,000.00 due diligence fee and the FINRA filing fee.

The warrants described in the preceding paragraph and the right to purchase securities upon exercise hereof shall terminate upon the earliest of (a) the close of business on the five year anniversary of qualification of the Company's Regulation A offering or (b) the consummation of a sale, merger or the like of the Company or an initial public offering of the Company. For the avoidance of doubt, the warrants will not be exercisable more than five years from the qualification date of this Offering pursuant to FINRA Rule 5110(f)(2)(G)(i). The warrants shall comply with transfer restrictions pursuant to FINRA Rule 5110(g)(2)(A)(ii).

It is anticipated that one additional broker-dealer, StartEngine Primary LLC (“StartEngine”) will enter into commission sharing agreements with Dalmore and will act as a part of a selling group for this Offering. For sales of securities to investors originated by StartEngine, in lieu of the fee structure set out above, the Company shall pay a cash success fee equivalent to 7% of the gross proceeds raised in the Offering, with 5% of the gross proceeds from said investors being paid to StartEngine, and 2%

of the gross proceeds from said investors being paid to the managing broker-dealer, Dalmore. In lieu of the warrant structure set out above, for sales of securities to investors originated by StartEngine, the Company shall grant cashless warrants equivalent to 5% of the gross proceeds raised in the Offering, at 105% of the offering price, with 3% of the warrants from said investors being paid to StartEngine, and 2% of the warrants from said investors being paid to the managing broker-dealer,  Dalmore. The warrants granted to StartEngine may be exercised by StartEngine or their assigns at 105% of the offering price and will, when exercised, provide StartEngine or their assigns with Shares of Class B Common Stock.

Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment or supplement to this Offering Circular will be filed disclosing the additional fees.

Dalmore is not participating as an underwriter in this Regulation A Offering and under no circumstance will it solicit any investment in the Company in this Regulation A Offering, recommend the Company's securities in this Regulation A Offering or provide investment advice to any prospective investor in this Regulation A Offering, or make any securities recommendations to investors in this Regulation A Offering. Dalmore is not distributing any securities offering prospectuses in this Regulation A Offering or making any oral representations concerning the securities offering prospectus in this Regulation A Offering or the Regulation A Offering itself. Based upon Dalmore’s anticipated limited role in this Offering, it has not and will not conduct extensive due diligence of this Regulation A offering and no investor should rely on Dalmore’s involvement in this Offering as any basis for a belief that either has done extensive due diligence. Dalmore does not expressly or impliedly affirm the completeness or accuracy of the Form 1-A and/or Offering Circular presented to investors by the Company. All inquiries regarding this Offering should be made directly to the Company.

This Offering will commence on the qualification of this Offering Circular, as determined by the Securities and Exchange Commission and continue for a period of 360 days. The Company may extend the Offering for an additional time period unless the Offering is completed or otherwise terminated by the Company. Funds received from investors will be counted towards the Offering only if the form of payment clears the banking system and represents immediately available funds held by the Company prior to the termination of the subscription period, or prior to the termination of the extended subscription period if extended for up to another 180 days by the Company, or as otherwise set out herein.

If you decide to subscribe for any Shares in this Offering, you must deliver a funds for acceptance or rejection. The minimum investment amount for a single investor is $150.00 for 200 Shares unless reduced on a case-by-case basis by the Company. If paying by check, all subscription checks should be made payable to “Prime Trust, LLC as Escrow Agent for Investors in Evolution Development Group, Inc. Securities Offering.”  If a subscription is rejected, all funds will be returned to subscribers within ten days of such rejection without deduction or interest. Upon acceptance by the Company of a subscription, a confirmation of such acceptance will be sent to the investor.

The Company maintains the right to accept or reject subscriptions in whole or in part for any reason or for no reason. The Company maintains the right to accept subscriptions below the minimum investment amount or minimum per share investment amount in its discretion. All monies from rejected subscriptions will be returned by the Company to the investor, without interest or deductions.

This is an offering made under an exemption from registration via “Tier 2” of Regulation A. The Shares will be sold only to a person if the aggregate purchase price paid by such person is no more than 10% of the greater of such person's annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states may be higher than those described in this Form 1-A and/or Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons. Different rules apply to accredited investors.

Each investor must represent in writing that he/she/it meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she/it is purchasing the Shares for his/her/its own account and (ii) he/she/it has such knowledge and experience in financial and business matters that he/she/it is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she/it and his/her/its purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Selling broker-dealers and other persons who may participate in the offering may make additional reasonable inquiries in order to verify an investor's suitability for an investment in the Company. Transferees of the Shares may also be required to meet the above suitability standards or other standards applicable under federal and state securities law.

The Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) is named on the list of “specially designated nationals” or “blocked persons” maintained by the U.S. Office of Foreign Assets Control (“OFAC”) at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time, (ii) an agency of the government of a Sanctioned Country, (iii) an organization controlled by a Sanctioned Country, or (iv) is a person residing in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.  A “Sanctioned Country” means a country subject to a sanctions program identified on the list maintained by OFAC and available at www.ustreas.gov/offices/enforcement/ofac/sdn or as otherwise published from time to time. Furthermore, the Shares may not be offered, sold, transferred, or delivered, directly or indirectly, to any person who (i) has more than fifteen percent (15%) of its assets in Sanctioned Countries or (ii) derives more than fifteen percent (15%) of its operating income from investments in, or transactions with, sanctioned persons or Sanctioned Countries.

The sale of Shares of the same class as those to be offered for the period of distribution will be limited and restricted to those sold through this Offering. Because the Shares being sold are not publicly or otherwise traded, the market for the securities offered is presently stabilized.

Integral Transfer Agency USA Inc. will serve as transfer agent to maintain shareholder information.

USE OF PROCEEDS

The Use of Proceeds is an estimate based on the Company’s current business plan. The Company may find it necessary or advisable to reallocate portions of the net proceeds reserved for one category to another, or to add additional categories, and the Company will have broad discretion in doing so.

Because the Offering is a “best efforts” offering, the Company may close the Offering without sufficient funds for all the intended purposes set out below or even to cover the costs of the Offering.

The maximum gross proceeds from the sale of the Shares in this Offering are $2,400,000.00. The net proceeds from the Offering, assuming it is fully subscribed, are expected to be approximately $2,080,000.00 after the payment of offering costs including broker-dealer fees. The estimate of the budget for offering costs is an estimate only and the actual offering costs may differ from those expected by management.

Management of the Company has wide latitude and discretion in the use of proceeds from this Offering. Ultimately, management of the Company intends to use a substantial portion of the net proceeds for operations and general working capital. At present, management’s best estimate of the use of proceeds, at various funding milestones, is set out in the chart below. However, potential investors should note that this chart contains only the best estimates of the Company’s management based upon information available to them at the present time, and that the actual use of proceeds is likely to vary from this chart based upon circumstances as they exist in the future, various needs of the Company at different times in the future, and the discretion of the Company’s management at all times.

A portion of the proceeds from this Offering may be used to compensate or otherwise make payments to officers or directors of the issuer. The officers and directors of the Company may be paid salaries and receive benefits that are commensurate with similar companies, and a portion of the proceeds may be used to pay these ongoing business expenses.

The Company reserves the right to change the use of proceeds set out herein based on the needs of the ongoing business of the Company and the discretion of the Company’s management. The Company may reallocate the estimated use of proceeds among the various categories or for other uses if management deems such a reallocation to be appropriate.

USE OF PROCEEDS TABLE

(1) The Company shall pay Dalmore a cash success fee equivalent to 5% of the gross proceeds raised in the Offering. In addition to the fees above, the Company shall grant to Dalmore (or their designees and assignees) cashless warrants equivalent to 3% of the gross proceeds raised in the Offering, at 105% of the offering price. Fees in the chart above only reflect the cash fee (5%), and do not reflect the warrants, which are also not represented in the table of beneficial ownership herein. The warrants may be exercised by Dalmore or their assigns at 105% of the offering price and will, when exercised, provide Dalmore or their assigns with Shares of Class B Common Stock. A previously engaged broker-dealer was paid a $15,000 due diligence fee by the Company. Dalmore may engage the services of additional FINRA member broker-dealers as part of a selling group, and those additional broker-

dealers may be paid additional fees to those disclosed herein. Should such additional broker-dealers be engaged, an amendment to this Offering Circular will be filed disclosing the additional fees. Dalmore  is not an underwriter and will not be paid underwriting fees but will be paid service fees.

One additional broker-dealer, StartEngine Primary LLC (“StartEngine”) is expected to enter into commission sharing agreement with Dalmore and to act as a part of a selling group for this Offering. For sales of securities to investors originated by StartEngine, in lieu of the fee structure set out above, the Company shall pay a cash success fee equivalent to 7% of the gross proceeds raised in the Offering, with 5% of the gross proceeds from said investors being paid to StartEngine, and 2% of the gross proceeds from said investors being paid to the managing broker-dealer, Dalmore. In lieu of the warrant structure set out above, for sales of securities to investors originated by StartEngine, the Company shall grant cashless warrants equivalent to 5% of the gross proceeds raised in the Offering, at 105% of the offering price, with 3% of the warrants from said investors being paid to StartEngine, and 2% of the warrants from said investors being paid to the managing broker-dealer,  Dalmore. The warrants granted to StartEngine may be exercised by StartEngine or their assigns at 105% of the offering price and will, when exercised, provide StartEngine or their assigns with Shares of Class B Common Stock.

(2) The Offering Expenses are estimated at a total of $200,000 in the chart above but may vary from that total. The estimated Offering Expenses in this chart include, among other things, legal fees, accounting costs, reproduction expenses, due diligence, marketing, consulting, broker-dealer out-of-pocket expenses, administrative services, technology provider fees, banking fees, other costs of blue sky compliance, and actual out-of-pocket expenses incurred by the Company selling the Units, but which do not include service fees paid to Dalmore or any type of commissions to be paid to any broker-dealer.

DESCRIPTION OF THE BUSINESS

General

Evolution Development Group, Inc. (“We” “EVO” or the “Company”) is a Florida corporation formed on October 4, 2018.

The Company’s Chief Executive Officer is John Norman. The Company’s offices are located at 10949 Esteban Drive, Ft. Myers, FL 33912. The Company’s Chief Executive Officer may be reached at 239-313-3693 or via e-mail to john@evolutiondg.com. The Company is relying on this offering to fund its ongoing business. Consequently, as of the date of this Offering Circular, the Company has only limited assets, contributed by the founders and early investors. Further, the Company will require substantial additional funds, even beyond those raised in this Offering, in order to fully implement its business plan and to seek to become profitable.

Summary

For certain individual sports, money—more than talent—is the biggest challenge of an athlete’s career. It’s a broken model where a financial setback can mean the end of one athlete’s career, and a minor stumble for another. Fans may never know how much better a sport can be when the budgets are balanced, the athletes are focused, and raw talent meets raw talent in the heat of competition.

EVO is here to make it happen.

EVO is a revolutionary athlete-development company whose mission is to create tomorrow’s champions. Born from a team of industry veterans, EVO is focused on scouting athletes for their extraordinary skill, and funding their development through fan investment. As EVO athletes succeed, a portion of their winnings will be returned to the Company and its investors.

EVO allows fans to become investors who invest in an athlete’s journey from toil to triumph.

The EVO Business Plan

For individual sports like racing, boxing, MMA, golf, and tennis—money (more than talent) is the biggest challenge of an athlete’s career. EVO is focused on changing that paradigm by taking skilled athletes who are struggling, and funding their development in exchange for a share of future earnings. Those earnings are then shared with fans who have invested in EVO’s vision of leveling the playing field for athletes to compete without the burden of financial constraints.

As EVO athletes succeed, a portion of their winnings is returned to the Company and ultimately, for the benefit of the Company’s investors. This enables EVO’s investors to become engaged consumers. EVO athletes to have the ability to become focused champions, and for EVO-involved sports to become growth markets in an increasingly noisy world.

Initially, EVO is focused on three individual sports: IndyCar, combat sports (MMA & Boxing)  and professional golf.

At the time this Offering Circular is being filed, EVO does not have any athletes under contract in IndyCar, combat sports (MMA & Boxing), professional golf or any other sport.

IndyCar

The 2018 Indy Lights season ended with rookie Patricio O'Ward1 on top. He won the championship title with 9 wins, a record-setting 9 pole positions, and 13 podiums. His prize was a $1 million-dollar scholarship to join the IndyCar series, but his Harding-Steinbrenner racing team let him go amidst rumors that money troubles were preventing them from financing their proposed 2-car team. Arguably one of the best new drivers to hit the series faced spending the year sitting in the stands due to lack of funding.

In March 2019, Patricio got a break with the Carlin team signed him for 13 races and then the Red Bull Junior team, seeing his vast potential, signed him in May 2019.

So what if the Carlin and Red Bull deals never happened? Patricio would be a world-class driver unable to touch the track.

IndyCar drivers face many types of funding problems2 such as:

1 Patricio O'Ward is not affiliated with EVO in any manner. His story is used to illustrate the problems inherent for a professional race car driver with talent, but not enough funding.

2 Perez, J. (2018). Show Me the Money: The Finances Behind IndyCar, NASCAR, and Formula 1. [online] The Drive. Available at:

https://www.thedrive.com/accelerator/22168/behind-the-shadowy-billion-dollar-payouts-of-f1-nascar-and-indycar [Accessed 27 Mar. 2019].

•Drivers must carry their own life and health insurance, with the highest premiums for high-risk athletes.

•Some drivers have gone into debt in order to buy a seat, hoping that any prize money or sponsorship money they earn during the year will repay the loan.

•Even drivers with good reputations must spend much of the racing season selling car, suit, and helmet advertising space.3

Combat Sports (Boxing and MMA)

Boxers and MMA fighters face expenses for coaching, gym membership, insurance, medical bills, license fees, equipment, professional services, travel, and living expenses. There is no union
(like in team sports) to protect these fighters, and most have to work separate jobs to be able to fight rather than focus on becoming the best that they can be.

With the rapidly growing participation in and the popularity of MMA, there is an increasing demand for athlete management and instructional fights. Yet fighters have extremely limited options for representation and need outlets to showcase their skills along with independent guidance to progress in their careers. EVO plan to fill this void.

Professional Golf

Without a sponsor, aspiring professional golfers play in as many events as they can afford. They do so with the added stress of playing against the best golfers in the world, where every stroke means the difference between their score staying in the red, while they must worry about their bank account being in the red. Development costs for a professional golfer are estimated at more than $100,000 per year for mini-tournaments, qualifying school, coaching, travel, food, rent and other expenses. Making the cut at most events gets the golfer a check for about $1,4004, so their scores need to be consistently solid just to stay ahead on their tournament expenses alone.

The EVO Difference

The challenges detailed above are unavoidable, but with EVO offsetting many of the costs, EVO athletes will be afforded the opportunity to excel and compete at the level of top athletes in each field. EVO plans to find the select few athletes who have a high probability of being a future champion in their sport but are under resourced.  EVO plans to give them the resources needed to become that champion – from the coaches and trainers, to the development plans that will be set for them based on their individual skills and emotional intelligence. To ensure progress and success, EVO athlete performance will be reviewed on a regular basis. Funds will be used not just for training and athletic development, but also for food, housing, insurance and more, as well as a weekly stipend, in some instances.  In addition, a marketing team will be on hand to assist with content development and the personal brand development and promotion that is so crucial to today’s professional athlete. The EVO model is about cultivating the whole athlete – their persona and their skills, in a singular, consistent motion.

Investors

3 Id.

4 Gregg, H. (2018) How much does it cost to chase the dream of playing pro golf?, Golfwrx.com. Available at: http://www.golfwrx.com/499540/how-much-does-it-cost-to-chase-the-dream-of-playing-pro-golf/ (Accessed: March 22, 2019)

Fantasy sports has been one of the greatest drivers of sports viewership in the past decade. When fans feel they have a stake in a sport or athlete through fantasy sports, they increase their consumption of the sport and athlete across all media. Fantasy sports alone have led to a 73% increase in viewership for MLB and a 35% increase in the NFL5. A fan investing in EVO, and by extension in EVO’s athletes, is more likely to be engaged in sports viewership because they’ve put money where their passion is.

EVO plans to revolutionize fandom in individual sports through investment in EVO’s athletes. EVO plans to leverage the investment power of the masses with a goal of not just creating fans, but also empowering fan advocates who are genuinely passionate enough about EVO’s athletes and their sports to become a brand ambassadors and help build the EVO fan and investor community. More importantly, these investors will also share in the earnings of each EVO athlete.

Growth Markets

EVO represents a vision of leveling the financial playing field for certain highly skilled athletes. EVO believes this will lead to more competitive sports and better fan experiences. For example, EVO believes:

•More competitive sports mean more exciting games.

•More exciting games means more viewership.

•More viewership means higher returns for the sports, the media who carry it, and the brands who advertise around it.

•Those higher returns mean more compensation for the individual athletes, including those under the Evo umbrella.

If EVO and its athletes become the seed to grow competition, excitement, media coverage and viewership - it makes the Company and its professional athletes more attractive targets for business to business marketing opportunities, and involvement in other opportunities.

Helping Talented But Underfunded Athletes Is Just The Start

In addition to the athlete development model, EVO will be built on a mobile platform allowing direct access between its athletes and fans. EVO plans for the app it will develop to provide users with content such as:

•Video progress updates from the athletes.

•Periodic live feeds.

•EVO member forums.

•Periodic EVO-branded video montages showcasing an athlete’s success.

•Shared music (Spotify) tracklists for workouts. EVO athletes will share who they’re listening to and fans will be able to submit options of their own.

•Inside looks at EVO athletes’ diet and exercise routines.

•Pro tips for users looking to up their game as well.

5 Nesbit, Todd & A. King, Kerry. (2010). The Impact of Fantasy Sports on Television Viewership. Journal of Media Economics. 23. 24–41. 10.1080/08997761003590721.

https://www.thedrive.com/accelerator/22168/behind-the-shadowy-billion-dollar-payouts-of-f1-nascar-and-indycar [Accessed 27 Mar. 2019].

•Links to EVO news, sports news, and season schedules.

•A calendar for signing/appearance events.

EVO’s investors will get additional VIP perks through the app such as:

•The app will be investors’ admission pass to VIP events hosted by EVO Entertainment.

•The app will also be a line-cutting pass to appearance events, giving users early access to meet top EVO athletes in person.

•The app will monitor the success of each investor’s EVO investment such as their share of any revenue pool of EVO athletes’ winnings).

•The app will give investors an early look at athletes joining the EVO stable of athletes.

•An opt-in “Find investors” feature will allow EVO investors to discover each other at parties, on the street, or in their hometown—allowing the possibility for lasting relationships to bloom with EVO as the seed for new connections.

EVO’s app will elevate engagement with fans, incentivize rising athletes to participate, and facilitate direct interaction between sponsors and fans.

EVO Entertainment

EVO is led by a seasoned and highly acclaimed team of veterans in the business of global exhibitions, Las Vegas nightlife, and premium popup experiences. The Company’s EVO Entertainment division plans to create truly memorable VIP experiences in the leadup to events where EVO athletes will compete. The EVO Entertainment team has proven success with some of the largest brands in the world making this division the perfect backstop to EVO’s athlete development arm.

EVO Entertainment  events will be open to all, but EVO plans for investors to get perks such early admission, separate entrances to events to avoid lines, meet and greet with EVO athletes, separate bars and bathrooms and after parties.

EVO’s Revenue Model

EVO’s initial funding will come from private investments including this Regulation A Offering. EVO plans a series of Regulation A offerings in the future to allow as many investors as possible to join the EVO team in growing the Company by bringing talented athletes to EVO. The Company believes revenues will be generated primarily from four primary sources: Sponsorships, business-to-business opportunities, events and the Company’s share of EVO athletes’ winnings and compensation.

Sponsorships

For sports, the changing economy and viewing habits have lowered the price of lucrative multi-year television contracts, and with it, the marketing appeal from top-notch sponsors. EVO plans to change  this conversation. As a brand built from the ground up in this new world, EVO embraces new interests and consumption habits with its focus on fans, investors, athletes and entertainment events. Unlike team sports franchises, EVO plans to reach consumers in the manner they consume content in today’s world—online, interactive, and bite-sized. For sponsorship opportunities, all brands want to reach consumers, and EVO is funded by and talking directly-to consumers every day. EVO believes it will be a difficult opportunity for brands to ignore, culminating in sponsorship revenues for the Company.

Business-To-Business

EVO provides fertile grounds for B2B opportunities such as:

•Selling space at EVO events for brands to showcase their products

•Integrating apps into the EVO app

•Selling rich demographic metrics that reveal developing trends as they happen, while keeping personal information private.

Events

The EVO management team includes successful event and nightlife promoters, recognized for their ability to orchestrate premier events. Bringing the party and doing it well is its own business, and the EVO management team has proven success with some of the largest brands in the world. Given this pedigree, EVO events provide revenue opportunities for the Company.

Roughly 3 in 4 millennials (78 percent) would choose to spend money on an experience or event over buying something desirable.6  Millennials want to spend their money on experiences that allow them to be with others. In a recent Harris survey, 69 percent of respondents said they believe attending live experiences helps them connect better with their friends, their community and people around the world.7 82 percent of Harris respondents said they participated in a “live event” in the past year, and 72 percent said they’d like to increase their expenditures on experiences in the coming year.8

Deficiencies exist on the fan side of the individual sports equation, including a lack of smart, sophisticated and relevant consumer and VIP experiences in the industry. EVO plans to fill this void through its events.

Athlete Compensation

As an EVO athlete succeeds, EVO earns a share of their winnings and compensation. In most cases, EVO athletes will pay a percentage of their earnings to EVO.  While this will be subject to negotiation with each EVO athlete and the percentage will vary, in each case 5% of EVO’s share of each athlete’s compensation will, as soon as it is paid to EVO, be placed into a pool of funds to be distributed at the end of each calendar year to investors holding the Shares sold in this Offering, based on the percentage of Shares each investor holds.

Seasoned and Accomplished Leadership Team

The EVO management team has demonstrated that it is uniquely capable of delivering on the Company’s mission, led by CEO John Norman, a globally renowned exhibition industry luminary who built and sold three companies that produced scores of international blockbusters attracting millions of visitors. , Chief Operating Officer Anthony Tann is a successful marketing executive with years of experience breaking into and differentiating new markets with a background primarily focused on strategic advisory. Executive Vice Presidents Greg Costello and Michael Perry have spent

6 Eventbrite & Harris (2017). Millennials: Fueling The Experience Economy. Retrieved from: https://eventbrite-s3.s3.amazonaws.com/marketing/Millennials_Research/Gen_PR_Final.pdf

7 Id.

8 Id.

a combined 35 years reimagining and perfecting the VIP experience in numerous luxury casino properties and high-profile Super Bowl pop-up events.

Jay Howard is a seasoned British professional racing driver and entrepreneur with three Indianapolis 500 starts to his name, including most recently in 2018. Howard won the Firestone Indy Lights championship in 2006, an essential step into the top-level of open-wheel racing. Howard won the championship by four points, marking the closest margin in the Series’ storied history on the strength of two wins, two pole positions and seven podium finishes in 12 starts for Sam Schmidt Motorsports and Lucas Oil. In 2005, he took home the USF2000 Championship and Rookie of the Year Honors, breaking the late and eventual Indy 500 winner Dan Weldon’s Series record, with nine wins. That year, he captured six pole positions and established a Series record, with six consecutive victories.

Prior to qualifying for his first Indianapolis 500, Howard also won the seventh annual karting event: RoboPong 200 at Newcastle Motorsports Park. A popular fixture at key karting classics across the country, Howard has finished first or second every year he has entered the annual PRI Show All Stars of Karting event and trains up-and-coming future stars through his Driver Development team.

Given his experience mentoring young drivers, it was no surprise when MTV handpicked Howard to serve as a driving coach for the network as part of a special promotion in their primetime lineup along with American Family Insurance.

Howard is presently working with EVO as a consultant but the Company plans to have him become an employee at some point in the future once certain benchmarks are met. At present, Kevin is neither an officer nor an employee of the Company, but the Company plans to have him take on the role of leading EVO's racing vertical as an employee in the future.

Kevin Barry is an Olympic boxing silver medalist and trainer of multiple world champions. Barry already holds a special place in New Zealand boxing history. Barry began his involvement with boxing at the age of eight under the guidance of his father, Kevin Barry Sr. His father coached him through a stellar amateur boxing career in the light heavyweight division where he earned a bronze medal at the 1982 Commonwealth Games and a silver medal at the 1984 Olympics. In the semi-final round, Barry faced off against the great Evander Holyfield, where he won the silver medal after Holyfield was disqualified for throwing a late punch. In a true show of sportsmanship, Barry was the first to raise Holyfield’s arm after the result, cementing a lifelong friendship in the process.

Barry was also a three-time Oceania Games Champion, won the inaugural Commonwealth Championship in the Ulster Hall in Belfast, Northern Ireland, and won the silver medal at the prestigious Kings Cup in Bangkok, winning three fights there while becoming the first New Zealander to ever win a bout at the event. After his amateur career, Barry moved into the world of management, promotion and training of fighters, television commentary, and as an expert boxing analyst. In 1992, he transitioned the amateur career of Olympic bronze medalist David Tua into the professional ranks. Under Barry’s 12-year management and three years as the head trainer for Tua, he reached world heavyweight title challenger status, and ultimately became one of the most dangerous heavyweight punchers of all time. During this time, Barry also transitioned Olympic standouts Robbie Peden of Australia and Maselino Masoe from American Samoa into professional boxers.  He trained and managed these fighters for several years. Both fighters later became world champions, with Peden winning the IBF super featherweight title in 2005 and Masoe the WBA middleweight title in 2004.

In 2004, Barry relocated with his family to Las Vegas, where he established a gym that has produced two world champions.  Barry diversified into coaching  Muay Thai and MMA alongside his boxing.

He had successes with Shawn Yarborough; the 2006 World Amateur Muay Thai Champion, who then went on to win as a Professional the IKKC and WBC 175 lb Light Heavyweight titles.    He coached Muay Thai World Champion, Kit Cope and MMA Superstar Gina Carano and 2 time world kick boxing champion Dewey Cooper. Under Kevin’s guidance, Beibut Shumenov claimed the WBA world light heavyweight title in just his 10th professional fight - a world record for the division that still stands. Together they made 3 world title defenses.

Barry guided the careers of undefeated world ranked European fighters; Ravshan Hudaynazarov and Gayrat Ahemedov (Uzbekistan), Alexander Zhuravsky (Kazakhstan) and Umar Salamov (Russia). In 2013, Barry began a partnership with Joseph Parker and Duco Events that would see Parker make history by becoming the first New Zealand-born heavyweight champion of the world.

Barry is presently working with EVO as a consultant but the Company plans to have him become an employee at some point in the future once certain benchmarks are met. At present, Barry is neither an officer nor an employee of the Company, but the Company plans to have him take on the role of leading EVO's Combat Sports vertical as an employee in the future.

DESCRIPTION OF PROPERTY

The Company owns no real property.

LITIGATION

The Company is not involved in any litigation and is not aware of any pending or threatened legal actions.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

You should read the following discussion and analysis of the Company's financial condition and results of the Company's operations together with the Company's financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting the Company’s current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled “Risk Factors” and elsewhere in this Offering Circular.

BUSINESS

Evolution Development Group, Inc. is a Florida corporation formed on October 4, 2018. The Company was formed for the general purpose of transacting any or all lawful business for which a corporation may be formed in the State of Florida.

Overview

There are three classes of shares in the Company: Class A Common Stock, Class B Common Stock and a class of Preferred Stock. Securities to be issued pursuant to this Offering will be Shares of Class B Common Stock. For more details on the rights of the Shares, see the Bylaws attached hereto and the section “Securities Being Offered” below.

The grand majority of the equity of the Company is presently owned by founders, officers and directors John Norman and Anthony Tann, but as Shares of Class B Common Stock of the Company are issued pursuant to this Offering, John Norman and Anthony Tann’s ownership in the Company will be diluted. If the maximum amount is raised in this Offering, investors in this Offering will own approximately 7% of the Company.

Results of Operations

The period of October 4, 2018 (date of inception) to December 31, 2018.

Revenue. Total revenue for the period from October 4, 2018 (date of inception) to December 31, 2018 was $0 as the Company was in the start-up phase.

Operating Expenses. Operating expenses for the period from October 4, 2018 (date of inception) to December 31, 2018 was $41,561. Operating expenses for the period were comprised of the types of expenses shown in the “Use of Proceeds” chart above.

Net Loss. Net loss for the period from October 4, 2018 (date of inception) to December 31, 2018 was $ (41,561). This is equal to the operating expenses plus accrued interest of $ 0 since there were no revenues during that start-up period.

Charge to Retained Earnings for pre-inception costs: None

The period of January 1, 2019 to December 31, 2019.

Revenue. Total revenue for the period from January 1, 2019 to December 31, 2019 was $0.00 as the Company remained in the start-up phase.

Operating Expenses. Operating expenses for the period from January 1, 2019 to December 31, 2019  was $191,577. Operating expenses for the period were comprised of the types of expenses shown in the “Use of Proceeds” chart above.

Net Loss. Net loss for the period from January 1, 2019 to December 31, 2019 was $ (191,577). This is equal to the operating expenses plus accrued interest of $0.00 since there were no revenues during that start-up period.

Charge to Retained Earnings for pre-inception costs: None.

Liquidity and Capital Resources

During the period from October 4, 2018 (date of inception) to December 31, 2018 the Company received funding consisting of $42,012 (advances from founders) which was used to cover the operating expenses. The Company had net cash of $50 on December 31, 2018.

During the period from January 1, 2019 to December 31, 2019 the Company received funding consisting of $250,000 which was used to repay a $45,000 loan to John Norman and to cover operating expenses for the year. The Company had net cash of $28,949 on December 31, 2019.

Plan of Operations

The Company's plan of operation for the 12 months following the commencement of this Offering is to continue with capital raising and development of its business. Upon receipt of the proceeds from this capital raise, it is the intention of the Company to find athletes to train and develop. EVO also plans to develop fan initiatives to drive engagement across all EVO verticals. This engagement will consist of live events, and the development of technology for its fans to engage.

In the Company’s opinion, the proceeds from this Offering will not satisfy the Company’s cash requirements indefinitely, so the Company anticipates that it will be necessary to raise additional funds in the next 1-3 years to implement the plan of operations as it evolves over time. During that time frame, the Company does not expect to be able to satisfy its cash requirements through revenues and the proceeds from this Offering alone, and therefore the Company anticipates that it will attempt to raise additional capital through the sale of additional securities in additional offerings, or through other methods of obtaining financing such as through loans or other types of debt. The Company cannot assure that it will have sufficient capital to finance its growth and business operations or that such capital will be available on terms that are favorable to the Company or at all. The Company is currently incurring operating deficits that are expected to continue for the foreseeable future.

Trend Information

Because the Company is still in the startup phase and because the Company has only recently launched, the Company is unable to identify any recent trends in revenue or expenses since the latest financial year. Thus, the Company is unable to identify any known trends, uncertainties, demands, commitments or events involving its business that are reasonably likely to have a material effect on its revenues, income from continuing operations, profitability, liquidity or capital resources, or that would cause the reported financial information in this Offering to not be indicative of future operating results or financial condition.

A great deal of uncertainty has recently arisen as a result of the coronavirus pandemic and the economic fallout it has caused. It is impossible at present to know all short term and long term effects from the coronavirus pandemic and the economic fallout it has caused. If the Company is unable to react to a changing business climate, new laws and regulations that may result, the short term and long term effects from the coronavirus pandemic and the economic fallout it has caused, our Company could have significant problems. Despite this, the Company believes that the market for its products and services will continue to improve if economic conditions in the United States improve once the pandemic subsides. As a result, the Company still sees a good opportunity for growth in the U.S. and abroad.

 Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Critical Accounting Policies

The Company has identified the policies outlined below as critical to its business operations and an understanding of its results of operations. The list is not intended to be a comprehensive list of all of its accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on the Company’s business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operation where such policies affect the Company’s reported and expected financial results. Note that the Company’s preparation of the financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of its consolidated financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates.  It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.  As of December 31, 2018, the Company is operating as a going concern.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents.  Cash consists of currency held in the Company’s checking account.   As of December 31, 2018, the Company had $50 in a corporate checking account. As of December 31, 2019, the Company had $28,949 in a corporate checking account.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered.  Trade receivables are stated at the amount billed to the customer.  Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer.  As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances.  As of December 31, 2018, the Company did not have any material outstanding accounts receivable. As of December 31, 2019, the Company did not have any material outstanding accounts receivable.

Property and Equipment

Property and equipment are recorded at cost.  Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.

Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets.  As of December 31, 2018, the Company had recorded no depreciation. As of December 31, 2019 the Company had recorded no depreciation.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.  As of December 31, 2018, the Company had no fixed assets.  As of December 31, 2019, the Company had no fixed assets.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10.  The Deferred Offering Costs of the Company consist solely of legal and other fees incurred in connection with the capital raising efforts of the Company.  Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to members’ equity or expensed depending on whether the offering is successful or not successful, respectively.  As of December 31, 2018, the Company had recorded a balance of deferred offering costs of $15,000. As of December 31, 2019, the Company had recorded a balance of deferred offering costs of $15,000.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, cryptocurrency valuation and accrued expenses for financial and income tax reporting.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company is taxed as a C Corporation for federal and state income tax purposes.  As the Company has recently been formed, no material tax provision exists as of the balance sheet date.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions.  As of December 31, 2018, the unrecognized tax benefits accrual was zero.  As of December 31, 2019, the unrecognized tax benefits accrual was zero.

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers". Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard for nonpublic entities will be effective after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.   We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).”  ASU 2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees.  The standard is effective on January 1, 2018, with early adoption permitted.  The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet

Revenue Recognition

The Company recognizes revenue when it has been realized and earned. The revenue is realized with the critical event (see planned sources of revenue below) and the amount of revenue is measurable.

The Company’s planned sources of revenue include: (1) Athlete Management, (2) Live Events and (3) Technology.

The Company had $ 0 revenue during 2018. The Company had no product returns during 2018.  The Company had $0 revenue from January 1, 2019 to December 31, 2019 and had no product returns from January 1, 2019 to December 31, 2019.

Additional Company Matters

The Company has not filed for bankruptcy protection nor has it ever been involved in receivership or similar proceedings. The Company is not presently involved in any legal proceedings material to the business or financial condition of the Company. The Company does not anticipate any material reclassification, merger, consolidation, or purchase or sale of a significant proportion of assets (not in the ordinary course of business) during the next 12 months.

DIRECTORS AND EXECUTIVE OFFICERS

As of the date of this Offering Circular, the Company has 0 full-time employees. The Company plans to actively hire its additional employees at such time as the Company has sufficient capital or financing to do so.

The directors and executive officers of the Company as of the date of this Offering Circular are as follows:

John Norman

Chief Executive Officer, President and Board of Directors Member

John Norman is an experienced leader and successful entrepreneur with a career spanning more than 30 years. John has the rare ability to see opportunity where others do not.

John’s career started at Magicworks Entertainment, where he was a producer and promoter of live events such as The Magic of David Copperfield, Broadway theater giants Jesus Christ Superstar and West Side Story, and concert tours including the Reunion Tour of Fleetwood Mac and Janet Jackson's Velvet Rope Tour.

After the acquisition of Magicworks by Clear Channel Communications, John served as Co-President and Chief Operating Officer of Clear Channel Exhibitions. There, he spearheaded the acquisition of BBH Exhibits and led a 40-person division collaborating with the world's most prestigious science museums, fine art museums and cultural institutions. John strengthened the financial prospectus of a blockbuster exhibition by creating and producing multiple Titanic exhibits that toured simultaneously around the globe before a combined audience of more than 6 million people. Beginning in 1999, he coordinated relationships and led complex negotiations with Vatican officials which resulted in Saint Peter and the Vatican: The Legacy of the Popes, a multi-year blockbuster tour of the Vatican’s most valuable objects.

After Clear Channel, John went on to establish Arts and Exhibitions International (AEI) and created Diana, A Celebration along with the Spencer family, which celebrated the life of Princess Diana. The award-winning exhibition toured for 11 years and was seen by over 1 million visitors worldwide. In 2005, AEI secured the touring rights from the Egyptian Government for the highly acclaimed Tutankhamun and the Golden Age of the Pharaohs, which drew more than 11 million visitors worldwide. After two years of touring, AEI was acquired by AEG Entertainment. Along with the support of AEG, John organized several new touring exhibitions that included Cleopatra: The Search for the Last Queen of Egypt, Real Pirates, Michael Jackson: The Official Exhibition, and others. He has more than 20 years of experience in the arts and entertainment industry and has led multinational teams in the design, production, marketing, and sales of traveling museum and fine art exhibitions throughout the world, which has solidified AEI's position as the industry leader in the creation of first-class exhibitions.

In 2012, the exhibition division was acquired by Premier Exhibitions, a public company that controlled the rights to the artifacts recovered from the Titanic. During his tenure, he organized a Pompeii exhibition as well as a Saturday Night Live experience in New York City.

In 2015, John launched Exhibitions International, which was ultimately acquired by IMG Worldwide in 2017. Exhibitions International is responsible for creating blockbuster exhibitions such as the new King Tut: Treasures of The Golden Pharaoh, Pompeii: The Exhibition, Mummies of the World: The Exhibition, and is currently organizing an exhibition on the smash musical Hamilton.

During John's career as a world-class producer, he stepped in to manage his son Ryan Norman’s career as he entered open-wheel racing and successfully navigated him to a position on Michael Andretti’s highly selective Indy Lights team. While managing Ryan’s career, John was engulfed in the racing community, its culture, and its business. He quickly saw the issues that plagued the sport, and with the help of Anthony Tann, created EVO to address them.

Anthony Tann

Chief Operating Officer, Secretary, and Board of Directors Member

Anthony Tann intuitively sees new opportunities and builds world-class teams who foster new ideas and execution that drives material business growth. He always leads by example and is a firm believer in continuous improvement.

Anthony started his career at global research and advisory giant Gartner in their research division, working primarily with the marketing leaders’ team. He saw Gartner not as a job, but as a learning experience in his journey to becoming an entrepreneur.

After Gartner, he moved into a leadership role at Celsius, a boutique marketing and advertising firm focused on higher education with the goal of differentiating the industries they serve. After successfully repositioning Celsius into new specific sectors while growing the current business and revenue, he left Celsius to pursue entrepreneurial opportunities. He would soon join John Norman at IMG, working directly with him on all new business opportunities for the entertainment world of blockbuster exhibitions and events.

Anthony holds a bachelor’s degree in Political Science from St. Bonaventure University. He has served as a confidential advisor to several successful startups and established companies. He is passionate about listening to others and learning not only from traditional means but by seeking out and learning from those who are experts.

Anthony spends the majority of his free time with his wife and two dogs and is an avid fan of auto sports such as IndyCar, Formula 1, Rallying, and much more.

Greg Costello

Executive Vice President

EVO Combat and EVO Entertainment

Greg Costello is a seasoned entertainment industry visionary with more than 15 years of experience in Daylife and Nightlife programming. A key figure on the Las Vegas scene for the past dozen years, Greg is known for delivering innovative, engaging and profitable consumer experiences.

Since 2011, Greg has served as Director of Customer Development for Hyde Bellagio and Hyde T-Mobile Arena as part of the SBE Group.

In 2017, Greg became a Managing Partner of C4 Live, a global entertainment, hospitality and management company that designed and delivered GA and VIP consumer experiences at Super Bowl LII in Minnesota for EA Sports and AT&T/DIRECTV.

Greg previously ran Legion Marketing, C4’s predecessor, where he spearheaded high-impact GA/VIP experiences at Super Bowl 50 and Super Bowl LI in San Francisco and Houston, respectively.

Greg is recognized as a leading expert in nightlife marketing, operations, sales, finance and logistics.

Michael Perry

Executive Vice President

EVO Combat and EVO Entertainment

With more than two decades of strategy, operations and financial experience, Michael Perry is uniquely qualified to assist EVO business units in achieving their corporate vision. Michael has held numerous executive leadership roles during his career, including stints as a COO, CMO, SVP Strategy and SVP FP&A.

Michael’s entertainment and hospitality experience comes from leading key entertainment operations for the last three Super Bowls, as well as the CMA Music Fest (for HGTV) and Global Citizen Festival. For these marquee properties, Michael and his team have delivered strategy and operational support, as well as technology user experience design and implementation.

He has served in various senior roles at C4 Live, NFL On Location, Nomadic Entertainment, Murphy Productions, BMG Music and JPMorgan Chase.

Additionally, Michael has extensive experience with venture and early-stage development companies.

Troy Collins

Executive Vice President

Troy Collins brings experience to the EVO management team from working with IMG where has overseen booking, institutional sales and consumer marketing for King Tut; Treasures of the Golden Pharaoh, Mummies of the World, Pompeii: The Exhibition, and Victoria the T. Rex.   King Tut set a new all-time record in France for exhibition attendance with over 1.47 million tickets sold. As a member of the Exhibitions executive team at IMG, Troy also managed affairs related to division planning and strategy, new business development, finance, legal and operations. IMG Exhibitions reported over $15 mm in EBITDA in budget year 2019. Prior to IMG/Exhibitions international, Mr. Collins served for seven years as Senior Vice President of Earned Revenue, Marketing and Operations for The Franklin Institute in Philadelphia, one of the world’s leading science centers.  His areas of responsibility included the public facing side of the museum and related departments including admissions, marketing, membership, sales, exhibitions, theaters, operations and programmatic functions. He was also responsible for earned revenue from ancillary products and services.  During his time at the Institute, Collins achieved record net contribution levels, co-produced exhibitions such as Cleopatra, Art of the Brick, Body Worlds, Pompeii and was Executive Producer of the national tour of Dead Sea Scrolls:  Life and Faith in Ancient Times and of the full-dome planetarium film To Space and Back.    For his work as Executive Producer of the promotional film 80 Years of Discovery, Collins was the recipient of a 2014 Mid-Atlantic Emmy Award.

James Norman

Chief Financial Officer

James (Jim) Norman is a licensed CPA (non-practicing) in the State of Ohio with a wide background in various industries and financial experience.  Jim received his BA in Accounting and Health Care Administration from Bowling Green State University and began his career at Peat, Marwick, Mitchell CPAs in Cleveland, Ohio.  In 1982, he joined IMG as Director of Administration for Transworld International, the television division of IMG and was responsible for the accounting functions for the sale of televised sporting events around the world such as Wimbledon, The Masters, U.S. Open Golf and Tennis, NFL games and auto racing events, etc.

In 1987, Jim moved into the health care industry and began a 30-year career specializing in long term care for the elderly.  He provided financial and reimbursement expertise to Vencor Inc., Horizon Healthcare, and was the original Controller for Tandem Healthcare, a start-up long term care organization that grew from 6 skilled nursing facilities in Florida to over 20 facilities in Pennsylvania, Virginia, New Jersey and Florida.

Jim is also an experienced trader in the financial markets including stocks, options, forex and futures.  This varied experience is beneficial for providing financial oversight for Evolution Development Group.

Name	Position	Age	Term of Office	Approx. Hours Per Week
Executive Officers:
John Norman	Chief Executive Officer, President	59	October 4, 2018 to present	40
Anthony Tann	Chief Operating Officer, Secretary	29	October 4, 2018 to present	40
Greg Costello	Executive Vice President	44	October 4, 2018 to present	40
Michael Perry	Executive Vice President	52	October 4, 2018 to present	40
Troy Collins	Executive Vice President	53	March 6, 2020 to present	40
James Norman	Chief Financial Officer	61	April 23, 2020 to present	10
Directors:
John Norman	Director	59	October 4, 2018 to present	40
Anthony Tann	Director	29	October 4, 2018 to present	40

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

From October 4, 2018 through December 31, 2019, the Company has paid $11,000 in compensation to its executive officers and directors. The Company will pay existing officers in the future, and may hire additional officers in the future and pay them, and may also choose to compensate its directors in the future.

Name	Capacity in which compensation was received	Cash Compensation	Other Compensation	Total Compensation
Executive Officers and Directors:
John Norman	CEO, President, Director	$0.00	$0.00	$0.00
Anthony Tann	COO, Secretary, Director	$11,000.00	$11,000.00	$11,000.00
Greg Costello	Executive Vice President	$0.00	$0.00	$0.00
Michael Perry	Executive Vice President	$0.00	$0.00	$0.00
Troy Collins	Executive Vice President	$0.00	$0.00	$0.00
Michael Perry	Executive Vice President	$0.00	$0.00	$0.00
James Norman	Chief Financial Officer	$0.00	$0.00	$0.00

Employment Agreements

The Company has entered into employment agreements with John Norman, Anthony Tann, Michael Perry, Greg Costello and Troy Collins.

John Norman’s employment agreement renews on an annual basis and once certain criteria are met, the contract calls for a base salary of $150,000 per year and eligibility for an annual bonus in the sole and absolute discretion of the Board of Directors. The contract also provides 40 work days of paid time off during each calendar year, which may be used at any times that are consistent with the Company’s business needs and interests. The employment agreement will not become effective, notwithstanding its execution, until the Company has raised, in the aggregate, $4,000,000 in proceeds from its securities offerings. Within 30 days after the date on which the Company receives $4,000,000 in proceeds from the securities offerings the Company will pay Norman all salary specified in the employment agreement in a lump sum for the period beginning on October 4, 2018, through the date said proceeds are received by the Company.

Anthony Tann’s employment agreement renews on an annual basis and once certain criteria are met, the contract calls for a base salary of $150,000 per year and eligibility for an annual bonus in the sole and absolute discretion of the Board of Directors. The contract also provides 40 work days of paid time off during each calendar year, which may be used at any times that are consistent with the Company’s business needs and interests. The employment agreement will not become effective, notwithstanding its execution, until the Company has raised, in the aggregate, $4,000,000 in proceeds from its securities offerings. Within 30 days after the date on which the Company receives $4,000,000 in proceeds from the securities offerings the Company will pay Tann all salary specified in the employment agreement in a lump sum for the period beginning on October 4, 2018, through the date said proceeds are received by the Company.

Michael Perry’s employment agreement renews on an annual basis and once certain criteria are met, the contract calls for a base salary of $150,000 per year and eligibility for an annual bonus in the sole and absolute discretion of the Board of Directors. The contract also provides 40 work days of paid time off during each calendar year, which may be used at any times that are consistent with the Company’s business needs and interests. The employment agreement will not become effective, notwithstanding its execution, until the Company has raised, in the aggregate, $4,000,000 in proceeds from its securities offerings. Within 30 days after the date on which the Company receives

$4,000,000 in proceeds from the securities offerings the Company will pay Perry all salary specified in the employment agreement in a lump sum for the period beginning on October 4, 2018, through the date said proceeds are received by the Company.

Greg Costello’s employment agreement renews on an annual basis and once certain criteria are met, the contract calls for a base salary of $150,000 per year and eligibility for an annual bonus in the sole and absolute discretion of the Board of Directors. The contract also provides 40 work days of paid time off during each calendar year, which may be used at any times that are consistent with the Company’s business needs and interests. The employment agreement will not become effective, notwithstanding its execution, until the Company has raised, in the aggregate, $4,000,000 in proceeds from its securities offerings. Within 30 days after the date on which the Company receives $4,000,000 in proceeds from the securities offerings the Company will pay Costello all salary specified in the employment agreement in a lump sum for the period beginning on October 4, 2018, through the date said proceeds are received by the Company.

Troy Collins’s employment agreement renews on an annual basis and once certain criteria are met, the contract calls for a base salary of $150,000 per year and eligibility for an annual bonus in the sole and absolute discretion of the Board of Directors. The contract also provides 40 work days of paid time off during each calendar year, which may be used at any times that are consistent with the Company’s business needs and interests. The employment agreement will not become effective, notwithstanding its execution, until the Company has raised, in the aggregate, $4,000,000 in proceeds from its securities offerings. Within 30 days after the date on which the Company receives $4,000,000 in proceeds from the securities offerings the Company will pay Costello all salary specified in the employment agreement in a lump sum for the period beginning on February 4, 2020, through the date said proceeds are received by the Company.

These agreements are attached as Material Contracts in Exhibit 1A-6 to this Offering Circular.

Equity Incentive Plan

The Company established an Equity Incentive Plan, effective as of October 4, 2018, for the benefit of its directors and certain key employees and consultants. Under the terms and conditions provided in this Equity Incentive Plan, stock options, vesting stock and stock awards may be authorized and granted to the Company’s directors, executive officers, employees and key employees or consultants. Stock options or a significant equity ownership position in the Company may be utilized by the Company in the future to attract one or more new key senior executives or others to manage and facilitate the Company’s growth. All stock, options or vesting stock granted under this Equity Incentive Plan will cause dilution to all Shareholders. The Equity Incentive Plan is attached as a Material Contract in Exhibit 1A-6 to this Offering Circular.

At present, two of the Company’s initial shareholders and officers (Greg Costello and Mike Perry) are subject to Restricted Stock Award Agreements under the Equity Incentive Plan that call for the vesting of their shares over time, with final vesting of all shares on or about October 4, 2022. The table of beneficial ownership below in this Offering Circular reflect the presently vested portion of their shares in the columns noted as “Prior to Reg A Offering” and “After Reg A Offering.”  For shares to be vested in the future, the table of beneficial ownership reflects these shares in the columns noted as “After Vesting.”

Board of Directors

The Company’s initial board of directors currently consists of two directors: John Norman and Anthony Tann. Neither of the Company’s directors are “independent” as defined in Rule 4200 of

FINRA’s listing standards. The Company may appoint an independent director(s) to its board of directors in the future, particularly to serve on appropriate committees should they be established.

Committees of the Board of Directors

The Company may establish an audit committee, compensation committee, a nominating and governance committee and other committees to its Board of Directors in the future, but have not done so as of the date of this Offering Circular. Until such committees are established, matters that would otherwise be addressed by such committees will be acted upon by the entire Board of Directors.

Director Compensation

The Company currently does not pay its directors any compensation for their services as board members, with the exception of reimbursing board related expenses. In the future, the Company may compensate directors, particularly those who are not also employees and who act as independent board members, on either a per meeting or fixed compensation basis.

Limitation of Liability and Indemnification of Officers and Directors

The Company’s Bylaws limit the liability of directors and officers of the Company to the maximum extent permitted by Florida law. The Bylaws state that the Company shall indemnify any person who is or was a party to any action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative, and whether formal or informal, other than an action by, or in the right of, the Company, by reason of the fact that the person is or was an agent, officer, employee, or director of the Company, or is or was serving at the request of the Company as an agent, officer, employee, or director of another corporation, trust, partnership, joint venture, non-profit entity, or other enterprise (including without limitation with respect to employee benefit plans), against liability incurred in connection with the action, lawsuit, or proceeding, including any appeal from the action, lawsuit, or proceeding, if the person acted in good faith and in a manner that the person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or action, lawsuit, or proceeding, if the person had no reasonable cause to believe that her or his conduct was unlawful.

The indemnification provisions of the Company’s Bylaws contain additional rights and obligations related to this subject. For additional information on indemnification and limitations on liability of the Company’s directors, officers, and others, please review the Company’s Bylaws, which are attached as Exhibit 1A-2B to this Offering Circular.

There is no pending litigation or proceeding involving any of the Company’s directors or officers as to which indemnification is required or permitted, and the Company is not aware of any threatened litigation or proceeding that may result in a claim for indemnification.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following table of beneficial ownership sets forth information regarding beneficial ownership of the Company’s Shares as of the date of this Offering Circular. There is beneficial ownership of the Company Shares at the time of this Offering by its directors or executive officers as set out below in the table.

Beneficial ownership and percentage ownership are determined in accordance with the rules of the

Securities and Exchange Commission and include voting or investment power with respect to Shares. This information does not necessarily indicate beneficial ownership for any other purpose.

Unless otherwise indicated and subject to applicable community property laws, to the Company’s knowledge, each shareholder named below possesses sole voting and investment power over their shares, where applicable. Percentage of beneficial ownership before the offering is based on 42,690,046 Shares outstanding as of the date of this Offering Circular.

The following table of beneficial ownership sets forth information regarding beneficial ownership of all classes of the Company’s Shares as of the date of this Offering Circular.

TABLE OF BENEFICIAL OWNERSHIP

Two of the initial shareholders (Greg Costello and Mike Perry) are subject to Restricted Stock Award Agreements that call for the vesting of their shares over time, with final vesting of all Shares on or about October 4, 2022. A third shareholder, Troy Collins, is subject to Restricted Stock Award Agreement that calls for the vesting of his shares over time, with final vesting of all Shares on or about February 4, 2024. The tables in this Offering Circular reflect their number of Shares once fully vested. Should some of their Shares not vest, the number of Shares for each of these three shareholders will be lower.

The table does not reflect the anticipated dilution that will occur if the Company authorizes and issues additional shares of Class B Common Stock or shares of a different class of stock, in the future, nor does it include dilution that will occur if any of the broker-dealers are issued warrants which ultimately are exercised. The table does not reflect the anticipated dilution that will occur if the Company issues any additional shares under the Company’s Equity Incentive Plan.

Also, for purposes of additional disclosure, all Shares sold in this offering (up to 3,200,000 Shares) will participate in the revenue share set out herein. In the chart above, all of Troy Collins Shares presently vested and those to vest in the future will participate in the revenue share. Of the 2,370,046 Shares listed for “Other Shareholders” 2,010,046 Shares will participate in the revenue share.  No other Shares listed in the chart above will participate in the revenue share.

For any additional information regarding the table of beneficial ownership or any matter related to same, please contact the Company’s Chief Executive Officer, John Norman, who will answer any questions you have regarding this matter.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN RELATED-PARTY TRANSACTIONS AND AGREEMENTS

Kendall Almerico, securities counsel to the Company, is the holder of 1,080,000 Shares of Class B Stock of the Company. Mr. Almerico’s law firm, Kendall A. Almerico, P.A., is counsel named in this Offering Circular as having prepared this Offering Circular. Except with respect to Mr. Almerico, no expert named in this Offering Circular as having prepared or certified any part of this Offering Circular or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the Offering of the Shares of Class B Stock had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company.

Ryan Norman is a professional race car driver and the son of CEO and Director John Norman. Ryan Norman is the holder of 1,080,000 Shares of Class B Stock of the Company. Ryan Norman is not presently under contract to the Company to be a race car driver, and may or may not enter into such an agreement in the future. While Ryan was not signed to a contract formally by the Company in the past, the Company had a non-contractual arrangement for no compensation to place the Company’s logos on his car and fire suit as a sponsor with no fee charged to the Company. The use of the Company’s logos at races in the past by Ryan Norman was a means of creating awareness of the Company’s brand and for promotional purposes.

SECURITIES BEING OFFERED

The Company is offering up to $2,400,000.00 of its Shares of Class B Common Stock to investors in this Offering. The Shares, when issued, will be fully paid and non-assessable. This Offering Circular and this section do not purport to give a complete description of all rights related to the Shares of Class B Common Stock, and both are qualified in their entirety by the provisions of the Company’s Amended and Restated Articles of Incorporation (Exhibit 1A-2A) and its Bylaws (Exhibit 1A-2B), copies of which have been attached as Exhibits to this Offering Circular.

If all of the Shares in this Offering are sold, the Shares would represent approximately 7% of the issued and outstanding combined Shares of the Company, prior to vesting of certain executive officer stock as shown in the table of beneficial ownership.  The Offering will remain open for 360 days from the date of this Offering Circular, unless terminated for any reason at the discretion of the Company, or unless extended for up to an additional one hundred eighty (180) days by the Company.

The Company reserves the unqualified discretionary right to reject any subscription for Shares, in whole or in part.  If the Company rejects any offer to subscribe for the Shares, it will return the subscription payment, without interest. The Company's acceptance of your subscription will be effective when an authorized representative of the Company signs the Subscription Agreement.

There are three classes of stock in the Company as of the date of this Offering Circular: Class A Common Stock, Class B Common Stock, and Preferred Stock. The Company is authorized to issue more than one series of Preferred Stock, but no shares of Preferred Stock have been issued as of the date of this Offering Circular. In this Offering, the Company is only selling Shares of Class B Common Stock. The Company does not expect to create any additional classes of stock during the next 12 months, but the Company is not limited from creating additional classes which may have preferred dividend, voting and/or liquidation rights or other benefits not available to holders of its Shares if it chooses to do so. The holders of the Class A Common Stock and Class B Common Stock have equal rights provided by law of the state of Florida for stockholders of a Florida corporation and the shares of Class A Common Stock and Class B Common Stock are identical in all respects, except that the holders of Shares of Class B Common Stock have no voting rights, except where expressly required by Florida law and Class B Common Stock is the only class entitled to share in the revenue share pool described below. The rights, preferences and privileges of the Class A Common Stock, Class B Common Stock and Preferred Stock are set forth in the Company’s Amended and Restated Articles of Incorporation (Exhibit 1A-2A) and Bylaws (Exhibit 1A-2B) and are described in summary form in this section of the Offering Circular.

Subscription Price

The price per Share of Class B Common Stock in this Offering is $0.75 per Share. The minimum subscription that will be accepted from an investor is One Hundred Fifty Dollars ($150.00) (the "Minimum Subscription"), however, the Company reserves the right to accept a lower amount in the Company’s absolute discretion.

A subscription for One Hundred Fifty Dollars ($150.00) or more in Shares may be made only by tendering to the Company an executed Subscription Agreement (Exhibit 1A-4) delivered with this Offering Circular and the subscription price in a form acceptable to the Company.  The execution and tender of the documents required, as detailed in the materials, constitutes a binding offer to purchase the number Shares stipulated therein and an agreement to hold the offer open until the offer is accepted or rejected by the Company.

The subscription price of the Shares has been arbitrarily determined by the Company's management without regard to the Company's assets or earnings or the lack thereof, book value or other generally accepted valuation criteria and does not represent nor is it intended to imply that the Shares being offered have a market value or could be resold at that price, even if a sale were permissible. The valuation was arbitrarily determined by the Company, and not by an independent third party applying a specified valuation criteria. The subscription price is payable in check, wire transfer, ACH, credit or debit card payment or some other form acceptable to the Company as set out in this Offering Circular.

Voting Rights

Each holder of Class B Common Stock, as such, shall have no voting rights and shall not have the right to participate in any meeting of shareholders or to have notice of those meetings. If you purchase the Shares of Class B Common Stock offered, you will effectively have no voting rights and no control over management of the Company.

Except as required by the Florida Business Corporation Act or any designation with respect to any preferred stock of the corporation, the entire shareholder voting power of the Company is vested solely and exclusively in the holders of the Class A Common Stock. Except as required by the Florida

Business Corporation Act, each holder of Class A Common Stock, as such, shall be entitled to one vote for each share of Class A Common Stock held of record by the holder on all matters on which shareholders generally are entitled to vote.  No Class A Common Stock is being sold in this Offering.

For a full description of the voting rights of the Shares offered herein, please review the Amended and Restated Articles of Incorporation (Exhibit 1A-2A) and Bylaws (Exhibit 1A-2B).

Dividends

The Company does not expect to declare dividends for holders of Shares in the foreseeable future. Dividends will be declared, if at all (and subject to the rights of holders of additional classes of securities, if any), in the discretion of the Company’s Board of Directors. Dividends, if ever declared, may be paid in cash, in property, securities or in stock of the Company, subject to the provisions of law, the Company’s Bylaws and the Amended and Restated Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Company available for dividends such sums as the Board of Directors, in its absolute discretion, deems proper as a reserve for working capital, to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the Company, or for such other purposes as the Board of Directors shall deem in the best interests of the Company, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Revenue Share

Investors in this Offering will receive Shares of Class B Common Stock and will be entitled to participate in a revenue share pool, pro rata based on the number of shares of Class B Common Stock owned by each holder of Class B Common Stock relative to all the outstanding Shares of Class B Common Stock.

The Company’s Board of Directors will determine the revenue share pool for each calendar year as of December 31.  The revenue share pool for each calendar year will accrue as of December 31 of the applicable calendar year (whether or not determined by the Board of Directors or whether there are funds legally available for payment of the revenue share pool). The revenue share pool will be payable only in cash by the Company and will be payable within 90 days after the end of the applicable calendar year to the holders of the Class B Common Stock as of December 31 of the applicable calendar year.

The revenue share pool will be calculated on an annual basis for each calendar year and will be an amount equal to 5% of the aggregate amount of revenue actually received by the Company (or any wholly owned subsidiary of the Company) in the applicable calendar year, beginning on or after January 1, 2021 (or any earlier date determined by the Company’s Board of Directors, in its sole discretion), under each contract between the Company (or wholly owned subsidiary of the corporation) and an athlete during a calendar year, including all purses, winnings, endorsements, sponsorships, and salaries, bonuses, and other amounts earned by each athlete from third party sources other than the Company or its subsidiaries. The Company’s Board of Directors may exercise its discretion in determining in good faith the amount of each calendar year’s revenue share pool and its determination (including without limitation whether any amounts constitute part of the revenue share pool) shall be final and conclusive, absent fraud or manifest error. The Board of Directors will determine when to begin distributing the revenue share payments at a board meeting to be held each year prior to the end of each calendar year.

As noted above, the Company presently plans to conduct a series of Regulation A offerings over time.  At present, the Company plans to make revenue share payments to investors in this Offering and future offerings from the same revenue pool.

All Class B Common Stock sold in this Offering will participate in the revenue share pool. Consistent with Article III(f)(v) of the Amended and Restated Articles of Incorporation, Class B Common Stock issued before January 1, 2019 does not participate in the revenue share pool.

For a full description of the revenue share pool, please review the Amended and Restated Articles of Incorporation (Exhibit 1A-2A).

Liquidation Rights

In the event of the dissolution of the Company, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Class A Common Stock and Class B Common Stock will be entitled to receive, in proportion to the number of shares held, the remaining net assets of the Company.

Restrictions on Transfer

Article VIII of the Company’s Bylaws set out various restrictions on transfer that attach to the Shares of Class B Common Stock being sold in this Offering. In summary, the Bylaws state that the Class B Common Stock Shares sold in this Offering are not transferable except in strict accordance with the provisions of the Bylaws. Any transfer of Shares in contravention of the stock transfer restrictions contained in the Bylaws would be invalid and ineffective. Notwithstanding anything to the contrary in this Bylaws, certain transfers may be allowed under strict conditions, including a transfer by a Shareholder who is a natural person to create a joint tenancy by the entirety between the Shareholder and the Shareholder’s spouse, a transfer by a Shareholder during his or her lifetime or upon the Shareholder’s death to a member of the Shareholder’s immediate family or to a limited partnership that is owned solely by the Shareholder and members of the Shareholder’s immediate family and a transfer by a Shareholder who is a natural person to any inter vivos trust created by the Shareholder for the benefit of the Shareholder or members of the Shareholder’s immediate family under certain circumstances. Any such transfer must meet certain criteria including first delivering to the Company’s Secretary a notice of the intended transfer.

There are significant other restrictions on the transfer of the Shares, including the Company’s preemptive prior option to purchase certain Shares that you may attempt to transfer. You should thoroughly read and understand the significance of these restrictions and seek the opinion of your investment advisors before purchasing the Shares being offered.

Drag-Along Rights

The Shares of Class B Common Stock being offered in this Offering Circular are subject to drag-along rights. You should read and understand the significance of these rights and seek the opinion of your investment advisors before purchasing the Shares being offered. In summary, the Company’s Bylaws state that the holders of a majority of the outstanding Class A Common Stock and a majority of the outstanding Class B Common Stock have the right to seek and approve a “Drag-Along Sale” of the Company.

As stated in Article III, Section 14 of the Company’s Bylaws, the holder or holders of at least a majority of the outstanding Class A Common Stock and at least a majority of the outstanding Class B Common Stock (together, the “Drag-Along Seller”) have the right to seek and approve a drag-along sale of the corporation. If at any time, the Drag-Along Seller receives a bona fide offer from an Independent Purchaser for a Drag-Along Sale, the Drag-Along Seller shall have the right to require that each other shareholder participate in the sale in the manner provided in the Bylaws; provided, however, that no shareholder is required to transfer or sell any of its shares if the consideration for the Drag-Along Sale is other than cash or registered securities listed on an established U.S. securities exchange or traded on the NASDAQ National Market. You should be aware that there is uncertainty as to whether a court would enforce this provision of the Bylaws and/or these drag along rights, and take that into account before making a decision to invest in the Company.

Additional material provisions of the drag-along rights include:

•Every shareholder must promptly deliver to the Company’s board  of directors a written notice of any offer or indication of interest for a Drag-Along Sale that it receives from a third party, whether the offer or indication of interest is formal or informal, binding or non-binding, or submitted orally or in writing, and a copy of the offer or indication of interest, if it is in writing. The foregoing written notice must state the name and address of the prospective acquiring party and, if the offer or indication of interest is not in writing, describe the principal terms and conditions of the proposed Drag-Along Sale.

•If the Drag-Along Seller approves a Drag-Along Sale (an “Approved Sale”), the Drag-Along Seller shall deliver a written notice (a “Drag-Along Notice”) to the Company and each shareholder no more than 10 days after the execution and delivery by all of the parties thereto of the definitive agreement entered into with respect to the Approved Sale and, in any event, no later than 20 days before the closing date of the Approved Sale. The Drag-Along Notice must describe in reasonable detail: (i) the name of the independent purchaser to whom the shares or assets are proposed to be sold; (ii) the proposed date, time, and location of the closing of the Approved Sale; (iii) the per share purchase price and the other material terms and conditions of the Approved Sale, including a description of any non-cash consideration in sufficient detail to permit the valuation of that consideration; and (iv) a copy of any form of agreement executed or proposed to be executed in connection the Approved Sale.

•From and after the effective date of a Drag-Along Notice, the Company, its board of directors, and every shareholder must do the following: (i) cooperate in good faith to authorize and consummate the Approved Sale; (ii) take all reasonably necessary actions that are requested by the board of directors or the Drag-Along Seller in connection with the consummation of the Approved Sale; (iii) if the Approved Sale requires the vote or approval of shareholders or any class of shareholders, each shareholder who is entitled to approve or vote on the Approved Sale shall approve, vote in favor of, give its consent to, raise no objection against, and refrain from exercising any appraisal or dissenters’ rights with respect to, the Approved Sale; (iv) execute and deliver (or cause to be executed and delivered) any acquisition agreement and other transaction documentation requested by the board of directors or the Drag-Along Seller to consummate the Approved Sale, so long as the acquisition agreement and other transaction documentation are on the same economic terms and conditions with respect to all the holders of common stock of the Company and comply with any applicable terms of any preferred stock that is outstanding, with respect to the preferred stock; (v) if the Approved Sale will constitute a sale of shares, each shareholder shall (A) agree to sell all its shares (and any other securities of the Company) that are to be sold, exchanged, or otherwise transferred in the Approved Sale at the price and on the same economic terms and conditions as those shares (and any other securities of the Company) will be sold by the Drag-Along Seller or, if the Drag-Along Seller does not own any shares of a particular class, on the terms and conditions approved by the Drag-Along Seller (so long as those terms and conditions comply with the terms of the class of stock), and (B) deliver to the purchaser at the closing of the Approved Sale any and every certificate (if any) representing any of the shares that will be sold, exchanged, or otherwise transferred in the Approved Sale, together with one or more duly completed and executed letters of transmittal, transfer powers, assignments, or other applicable instruments of transfer in form and substance identical to those executed and delivered by the Drag-Along Seller in connection with the closing of the Approved Sale; and (vi) take all reasonably necessary actions that are requested by the board of directors or the Drag-Along Seller to accomplish the distribution of the aggregate consideration received from the Approved Sale.

•Each holder of outstanding Class A Common Stock shall join with the Drag-Along Seller on a joint or several basis in making all covenants, representations, and warranties of shareholders provided in the acquisition agreement for the Approved Sale and on a pro rata basis with respect to any escrow, earn-out, holdback, indemnification obligation, or purchase price adjustment provided in the acquisition agreement or other transaction documentation, provided that the holders of the Class A Common Stock agree in the acquisition agreement, other transaction documentation, or a separate agreement to indemnify each other to the extent any holder of Class A Common Stock is held responsible for more than its pro rata share of any indemnity claim with respect to the Approved Sale. Each Class A Common Stock holder’s pro rata share of any escrow, earn-out, holdback, indemnification obligation, or purchase price adjustment provided in the acquisition agreement or other transaction documentation for the Approved Sale will based on the amount by which the shareholder’s share of the aggregate proceeds paid with respect to its shares would have been increased or reduced (as applicable), if the aggregate proceeds available for distribution to the shareholders from the Approved Sale had been increased or reduced (as applicable) by the total amount of the escrow, earn-out, holdback, indemnification obligation, or purchase price adjustment.

•Nothing in the Bylaws should be construed to grant to any shareholder any appraisal or dissenters’ rights with respect to an Approved Sale or give any shareholder a right to vote in any transaction for which the shareholder does not otherwise have any voting rights. To the extent lawful, every shareholder waives any and all such rights under Delaware Law and any other appraisal rights, dissenters’ rights, or similar rights arising in connection with an Approved Sale and grant to the Drag-Along Seller the sole right to approve or consent to a Drag-Along Sale, without the approval or consent of any other shareholders.

•The consideration to be received by a shareholder who owns any Class B Common Stock shall be the same form and amount of consideration per share of Class B Common Stock to be received by the Drag-Along Seller for its Class A Common Stock (or, if the Drag-Along Seller is given an option as to the form and amount of consideration to be received, the same option shall be given) and the terms and conditions of the sale shall, except as otherwise provided in the immediately succeeding sentence, be the same as those upon which the Drag-Along Seller sells its Class B Common Stock.

•With respect to an Approved Sale that is structured as a sale of all or substantially all the assets of the Company, each shareholder of the Company shall receive its share of the sale proceeds in accordance with the provisions of the Company’s Articles, Bylaws, and applicable law. If the Approved Sale is structured as a sale of shares, each shareholder will receive the consideration for its shares that is set forth in the acquisition agreement for the Approved Sale. Nothing prohibits a shareholder, or any member, partner, employee, or shareholder of a shareholder, from receiving either (i) additional ordinary and customary consideration for entering into restrictive covenants or bona fide employment agreements or similar arrangements in favor of the acquired party or any of its affiliates, or (ii) the right to make a debt or equity investment in the acquired party or any of its affiliates (whether directly or through retention or contribution of a portion of the shareholder’s shares).

•Each shareholder who holds uncertificated shares of the Company authorizes the Secretary of the Company to transfer its shares on the books of the Company in connection with an Approved Sale and shall execute all documentation required by the Company with respect to that transfer. If a shareholder fails to deliver to the acquiring party at the closing of an Approved Sale a certificate for shares that are represented by a certificate and the related instruments of transfer, as required by the Bylaws, or, in lieu of any certificate that has been lost, stolen, or destroyed, an affidavit (and indemnification agreement) in form and substance acceptable to the board of directors that attests to the loss, theft, or destruction of the certificate, the shareholder: (i) will not be entitled to receive its share of the consideration from the Approved Sale with respect each share that is represented by the lost, stolen, or destroyed certificate, until the shareholder cures the failure (provided that no interest will be payable on the withheld consideration pending the shareholder’s cure of the failure, and the withheld consideration will be subject to reduction to reimburse the Company for any costs and expenses reasonably incurred by the Company in connection with the failure and subsequent cure), (ii) will cease to be a shareholder of the Company or to have any voting rights (if it had any voting rights) as a shareholder after the closing of the Approved Sale, (iii) will not be entitled to any distributions declared or made after the Approved Sale with respect to shares held by the shareholder, until the shareholder cures the failure, (iv) will have no other rights or privileges granted to shareholders under these Bylaws, and (v) in the event of liquidation of the Company, the shareholder’s rights with respect to the withheld consideration will be subordinate to the rights of any other shareholder.

•The fees and expenses of the Drag-Along Seller incurred in connection with a Drag-Along Sale and for the benefit of all shareholders (it being understood that costs incurred by or on behalf of a Drag-Along Seller for its sole benefit will not be considered to be for the benefit of all shareholders), to the extent not paid or reimbursed by the Company or the independent purchaser, shall be shared by all the shareholders on a pro rata basis, based on the consideration received by each shareholder; provided, that no shareholder shall be obligated to make any out-of-pocket expenditure before the consummation of the Drag-Along Sale.

•“Drag-Along Sale” means any transaction or series of related transactions pursuant to which an Independent Purchaser will acquire, whether by merger, liquidation, consolidation, reorganization, combination, recapitalization, or a sale, exchange, or other transfer, (A) all or substantially all of the assets of the Company determined on a consolidated basis, or (B) both a majority of the Class A Common Stock and a majority of the Class B Common Stock (or any securities issued in respect of, or in exchange or substitution for, any of those shares in connection with any stock split, dividend, or combination, or any reclassification, recapitalization, merger, consolidation, exchange, or similar reorganization).

For a full description of the drag-along rights of the Shares of Class B Common Stock offered herein, please review Article III Section 14 of the Bylaws (Exhibit 1A-2B).

Preemptive Prior Option To Purchase

Article VIII of the Company’s Bylaws set out the Company’s preemptive prior option to purchase rights that attach to the Shares of Class B Common Stock being sold in this Offering. In summary, the Company has a preemptive prior option to purchase the Shares from you if you attempt to transfer them, under certain circumstances. This option is exercisable by the Company for 60 days following the date when it receives a notice of a Shareholder’s attempt to transfer the Shares. The preemptive purchase option of the Company arises automatically when the Company receives notice of any transfer by operation of law to a person who is not an exempt transferee. These provisions of Article VIII terminate as to the Class B Common Stock on the earlier of (a) the date that any restricted securities of the corporation issued under a Regulation D exemption (“Restricted Securities”) are listed on any national exchange, alternate trading system, or other marketplace providing liquidity for the Restricted Securities, subject to the board of directors’ declaration of waiver of those rights before that date; (b) the closing date of any Regulation A offering of the Class B Common Stock; or (c) upon the date that any securities of the Company, other than the Class A Common Stock, are first offered to the public pursuant to a registration statement filed with, and declared effective by, the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, or upon the date that any securities of the Company, other than Restricted Securities, are first offered to the public pursuant to a Regulation A exemption from registration.

The Company’s Bylaws contain further details about the Company’s preemptive prior option to purchase rights. You should read and understand the significance of these rights and seek the opinion of your investment advisors before purchasing the Shares being offered.

Additional Matters

The Shares will not be subject to further calls or assessment by the Company. There are no restrictions on alienability of the Shares in the corporate documents other than those disclosed in this Offering Circular. The Company intends to engage Integral Transfer Agency USA Inc. to serve as the transfer agent and registrant for the Shares.

The Shares are uncertificated and, as such, will not contain legends, as such would exist on a stock certificate. However, the language of any such legends applicable to the Shares and as set out in this Offering Circular, will apply to each Share and shall govern the purchaser and holder of each such Share.

DISQUALIFYING EVENTS DISCLOSURE

Recent changes to Regulation A promulgated under the Securities Act prohibit an issuer from claiming an exemption from registration of its securities under such rule if the issuer, any of its predecessors, any affiliated issuer, any director, executive officer, other officer participating in the offering of the interests, general partner or managing member of the issuer, any beneficial owner of 20% or more of the voting power of the issuer’s outstanding voting equity securities, any promoter connected with the issuer in any capacity as of the date hereof, any investment manager of the issuer, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of the issuer’s interests, any general partner or managing member of any such investment manager or solicitor, or any director, executive officer or other officer participating in the offering of any such investment manager or solicitor or general partner or managing member of such investment manager or solicitor has been subject to certain “Disqualifying Events” described in Rule 506(d)(1) of Regulation D subsequent to September 23, 2013, subject to certain limited exceptions. The Company is required to exercise reasonable care in conducting an inquiry to determine whether any such persons have been subject to such Disqualifying Events and is required to disclose any Disqualifying Events that occurred prior to September 23, 2013 to investors in the Company. The Company believes that it has exercised reasonable care in conducting an inquiry into Disqualifying Events by the foregoing persons and is aware of the no such Disqualifying Events.

It is possible that (a) Disqualifying Events may exist of which the Company is not aware and (b) the SEC, a court or other finder of fact may determine that the steps that the Company has taken to conduct its inquiry were inadequate and did not constitute reasonable care. If such a finding were made, the Company may lose its ability to rely upon exemptions under Regulation A, and, depending on the circumstances, may be required to register the Offering of the Company’s Shares with the SEC and under applicable state securities laws or to conduct a rescission offer with respect to the securities sold in the Offering.

ERISA CONSIDERATIONS

Trustees and other fiduciaries of qualified retirement plans or IRAs that are set up as part of a plan sponsored and maintained by an employer, as well as trustees and fiduciaries of Keogh Plans under which employees, in addition to self-employed individuals, are participants (together, “ERISA Plans”), are governed by the fiduciary responsibility provisions of Title 1 of the Employee Retirement Income Security Act of 1974 (“ERISA”). An investment in the Shares by an ERISA Plan must be made in accordance with the general obligation of fiduciaries under ERISA to discharge their duties (i) for the exclusive purpose of providing benefits to participants and their beneficiaries; (ii) with the same standard of care that would be exercised by a prudent man familiar with such matters acting under similar circumstances; (iii) in such a manner as to diversify the investments of the plan, unless it is clearly prudent not do so; and (iv) in accordance with the documents establishing the plan. Fiduciaries considering an investment in the Shares should accordingly consult their own legal advisors if they have any concern as to whether the investment would be inconsistent with any of these criteria.

Fiduciaries of certain ERISA Plans which provide for individual accounts (for example, those which qualify under Section 401(k) of the Code, Keogh Plans and IRAs) and which permit a beneficiary to exercise independent control over the assets in his individual account, will not be liable for any investment loss or for any breach of the prudence or diversification obligations which results from the exercise of such control by the beneficiary, nor will the beneficiary be deemed to be a fiduciary subject to the general fiduciary obligations merely by virtue of his exercise of such control. On October 13, 1992, the Department of Labor issued regulations establishing criteria for determining whether the extent of a beneficiary’s independent control over the assets in his account is adequate to relieve the ERISA Plan’s fiduciaries of their obligations with respect to an investment directed by the beneficiary. Under the regulations, the beneficiary must not only exercise actual, independent control in directing the particular investment transaction, but also the ERISA Plan must give the participant or beneficiary a reasonable opportunity to exercise such control, and must permit him to choose among a broad range of investment alternatives.

Trustees and other fiduciaries making the investment decision for any qualified retirement plan, IRA or Keogh Plan (or beneficiaries exercising control over their individual accounts) should also consider the application of the prohibited transactions provisions of ERISA and the Code in making their investment decision. Sales and certain other transactions between a qualified retirement plan, IRA or Keogh Plan and certain persons related to it (e.g., a plan sponsor, fiduciary, or service provider) are prohibited transactions. The particular facts concerning the sponsorship, operations and other investments of a qualified retirement plan, IRA or Keogh Plan may cause a wide range of persons to be treated as parties in interest or disqualified persons with respect to it. Any fiduciary, participant or beneficiary considering an investment in Shares by a qualified retirement plan IRA or Keogh Plan should examine the individual circumstances of that plan to determine that the investment will not be a prohibited transaction. Fiduciaries, participants or beneficiaries considering an investment in the Shares should consult their own legal advisors if they have any concern as to whether the investment would be a prohibited transaction.

Regulations issued on November 13, 1986, by the Department of Labor (the “Final Plan Assets Regulations”) provide that when an ERISA Plan or any other plan covered by Code Section 4975 (e.g., an IRA or a Keogh Plan which covers only self-employed persons) makes an investment in an equity interest of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act of 1940, the underlying assets of the entity in which the investment is made could be treated as assets of the investing plan (referred to in ERISA as “plan assets”). Programs which are deemed to be operating companies or which do not issue more than 25% of their equity interests to ERISA Plans are exempt from being designated as holding “plan assets.” Management anticipates that we would clearly be characterized as an “operating” for the purposes of the regulations, and that it would therefore not be deemed to be holding “plan assets.”

Classification of our assets of as “plan assets” could adversely affect both the plan fiduciary and management. The term “fiduciary” is defined generally to include any person who exercises any authority or control over the management or disposition of plan assets. Thus, classification of our assets as plan assets could make the management a “fiduciary” of an investing plan. If our assets are deemed to be plan assets of investor plans, transactions which may occur in the course of its operations may constitute violations by the management of fiduciary duties under ERISA. Violation of fiduciary duties by management could result in liability not only for management but also for the trustee or other fiduciary of an investing ERISA Plan. In addition, if our assets are classified as “plan assets,” certain transactions that we might enter into in the ordinary course of our business might constitute “prohibited transactions” under ERISA and the Code.

Under Code Section 408(i), as amended by the Tax Reform Act of 1986, IRA trustees must report the fair market value of investments to IRA holders by January 31 of each year. The Service has not yet promulgated regulations defining appropriate methods for the determination of fair market value for this purpose. In addition, the assets of an ERISA Plan or Keogh Plan must be valued at their “current value” as of the close of the plan’s fiscal year in order to comply with certain reporting obligations under ERISA and the Code. For purposes of such requirements, “current value” means fair market value where available. Otherwise, current value means the fair value as determined in good faith under the terms of the plan by a trustee or other named fiduciary, assuming an orderly liquidation at the time of the determination. We do not have an obligation under ERISA or the Code with respect to such reports or valuation although management will use good faith efforts to assist fiduciaries with their valuation reports. There can be no assurance, however, that any value so established (i) could or will actually be realized by the IRA, ERISA Plan or Keogh Plan upon sale of the Shares or upon liquidation of us, or (ii) will comply with the ERISA or Code requirements.

The income earned by a qualified pension, profit sharing or stock bonus plan (collectively, “Qualified Plan”) and by an individual retirement account (“IRA”) is generally exempt from taxation. However, if a Qualified Plan or IRA earns “unrelated business taxable income” (“UBTI”), this income will be subject to tax to the extent it exceeds $1,000 during any fiscal year. The amount of unrelated business taxable income in excess of $1,000 in any fiscal year will be taxed at rates up to 36%. In addition, such unrelated business taxable income may result in a tax preference, which may be subject to the alternative minimum tax. It is anticipated that income and gain from an investment in the Shares will not be taxed as UBTI to tax exempt shareholders, because they are participating only as passive financing sources.

INVESTOR ELIGIBILITY STANDARDS

The Shares will be sold only to a person who is not an accredited investor if the aggregate purchase price paid by such person is no more than 10% of the greater of such person’s annual income or net worth, not including the value of his primary residence, as calculated under Rule 501 of Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended. In the case of sales to fiduciary accounts (Keogh Plans, Individual Retirement Accounts (IRAs) and Qualified Pension/Profit Sharing Plans or Trusts), the above suitability standards must be met by the fiduciary account, the beneficiary of the fiduciary account, or by the donor who directly or indirectly supplies the funds for the purchase of the Shares. Investor suitability standards in certain states may be higher than those described in this Offering Circular. These standards represent minimum suitability requirements for prospective investors, and the satisfaction of such standards does not necessarily mean that an investment in the Company is suitable for such persons.

Each investor must represent in writing that he/she meets the applicable requirements set forth above and in the Subscription Agreement, including, among other things, that (i) he/she is purchasing the Shares for his/her own account and (ii) he/she has such knowledge and experience in financial and business matters that he/she is capable of evaluating without outside assistance the merits and risks of investing in the Shares, or he/she and his/her purchaser representative together have such knowledge and experience that they are capable of evaluating the merits and risks of investing in the Shares. Transferees of the Shares will be required to meet the above suitability standards.

All potential purchasers of the Shares will be required to comply with know-your-customer and anti-money laundering procedures to comply with various laws and regulations, including the USA Patriot Act. The USA Patriot Act is designed to detect, deter and punish terrorists in the United States and abroad. The Act imposes anti-money laundering requirements on brokerage firms and financial institutions. Since April 24, 2002, all United States brokerage firms have been required to have comprehensive anti-money laundering programs in effect. To help you understand these efforts, the Company wants to provide you with some information about money laundering and the Company’s efforts to help implement the USA Patriot Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities. Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering and terrorism. The use of the United States financial system by criminals to facilitate terrorism  or other crimes could taint its financial markets. According to the United States State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year. As a result, the Company believes it is very important to fully comply with these laws.

By submitting a subscription agreement to the Company, you will be agreeing to the following representations. You should check the Office of Foreign Assets Control (the “OFAC”) website at http://www.treas.gov/ofac before making the following representations:

(1) You represent that the amounts invested by you in this Offering were not and are not directly or indirectly derived from any activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Federal regulations and Executive Orders administered by the OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals. The lists of the OFAC-prohibited countries, territories, individuals and entities can be found on the OFAC website at http://www.treas.gov/ofac. In addition, the programs administered by the OFAC (the “OFAC Programs”) prohibit dealing with individuals9 or entities in certain countries, regardless of whether such individuals or entities appear on any OFAC list;

(2)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a country, territory, entity or individual named on an OFAC list, or a person or entity prohibited under the OFAC Programs. Please be advised that the Company may not accept any subscription amounts from a prospective purchaser if such purchasers cannot make the representation set forth in the preceding sentence. You agree to promptly notify the Company should you become aware of any change in the information set forth in any of these representations. You are advised that, by law, the Company may be obligated to “freeze the account” of any purchaser, either by prohibiting additional subscriptions from it, declining any redemption requests and/or segregating the assets in the account in compliance with governmental regulations, and that the Company may also be required to report such action and to disclose such purchaser’s identity to the OFAC;

(3)You represent and warrant that none of: (a) you; (b) any person controlling or controlled by you; (c) if you are a privately-held entity, any person having a beneficial interest in you; or (d) any person for whom you are acting as agent or nominee in connection with this investment is a senior foreign political figure10, or any immediate family11 member or close associate12 of a senior foreign political figure, as such terms are defined in the footnotes  below; and

(4)If you are affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if you receive deposits from, make payments on behalf of, or handle other financial transactions related to a Foreign Bank, you represent and warrant to the Company that: (a) the Foreign Bank has a fixed address, and not solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (b) the Foreign Bank maintains operating records related to its banking activities; (c) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct its banking activities; and (d) the Foreign Bank does not provide banking services to any

9 These individuals include specially designated nationals, specially designated narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

10 A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branch of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.

11 “Immediate family” of a senior foreign political figure typically includes such figure’s parents, siblings, spouse, children and in-laws.

12 A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with such senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of such senior foreign political figure.

other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

The Company is entitled to rely upon the accuracy of your representations. The Company may, but under no circumstances will it be obligated to, require additional evidence that a prospective purchaser meets the standards set forth above at any time prior to its acceptance of a prospective purchaser’s subscription. You are not obligated to supply any information so requested by the Company, but the Company may reject a subscription from you or any person who fails to supply such information.

TAXATION ISSUES

As noted above, this Offering Circular is not providing, or purporting to provide any tax advice to anyone. Every potential investor is advised to seek the advice of his, her or its own tax professionals before making this investment. The securities sold in this Offering may have issues related to taxation at many levels, including tax laws and regulations at the state, local and federal levels in the Unites States, and at all levels of government in non-U.S. jurisdictions.

It is impractical to comment on all aspects of federal, state and local, and foreign tax laws that may affect the tax consequences of participation in the Company. Therefore, each prospective Shareholder should satisfy himself as to the tax consequences of participating in the Company by obtaining independent advice from his, her or its own tax advisers.  Furthermore, while the Company will furnish to you information to enable you to file the federal, state and local income tax returns for which you may be liable, preparation and filing of such forms shall be your responsibility.

The following summarizes the more pertinent provisions of the current federal and state legislation relating to the Company.  The summary is not, and is not intended to be, a complete analysis of such legislation. Accordingly, while this discussion may be found helpful in identifying significant federal income tax aspects of investment in the Company, you should consult your own professional tax adviser regarding the income and other tax ramifications of becoming a Shareholder in the Company.

Status of Company for Taxation Purposes

The Company will be treated as an entity separate from its Shareholders and classified as a corporation for federal income tax purposes. The Shares of Class B Common Stock are an investment in equity.  Each investor may be subject to federal or state income tax, as well as other taxes, and should consult their tax professional prior to investing.

Disposition of Shares of Class B Common Stock

There is no market for the resale of the Shares of Class B Common Stock. If a sale does occur, gain or loss realized on the sale of all or a portion of the Shares of Class B Common Stock by a Shareholder may be subject to taxation on capital gain or loss. Each investor should consult their tax professional prior to investing.

Dissolution or Liquidation of the Company

The Company does not anticipate dissolution or liquidation. In the event of a dissolution, however, the Company might be required to liquidate all or a portion of its assets during a limited period of time.  Any such sales would generate gains and losses as measured by the difference between the amount of sale proceeds and the adjusted basis of the assets sold.  If any asset sold were depreciable or amortizable, a gain probably would be produced since depreciation and amortization deductions decrease the adjusted tax basis.  The tax character of any gain resulting from the sale of such property would probably be ordinarily up to the amount of the asset's accumulated depreciation or amortization and long-term capital gain to the extent of the excess.  Each investor should consult their tax professional prior to investing.

Necessity of Prospective Shareholders Obtaining Independent Professional Advice

The foregoing analysis is not intended as a substitute for careful tax planning, particularly since the income tax consequences of an investment in the Company are complex.  Accordingly, you are strongly urged to consult your tax advisor with specific reference to your own tax situation prior to investment in the Company.

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Offering Circular and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ft. Myers, State of Florida on May 27, 2020.

Evolution Development Group, Inc.

By:  /s/ John Norman

Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

By:  /s/ John Norman

John Norman

Chief Executive Officer (Principal Executive Officer) and Director

May 27, 2020

By:  /s/ Anthony Tann

Anthony Tann

Chief Operating Officer and Director

May 27, 2020

By:  /s/ James Norman

Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

May 27, 2020

ACKNOWLEDGEMENT ADOPTING TYPED SIGNATURES

The undersigned hereby authenticate, acknowledge and otherwise adopt the typed signatures above and as otherwise appear in this filing and Offering.

By:  /s/ John Norman

John Norman

Chief Executive Officer (Principal Executive Officer) and Director

May 27, 2020

By:  /s/ Anthony Tann

Anthony Tann

Chief Operating Officer and Director

May 27, 2020

By:  /s/ James Norman

Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

May 27, 2020

SECTION F/S

FINANCIAL STATEMENTS

Evolution Development Group, Inc.

(a Florida corporation)

Audited Financial Statements

For the inception period of October 4, 2018 through December 31, 2018

Financial Statements

Evolution Development Group, Inc.

Independent Accountant’s Audit Report
Financial Statements and Supplementary Notes
Balance Sheet as of December 31, 2018
Income Statement for the period of October 4, 2018 (inception) through December 31, 2018
Statement of Changes in Shareholders’ Equity for the period of October 4, 2018 (inception) through December 31, 2018
Statement of Cash Flows for the period of October 4, 2018 (inception) through December 31, 2018
Notes and Additional Disclosures to the Financial Statements as of December 31, 2018

INDEPENDENT AUDITOR’S REPORT

August 11, 2019

To: Board of Directors, Evolution Development Group, Inc.

Attn: Anthony Tann

Re: 2018 (inception) Financial Statement Audit

We have audited the accompanying consolidated financial statements of Evolution Development Group, Inc. (a corporation organized in Florida) (the “Company”), which comprise the balance sheet(s) as of December 31, 2018, and the related statements of income, stockholders’ equity, and cash flows for the period of October 4, 2018 (inception) and ending December 31, 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations, shareholders’ equity and its cash flows for the period October 4, 2018 (inception) through December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the Notes to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's evaluation of the events and conditions and management's plans regarding these matters are also described in Note 1 and 6. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

EVOLUTION DEVELOPMENT GROUP, INC.
BALANCE SHEET
As of December 31, 2018
See accompanying Auditor’s Report and Notes to these Statements

ASSETS
Current Assets:
Cash and cash equivalents	$ 50
Deferred offering costs	15,000
Total Current Assets	15,050

Property, Plant and Equipment, net	NONE

TOTAL ASSETS	$ 15,050

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Current Liabilities:
Accounts payable	0
Advances from founders	56,511
Total Current Liabilities	56,511

Non-current Liabilities:
None	0

TOTAL LIABILITIES	0

Shareholders’ Equity:
Class A common stock, no par, 1,100 shares authorized, 920 issued	100
Class B common stock, no par, 80,000,000 shares authorized, 36,000,000 issued	0
Preferred stock, 5,000,000 shares authorized, 0 issued	0
Retained earnings, net of distributions	(41,561)
Total Stockholder’s Equity	(41,461)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$ 15,050

EVOLUTION DEVELOPMENT GROUP, INC.
STATEMENT OF OPERATIONS
For the period of October 4, 2018 (inception) to December 31, 2018
See accompanying Auditor’s Report and Notes to these Statements

2018
Revenues	$ 0
Cost of revenues	0
Gross Profit (Loss)	0

Operating Expenses:
Advertising and Marketing	14,800
General and administrative	26,761
Total Operating Expenses	41,561

Operating Income	(41,561)

Provision for Income Taxes	0

Net Income	(41,561)

EVOLUTION DEVELOPMENT GROUP, INC.
STATEMENT OF STOCKHOLDER’S EQUITY
For the period of October 4, 2018 (inception) to December 31, 2018
See accompanying Auditor’s Report and Notes to these Statements

	Class A Common Stock		Class B Common Stock
	Shares	Value			Accumulated Earnings/Deficit	Shareholders’ Equity	Total Stockholder’s Equity (Deficit)
			Shares	Value
As of October 4, 2018 (inception)	0	$0	0	$0	$0	$0	$0
Initial Share Issuance	920	$100	36,000,000	$0			1,948
Net Income/(Loss)					(41,561)	(41,561)	(33,500)
Balance as of December 31, 2018	920	$ 100	36,000,000	$ 0	$ (41,561)	$ (41,561)	$ (33,500)

EVOLUTION DEVELOPMENT GROUP, INC.
STATEMENT OF CASH FLOWS
For the period of October 4, 2018 (inception) to December 31, 2018
See accompanying Auditor’s Report and Notes to these Statements

Cash Flows from Operating Activities
Net Income	$ (41,561)
Adjustments to reconcile net loss to net cash used in operating activities: Changes in operating assets and liabilities:
Increase in Deferred Offering Costs	(15,000)
Increase in Accounts Payable	0
Net Cash Used in Operating Activities	(56,561)

Cash Flows from Investing Activities
None
Net Cash Used in Investing Activities	0

Cash Flows from Financing Activities
Advances from founders	56,511
Issuance of shares	100
Net Cash Provided by Financing Activities	56,611

Net Change In Cash and Cash Equivalents	50

Cash and Cash Equivalents at Beginning of Period	0
Cash and Cash Equivalents at End of Period	$ 50

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$ 0
Cash paid for income taxes	0

EVOLUTION DEVELOPMENT GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2018
See accompanying Auditors’ Report

NOTE 1 - NATURE OF OPERATIONS

Evolution Development Group, Inc. and (which may be referred to as the “Company,” “we,” “us,” or “our”) is an early stage company devoted to holding entertainment and racing assets.

The Company incorporated in 2018 in the state of Florida.  The Company is headquartered in Florida.

Since Inception, the Company has relied on advances from its current shareholder(s) to fund its operations (see Note 7).  As of December 31, 2018, the Company had little working capital and will likely incur losses prior to generating positive working capital.  These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 6).  During the next 12 months, the Company intends to fund its operations with funding from a securities offering campaign (see Note 8) and funds from revenue producing activities, if and when such can be realized.  If the Company cannot secure additional short-term capital, it may cease operations.  These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates.  It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.  As of December 31, 2018, the Company is operating as a going concern.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents.  Cash consists of currency held in the Company’s checking account.   As of December 31, 2018, the Company had $50 in a corporate checking account.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered.  Trade receivables are stated at the amount billed to the customer.  Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer.  As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances.  As of December 31, 2018, the Company did not have any material outstanding accounts receivable.

Property and Equipment

Property and equipment are recorded at cost.  Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.  Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets.  As of December 31, 2018, the Company had recorded no depreciation.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.  As of December 31, 2018, the Company had no fixed assets.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10.  The Deferred Offering Costs of the Company consist solely of legal and other fees incurred in connection with the capital raising efforts of the Company.  Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to members’ equity or expensed depending on whether the offering is successful or not successful, respectively.  As of December 31, 2018, the Company had recorded a balance of deferred offering costs of $15,000.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, cryptocurrency valuation and accrued expenses for financial and income tax reporting.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company is taxed as a C Corporation for federal and state income tax purposes.  As the Company has recently been formed, no material tax provision exists as of the balance sheet date.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions.  As of December 31, 2018, the unrecognized tax benefits accrual was zero.

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers". Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard for nonpublic entities will be effective after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.   We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).”  ASU 2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees.  The standard is effective on January 1, 2018, with early adoption permitted.  The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

NOTE 3 – INCOME TAX PROVISION

As described above, the Company was recently formed and has only incurred costs of its start-up operations and capital raising.  As such, no material tax provision yet exists.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or founders.

NOTE 5 – COMMON EQUITY

The Company has issued 920 Class A shares to founders, management or advisors in conjunction with the formation of the Company.  The Company has authorized 80,000,000 shares of Class B common shares and an additional 5,000,000 shares of preferred stock.  Other members of management have been issued 36,000,000 shares of Class B common stock.

NOTE 6 – GOING CONCERN

These financial statements are prepared on a going concern basis.  The Company began operation in 2018 and has limited operating history.  The Company’s ability to continue is dependent upon management’s plan to raise additional funds (see Note 8) and achieve and sustain profitable operations.  The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company has received working capital to cover expenses and costs while preparing for the securities offering from founders.  The balance of these covered costs are recorded as a liability of the Company.  This borrowing does not have a fixed maturity date or stated rate of interest.

As these are agreements between related parties, there is no guarantee that these rates or costs are commensurate with an arm’s-length arrangement.

NOTE 8 - SUBSEQUENT EVENTS

Securities Offering

The Company is offering up to 4,000,000 shares of common equity in a securities offering planned to be exempt from SEC registration under Regulation A, tier 2.  The Company has engaged with various advisors and other professionals to facilitate the offering who are being paid customary fees and equity interests for their work.  This offering is contingent upon approval from the US Securities and Exchange Commission.

Management’s Evaluation

Management has evaluated subsequent events through August 11, 2019, the date the financial statements were available to be issued.  Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

Evolution Development Group, Inc.

(a Florida corporation)

Interim Financial Statements (unaudited)

As of January 1, 2019 through June 30, 2019

October 21, 2019

Financial Statements

Evolution Development Group, Inc.

Financial Statements and Supplementary Notes

Balance Sheet as of June 30, 2019                                3

Income Statement for the period of January 1, 2019 through June 30, 2019                  4

Statement of Changes in Shareholders’ Equity

for the period of October 4, 2018 (inception) through June 30, 2019                                 5

Statement of Cash Flows for the period of January 1, 2019 through June 30, 2019       6

Notes and Additional Disclosures to the Financial Statements as of June 30, 2019    7-10

EVOLUTION DEVELOPMENT GROUP, INC.

BALANCE SHEET (Unaudited)
As of June 30, 2019

ASSETS	6/30/19	12/31/18

Current Assets:
Cash and cash equivalents	$ 137,871	$ 50
Deferred offering costs	$ 15,000	$ 15,000
Total Current Assets	$ 152,871	$ 15,050

Property, Plant and Equipment, net	NONE	NONE

TOTAL ASSETS	$ 152,871	$ 15,050

LIABILITIES AND SHAREHOLDERS’ EQUITY

Liabilities:
Current Liabilities:
Accounts payable	$ 30,583	$ -
Advances from founders	$ 11,511	$ 56,511
Total Current Liabilities	$ 42,094	$ 56,511

Non-current Liabilities:
None	$ -	$ -

TOTAL LIABILITIES	$ 42,094	$ 56,511

Shareholders’ Equity:
Class A common stock, no par, 1,100 shares authorized, 920 issued	$ 100	$ 100
Class B common stock, no par, 80,000,000 shares authorized, 36,000,000 issued	$ 250,000	$ -
Preferred stock, 5,000,000 shares authorized, 0 issued	$ -	$ -
Retained earnings, net of distributions	$ (41,561)	$ -
Net Income	$ (97,762)	$ (41,561)
Total Stockholder’s Equity	$ 110,777	$ (41,461)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$ 152,871	$ 15,050

See accompanying notes, which are an integral part of these financial statements. In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included.

EVOLUTION DEVELOPMENT GROUP, INC.
STATEMENT OF OPERATIONS (Unaudited)
For the period of January 1, 2019 to June 30, 2019

	For the period ended	For the period ended
	6/30/19	12/31/18

Revenues	$ -	$ -
Cost of revenues	$ -	$ -
Gross Profit (Loss)	$ -	$ -

Operating Expenses:
Advertising and Marketing	$ 18,040	$ 14,800
General and administrative	$ 79,722	$ 26,761
Total Operating Expenses	$ 97,762	$ 41,561

Operating Income	$ (97,762)	$ (41,561)

Provision for Income Taxes	$ -	$ -

Net Income	$ (97,762)	$ (41,561)

See accompanying notes, which are an integral part of these financial statements. In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included.

EVOLUTION DEVELOPMENT GROUP, INC.
STATEMENT OF STOCKHOLDER’S EQUITY (Unaudited)

	Class A Common Stock		Class B Common Stock
	Shares	Value			Accumulated Earnings/Deficit	Shareholders’ Equity
			Shares	Value
As of October 4, 2018 (inception)	0	$0	0	$0	$0	$0
Initial Share Issuance	920	$100	40,200,000	$0
Net Income/(Loss)					(97,762)	(97,762)
Balance as of June 30, 2019	920	$ 100	40,200,000	$ 0	$ (97,762)	$ (97,762)

See accompanying notes, which are an integral part of these financial statements. In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included.

EVOLUTION DEVELOPMENT GROUP, INC.
STATEMENT OF CASH FLOWS (Unaudited)
For the period of January 1, 2019 to June 30, 2019

	6/30/19	12/31/18

Cash Flows from Operating Activities	$ (97,762)	$ (41,561)
Net Income
Adjustments to reconcile net loss to net cash used
in operating activities:
Changes in operating assets and liabilities:	$ -	$ (15,000)
Increase in Deferred Offering Costs	$ 30,583	$ -
Increase in Accounts Payable	$ (67,179)	$ (56,561)
Net Cash Used in Operating Activities

Cash Flows from Investing Activities
None	$ -	$ -
Net Cash Used in Investing Activities

Cash Flows from Financing Activities	$ (45,000)	$ 56,511
Advances from founders	$ 250,000	$ 100
Issuance of shares	$ 205,000	$ 56,611
Net Cash Provided by Financing Activities
	$ 137,821	$ 50
Net Change in Cash and Cash Equivalents
	$ 50	$ -
Cash and Cash Equivalents at Beginning of Period	$ 137,871	$ 50
Cash and Cash Equivalents at End of Period

Supplemental Disclosure of Cash Flow Information	$ -	$ -
Cash paid for interest	$ -	$ -
Cash paid for income taxes

See accompanying notes, which are an integral part of these financial statements. In the opinion of management, all adjustments necessary in order to make the interim financial statements not misleading have been included.

EVOLUTION DEVELOPMENT GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

As of June 30, 2019

NOTE 1 - NATURE OF OPERATIONS

Evolution Development Group, Inc. and (which may be referred to as the “Company,” “we,” “us,” or “our”) is an early stage company devoted to holding entertainment and racing assets.

The Company incorporated in 2018 in the state of Florida.  The Company is headquartered in Florida.

Since Inception, the Company has relied on advances from its current shareholder(s) to fund its operations (see Note 7).  As of June 30, 2019, the Company had little working capital and will likely incur losses prior to generating positive working capital.  These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 6).  During the next 12 months, the Company intends to fund its operations with funding from a securities offering campaign (see Note 8) and funds from revenue producing activities, if and when such can be realized.  If the Company cannot secure additional short-term capital, it may cease operations.  These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates.  It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.  As of December 31, 2018, the Company is operating as a going concern.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents.  Cash consists of currency held in the Company’s checking account.   As of June 30, 2019, the Company had $137,871 in a corporate checking account.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered.  Trade receivables are stated at the amount billed to the customer.  Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer.  As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances.  As of June 30, 2019, the Company did not have any material outstanding accounts receivable.

Property and Equipment

Property and equipment are recorded at cost.  Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.  Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets.  As of June 30, 2019, the Company had recorded no depreciation.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.  As of June 30, 2019, the Company had no fixed assets.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10.  The Deferred Offering Costs of the Company consist solely of legal and other fees incurred in connection with the capital raising efforts of the Company.  Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to members’ equity or expensed depending on whether the offering is successful or not successful, respectively.  As of June 30, 2019, the Company had recorded a balance of deferred offering costs of $15,000.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, cryptocurrency valuation and accrued expenses for financial and income tax reporting.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company is taxed as a C Corporation for federal and state income tax purposes.  As the Company has recently been formed, no material tax provision exists as of the balance sheet date.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions.  As of June 30, 2019, the unrecognized tax benefits accrual was zero.

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers". Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard for nonpublic entities will be effective after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.   We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).”  ASU 2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees.  The standard is effective on January 1, 2018, with early adoption permitted.  The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

NOTE 3 – INCOME TAX PROVISION

As described above, the Company was recently formed and has only incurred costs of its start-up operations and capital raising.  As such, no material tax provision yet exists.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or founders.

NOTE 5 – COMMON EQUITY

The Company has issued 920 Class A shares to founders, management or advisors in conjunction with the formation of the Company.  The Company has authorized 80,000,000 shares of Class B common shares and an additional 5,000,000 shares of preferred stock.  Other members of management have been issued 36,000,000 shares of Class C common stock.

NOTE 6 – GOING CONCERN

These financial statements are prepared on a going concern basis.  The Company began operation in 2018 and has limited operating history.  The Company’s ability to continue is dependent upon management’s plan to raise additional funds (see Note 8) and achieve and sustain profitable operations.  The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company has received working capital to cover expenses and costs while preparing for the securities offering from founders.  The balance of these covered costs are recorded as a liability of the Company.  This borrowing does not have a fixed maturity date or stated rate of interest.

As these are agreements between related parties, there is no guarantee that these rates or costs are commensurate with an arm’s-length arrangement.

NOTE 8 - SUBSEQUENT EVENTS

Securities Offering

The Company is offering up to 4,000,000 shares of common equity in a securities offering planned to be exempt from SEC registration under Regulation A, tier 2.  The Company has engaged with various advisors and other professionals to facilitate the offering who are being paid customary fees and equity interests for their work.  This offering is contingent upon approval from the US Securities and Exchange Commission.

Management’s Evaluation

Management has evaluated subsequent events through June 30, 2019, the date the financial statements were available to be issued.  Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

Evolution Development Group, Inc.

(a Florida corporation)

Financial Statements

For the calendar year period ended 2019

and the inception period of October 4, 2018 through December 31, 2018

INDEPENDENT AUDITOR’S REPORT

April 26, 2020

To: Board of Directors, Evolution Development Group, Inc.

Attn: Anthony Tann

Re: 2019-2018 Financial Statement Audit

We have audited the accompanying consolidated financial statements of Evolution Development Group, Inc. (a corporation organized in Florida) (the “Company”), which comprise the balance sheet(s) as of December 31, 2019 and 2018, and the related statements of income, stockholders’ equity/deficit, and cash flows for the calendar year period ended 2019  and the inception period of October 4, 2018 and ending December 31, 2018, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion.

An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.  We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations, shareholders’ equity and its cash flows for the calendar year period ended 2019 and the inception period October 4, 2018 through December 31, 2018 in accordance with accounting principles generally accepted in the United States of America.

Going Concern

As discussed in the Notes and Additional Disclosures, certain conditions indicate the Company may be unable to continue as a going concern.  The accompanying financial statements do not include any adjustments which might be necessary should the Company be unable to continue as a going concern.  Our conclusion is not modified with respect to that matter.

Sincerely,

IndigoSpire CPA Group

IndigoSpire CPA Group, LLC

Aurora, Colorado

EVOLUTION DEVELOPMENT GROUP, INC.
BALANCE SHEET
As of December 31, 2019 and 2018
See accompanying Auditor’s Report and Notes to these Statements

ASSETS	2019	2018
Current Assets:
Cash and cash equivalents	$ 28,949	$ 50
Deferred offering costs	15,000	15,000
Total Current Assets	43,949	15,050

Property, Plant and Equipment, net	NONE	NONE

TOTAL ASSETS	$ 43,949	$ 15,050

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Current Liabilities:
Accounts payable	$ 15,476	$ 0
Advances from founders	11,511	56,511
Total Current Liabilities	26,987	56,511

Non-current Liabilities:
None	0	0

TOTAL LIABILITIES	26,987	56,511

Shareholders’ Equity:
Class A common stock, no par, 1,100 shares authorized, 1,000 and 1,000 shares issued and outstanding as of December 31, 2019 and 2018, respectively	100	100
Class B common stock, no par, 80,000,000 shares authorized, 40,890,046 and 38,880,000 shares issued and outstanding as of December 31, 2019 and 2018, respectively	250,000	0
Preferred stock, 5,000,000 shares authorized, 0 shares issued and outstanding	0	0
Retained earnings, net of distributions	(233,138)	(41,561)
Total Stockholder’s Equity	16,862	(41,461)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	$ 43,849	$ 15,050

EVOLUTION DEVELOPMENT GROUP, INC.
STATEMENT OF OPERATIONS
For the calendar year period ended 2019 and for the inception period of October 4, 2018 to December 31, 2018
See accompanying Auditor’s Report and Notes to these Statements

	2019	2018
Revenues	$ 0	$ 0
Cost of revenues	0	0
Gross Profit (Loss)	0	0

Operating Expenses:
Advertising and Marketing	52,546	14,800
General and administrative	139,031	26,761
Total Operating Expenses	191,577	41,561

Operating Income	(191,577)	(41,561)

Provision for Income Taxes	0	0

Net Income	(191,577)	$ (41,561)

EVOLUTION DEVELOPMENT GROUP, INC.
STATEMENT OF STOCKHOLDER’S EQUITY
For the calendar year period ended 2019 and for the inception period of October 4, 2018 to December 31, 2018
See accompanying Auditor’s Report and Notes to these Statements

	Class A Common Stock		Class B Common Stock
	Shares	Value			Accumulated Earnings/ (Deficit)	Total Shareholders’ Equity
			Shares	Value
As of October 4, 2018 (inception)	0	$ 0	0	$ 0	$ 0	$ 0
Initial Share Issuance	1,000	100	38,880,000	0		100
Net Income/(Loss)					(41,561)	(41,561)
Balance as of December 31, 2018	1,000	100	38,880,000	0	(41,561)	(41,461)
Capital contributions			2,010,046	250,000		250,000
Net Income/(Loss)					(191,577)	(191,577)
Balance as of December 31, 2019	1,000	$ 100	40,890,046	$ 250,000	$ (233,138)	$ 16,862

EVOLUTION DEVELOPMENT GROUP, INC.
STATEMENT OF CASH FLOWS
For the calendar year period ended 2019 and for the inception period of October 4, 2018 to December 31, 2018
See accompanying Auditor’s Report and Notes to these Statements

	2019	2018
Cash Flows from Operating Activities
Net Income	$ (191,577)	$ (41,561)
Adjustments to reconcile net loss to net cash used in operating activities: Changes in operating assets and liabilities:
Increase in Deferred Offering Costs	0	(15,000)
Increase in Accounts Payable	15,476	0
Net Cash Used in Operating Activities	(176,101)	(56,561)

Cash Flows from Investing Activities
None
Net Cash Used in Investing Activities	0	0

Cash Flows from Financing Activities
Advances from founders	0	56,511
Repayment of amounts owed to founders	(45,000)	0
Issuance of shares	250,000	100
Net Cash Provided by Financing Activities	205,000	56,611

Net Change In Cash and Cash Equivalents	28,899	50

Cash and Cash Equivalents at Beginning of Period	50	0
Cash and Cash Equivalents at End of Period	$ 28,949	$ 50

Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$ 0	$ 0
Cash paid for income taxes	$ 0	$ 0

EVOLUTION DEVELOPMENT GROUP, INC.

NOTES TO FINANCIAL STATEMENTS

As of December 31, 2019 and 2018
See accompanying Auditors’ Report

NOTE 1 - NATURE OF OPERATIONS

Evolution Development Group, Inc. and (which may be referred to as the “Company,” “we,” “us,” or “our”) is an early stage company devoted to holding entertainment and racing assets.

The Company incorporated in 2018 in the state of Florida.  The Company is headquartered in Florida.

Since Inception, the Company has relied on advances from its current shareholder(s) and capital raises to fund its operations (see Note 7).  As of December 31, 2019, the Company had little working capital and will likely incur losses prior to generating positive working capital.  These matters raise substantial concern about the Company’s ability to continue as a going concern (see Note 6).  During the next 12 months, the Company intends to fund its operations with funding from a securities offering campaign (see Note 8) and funds from revenue producing activities, if and when such can be realized.  If the Company cannot secure additional short-term capital, it may cease operations.  These financial statements and related notes thereto do not include any adjustments that might result from these uncertainties.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accounting and reporting policies of the Company conform to accounting principles generally accepted in the United States of America ("GAAP").

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the footnotes thereto. Actual results could differ from those estimates.  It is reasonably possible that changes in estimates will occur in the near term.

Risks and Uncertainties

The Company has a limited operating history. The Company's business and operations are sensitive to general business and economic conditions in the United States. A host of factors beyond the Company's control could cause fluctuations in these conditions. Adverse conditions may include: recession, downturn or otherwise, local competition or changes in consumer taste. These adverse conditions could affect the Company's financial condition and the results of its operations.  As of December 31, 2019, the Company is operating as a going concern.

Cash and Cash Equivalents

The Company considers short-term, highly liquid investment with original maturities of three months or less at the time of purchase to be cash equivalents.  Cash consists of currency held in the Company’s checking account.   As of December 31, 2019 and 2018, the Company had $28,949 and $50, respectively in a corporate checking account.

Receivables and Credit Policy

Trade receivables from customers are uncollateralized customer obligations due under normal trade terms, primarily requiring payment before services are rendered.  Trade receivables are stated at the amount billed to the customer.  Payments of trade receivables are allocated to the specific invoices identified on the customer’s remittance advice or, if unspecified, are applied to the earliest unpaid invoice. The Company, by policy, routinely assesses the financial strength of its customer.  As a result, the Company believes that its accounts receivable credit risk exposure is limited and it has not experienced significant write-downs in its accounts receivable balances.

As of December 31, 2019, the Company did not have any material outstanding accounts receivable.

Property and Equipment

Property and equipment are recorded at cost.  Expenditures for renewals and improvements that significantly add to the productive capacity or extend the useful life of an asset are capitalized.  Expenditures for maintenance and repairs are expensed as incurred. When equipment is retired or sold, the cost and related accumulated depreciation are eliminated from the balance sheet accounts and the resultant gain or loss is reflected in income.

Depreciation is provided using the straight-line method, based on useful lives of the assets.  As of December 31, 2019, the Company had recorded no depreciation.

The Company reviews the carrying value of property and equipment for impairment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its use and eventual disposition.  In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized equal to an amount by which the carrying value exceeds the fair value of assets.  The factors considered by management in performing this assessment include current operating results, trends and prospects, the manner in which the property is used, and the effects of obsolescence, demand, competition, and other economic factors.  As of December 31, 2019, the Company had no fixed assets.

Deferred Offering Costs

The Company complies with the requirements of ASC 340-10.  The Deferred Offering Costs of the Company consist solely of legal and other fees incurred in connection with the capital raising efforts of the Company.  Under ASC 340-10, costs incurred are capitalized until the offering whereupon the offering costs are charged to members’ equity or expensed depending on whether the offering is successful or not successful, respectively.  As of December 31, 2019, the Company had recorded a balance of deferred offering costs of $15,000.

Income Taxes

Income taxes are provided for the tax effects of transactions reporting in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of receivables, inventory, property and equipment, intangible assets, cryptocurrency valuation and accrued expenses for financial and income tax reporting.  The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.  Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all the deferred tax assets will not be realized.

The Company is taxed as a C Corporation for federal and state income tax purposes.  As the Company has recently been formed, no material tax provision exists as of the balance sheet date.

The Company evaluates its tax positions that have been taken or are expected to be taken on income tax returns to determine if an accrual is necessary for uncertain tax positions.  As of December 31, 2019, the unrecognized tax benefits accrual was zero.

The Company is current with its foreign, US federal and state income tax filing obligations and is not currently under examination from any taxing authority.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, or services have been rendered, the fee for the arrangement is fixed or determinable and collectability is reasonably assured.

Advertising Expenses

The Company expenses advertising costs as they are incurred.

Organizational Costs

In accordance with FASB ASC 720, organizational costs, including accounting fees, legal fees, and costs of incorporation, are expensed as incurred.

Concentration of Credit Risk

The Company maintains its cash with a major financial institution located in the United States of America, which it believes to be credit worthy. The Federal Deposit Insurance Corporation insures balances up to $250,000. At times, the Company may maintain balances in excess of the federally insured limits.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-09, "Revenue from Contracts with Customers". Under this guidance, revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration expected to be received for those goods or services. The updated standard will replace most existing revenue recognition guidance under U.S. GAAP when it becomes effective and permits the use of either the retrospective or cumulative effect transition method. Early adoption is not permitted. The updated standard for nonpublic entities will be effective after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.   We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In February 2016, FASB issued ASU No. 2016-02, Leases, that requires organizations that lease assets, referred to as "lessees", to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases with lease terms of more than 12 months. ASU 2016-02 will also require disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases and will include qualitative and quantitative requirements. The new standard for nonpublic entities will be effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020, and early application is permitted. We are currently evaluating the effect that the updated standard will have on our financial statements and related disclosures.

In August 2016, FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230).”  ASU 2016-15 provides classification guidance for certain cash receipts and cash payments including payment of debt extinguishment costs, settlement of zero-coupon debt instruments, insurance claim payments and distributions from equity method investees.  The standard is effective on January 1, 2018, with early adoption permitted.  The Company is currently in the process of evaluating the impact the adoption will have on its financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact our balance sheet.

NOTE 3 – INCOME TAX PROVISION

As described above, the Company was recently formed and has only incurred costs of its start-up operations and capital raising.  As such, no material tax provision yet exists.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

Legal Matters

Company is not currently involved with and does not know of any pending or threatening litigation against the Company or founders.

NOTE 5 – COMMON EQUITY

The Company has issued 1,000 Class A shares to founders, management or advisors in conjunction with the formation of the Company.  The Company has authorized 80,000,000 shares of Class B common shares and an additional 5,000,000 shares of preferred stock.  Other members of management have been issued 40,890,046 and 38,880,000 shares of Class B common stock as of December 31, 2019 and 2018, respectively.  During the preparation of the current financial statements, an adjustment was made to the number of issued and outstanding shares (but not the amount) of Class A and Class B common stock as of December 31, 2018.

NOTE 6 – GOING CONCERN

These financial statements are prepared on a going concern basis.  The Company began operation in 2018 and has limited operating history through the balance sheet date of December 31, 2019.  The Company’s ability to continue is dependent upon management’s plan to raise additional funds (see Note 8) and achieve and sustain profitable operations.  The financial statements do not include any adjustments that might be necessary if the Company is not able to continue as a going concern.

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company has received working capital to cover expenses and costs while preparing for the securities offering from founders.  The balance of these covered costs are recorded as a liability of the Company.  This borrowing does not have a fixed maturity date or stated rate of interest.

As these are agreements between related parties, there is no guarantee that these rates or costs are commensurate with an arm’s-length arrangement.

NOTE 8 - SUBSEQUENT EVENTS

Securities Offering

The Company is offering up to 3,200,000 shares of Class B common equity for $0.75 per share in a securities (a total of $2,400,000) offering planned to be exempt from SEC registration under Regulation A, tier 2.  The Company has engaged with various advisors and other professionals to facilitate the offering who are being paid customary fees and equity interests for their work.  This offering is contingent upon continued approval from the US Securities and Exchange Commission.

Additional Share Issuances

During the first part of 2020, the Company issued 408,800 shares of Class B common stock to an investor in exchange for $100,000.  The shares issued to this investor vest over four years.

Management’s Evaluation

Management has evaluated subsequent events through April 26, 2020, the date the financial statements were available to be issued.  Based on this evaluation, no additional material events were identified which require adjustment or disclosure in the financial statements.

PART III: EXHIBITS

Index to Exhibits

Description                           Item               Exhibit

Broker-Dealer Services Agreement with Dalmore Group, LLC	Item 17.1	1A-1
Charters (including amendments)	Item 17.2	1A-2A
Bylaws	Item 17.2	1A-2B
Form Of Subscription Agreement	Item 17.4	1A-4
Material Contracts	Item 17.6	1A-6
Escrow Agreement	Item 17.8	1A-8
Consent of Independent Auditors	Item 17.11	1A-11
Legal Opinion of Kendall Almerico	Item 17.12	1A-12
Testing The Waters	Item 17.13	1A-13